UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

INFORMATION REQUIRED IN Information STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for use of the Commission only (only as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

Datavault AI Inc.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

DATAVAULT AI INC.

15268 NW GREENBRIER PKWY

BEAVERTON, OR 97006

NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

You are not being asked to take or approve any action.

This Information Statement is being provided to you solely for your information.

To Our Stockholders:

This information statement (the “Information Statement”) is first being furnished by Datavault AI Inc., a Delaware corporation (the “Company”, “we”, “us”, “our”, or “Datavault”) on or about April 25, 2025 to the holders of record of the outstanding common stock of the Company, $0.0001 par value per share (the “Common Stock”), on March 31, 2025, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of a meeting, on March 31, 2025 (the “Written Consent”) by the stockholders of a majority of shares of Common Stock issued and outstanding (the “Majority Stockholders”) of the Company.

The Written Consent constitutes the consent of the Majority Stockholders and is sufficient under the General Corporation Law of the State of Delaware and our bylaws, as amended (the “Bylaws”) to approve the actions described herein. Accordingly, they are not presently being submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been first mailed to the stockholders.

The Written Consent:

1. authorized the Company’s board of directors (“the Board”) to amend the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split of all outstanding shares of Common Stock, by a ratio in the range of one-for-five to one-for-twenty, to be determined in the Board’s sole discretion;

2. approved, for purposes of Marketplace Rule (collectively, the “Nasdaq Rules”) 5635(d) of the Nasdaq Stock Market LLC (“Nasdaq”), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon exercise of certain common stock purchase warrants issued pursuant to certain inducement agreements by and between the Company and certain purchasers, entered into as of December 20, 2024;

3. approved an amendment to the Company’s Certificate of Incorporation to permit the Board to amend the Company’s Bylaws;

4. approved the transactions contemplated by the asset purchase agreement, entered into as of December 19, 2024, as amended by that certain amendment to the asset purchase agreement, dated as of December 30, 2024, as further amended by that certain second amendment to the asset purchase agreement, dated as of February 25, 2025, and as further amended by that certain third amendment to the asset purchase agreement, dated as of March 31, 2025, by and between the Company and CompuSystems, Inc., a Texas corporation, including, for purposes of Nasdaq Rule 5635(a) and 5635(b), the issuance of 20% or more of our outstanding shares of Common Stock upon consummation of the asset purchase; and

5. approved, for purposes of Nasdaq Rules 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon conversion of certain senior secured convertible notes and exercise of certain common stock purchase warrants issued pursuant to a certain securities purchase agreement by and between the Company and certain purchasers, entered into as of March 31, 2025.

As described in this Information Statement, the foregoing actions were approved unanimously by the Board and subsequently by the Majority Stockholders by Written Consent.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company may request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. This Information Statement will be first distributed to you on or about April 25, 2025.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

April [*], 2025	By Order of the Board of Directors,

/s/ Nathaniel Bradley
Nathaniel Bradley
Director and Chief Executive Officer

INFORMATION STATEMENT FOR STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

This information statement (the “Information Statement”) is being mailed or otherwise furnished by Datavault AI Inc., a Delaware corporation (the “Company”, “we”, “us”, “our”, or “Datavault”) on or about April 25, 2025 to the holders of record of the outstanding common stock of the Company, $0.0001 par value per share (the “Common Stock”) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of a meeting, on March 31, 2025 (the “Written Consent”) by the stockholders of a majority of shares of Common Stock issued and outstanding (the “Majority Stockholders”) of the Company.

The Written Consent constitutes the consent of the Majority Stockholders and is sufficient under the General Corporation Law of the State of Delaware (“DGCL”) and our bylaws, as amended (the “Bylaws”) to approve the actions described herein. Accordingly, they are not presently being submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Exchange Act, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been first mailed to the stockholders.

Copies of this Information Statement are first being sent on or about April 25, 2025 to the holders of record on March 31, 2025 (the “Record Date”) of the outstanding shares of Common Stock.

This Information Statement is being furnished by us to our stockholders of Record Date, to inform our stockholders that the Bbard of directors of the Company (the “Board”) and the Majority Stockholders, have taken and approved the following actions:

1. authorized the Board to amend the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split of all outstanding shares of Common Stock, by a ratio in the range of one-for-five to one-for-twenty, to be determined in the Board’s sole discretion;

2. approved, for purposes of Marketplace Rule (collectively, the “Nasdaq Rules”) 5635(d) of the Nasdaq Stock Market LLC (“Nasdaq”), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon exercise of certain common stock purchase warrants issued pursuant to certain inducement agreements by and between the Company and certain purchasers, entered into as of December 20, 2024;

3. approved an amendment to the Company’s Certificate of Incorporation to permit the Board to amend the Company’s Bylaws;

4. approved the transactions contemplated by the asset purchase agreement, entered into as of December 19, 2024, as amended by that certain amendment to the asset purchase agreement, dated as of December 30, 2024, as further amended by that certain second amendment to the asset purchase agreement, dated as of February 25, 2025, and as further amended by that certain third amendment to the asset purchase agreement, dated as of March 31, 2025, by and between the Company and CompuSystems, Inc., a Texas corporation (“CSI”), including, for purposes of Nasdaq Rule 5635(a) and 5635(b), the issuance of 20% or more of our outstanding shares of Common Stock upon consummation of the asset purchase (the “CSI Acquisition”);

5. approved, for purposes of Nasdaq Rules 5635(d), the issuance of 20% or more of our outstanding shares of Common Stock, issuable upon conversion of certain senior secured convertible notes and exercise of certain common stock purchase warrants issued pursuant to certain securities purchase agreement by and between the Company and certain purchasers, entered into as of March 31, 2025.

No dissenters’ or appraisal rights under the DGCL are afforded to the Company’s stockholders as a result of the approval of the actions set forth above.

Vote Required

To be approved, the above actions must receive the affirmative vote of a majority of the issued and outstanding shares of our capital stock entitled to vote, voting together as a single class, which has already occurred by virtue of the Written Consent signed by the Majority Stockholders. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder. As of the Record Date, the Company had 64,202,635 shares of Common Stock outstanding.

Delivery of Documents to Stockholders Sharing an Address

We will send only one copy of the Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement or other corporate materials to a stockholder at a shared address to which a single copy of the Information Statement was delivered. Additionally, if current stockholders with a shared address received multiple copies of the Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or by calling the Company’s principal executive offices. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement to the Company at Corporate Secretary, 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006, telephone: (408) 627-4716.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 14, 2025, information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage ownership information shown in the table is based upon 67,192,522 shares of Common Stock outstanding as of April 14, 2025. The percentage ownership information shown in the table excludes (i) 18,334,913 shares of Common Stock to be issued upon exercise of warrants, (ii) 1,200,012 restricted stock units (“RSUs”) that have been issued but have not vested and (iii) up to an aggregate of 2,813 shares of Common Stock issuable upon conversion of all outstanding shares of Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (“Series B Preferred Stock”) (which shares of Series B Preferred Stock assume the exercise of all 1,750 Series B Preferred Stock purchase warrants).

Beneficial ownership is determined according to the rules of the U.S. Securities and Exchange Commission (“SEC”) and generally means that a holder has beneficial ownership of a security if such holder possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock within sixty (60) days of April 14, 2025. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the holders named in the table below have sole voting and investment power with respect to all shares of Common Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock held by each holder or group of holders named above, any shares of Common Stock that such holder or holders has the right to acquire within sixty (60) days of April 14, 2025 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other holder. The inclusion herein of any shares of Common Stock listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of each beneficial owner listed in the table is c/o Datavault AI Inc., 15268 NW Greenbrier Pkwy, Beaverton, Oregon 97006.

Name and Address of Beneficial Owner(1):	Number	Percentage
Directors and executive officers:
Directors and named executive officers:
Nathaniel Bradley, Chief Executive Officer and Board member(2)	10,222,321	15.21%
Brett Moyer, Chief Financial Officer and Chairman of the Board	723,295	*
		*
Dr. Jeffrey M. Gilbert, Director	93,991	*
David Howitt, Director	93,990	*
Helge Kristensen, Director	93,991	*
Sriram Peruvemba, Director	93,990	*
Robert Tobias, Director	93,990	*
Wendy Wilson, Director	93,994	*
Kimberly Briskey, Director	89,297
Gary Williams (3)	16,085
All directors and exec. officers as a group (9 persons)(4)	11,614,944	17.29%

* Less than 1.0%

(1)	Percentage of total voting power represents voting power with respect to all shares of our Common Stock. Holders of Common Stock are entitled to one (1) vote per share for each share of Common Stock held by them.

(2)	Includes 3,446,456 shares of common stock held directly by Mr. Bradley, 3,999,911 shares of common stock held directly by EOS Technology Holdings Inc. (of which Mr. Bradley is Chief Executive Officer and the sole director) and 2,775,954 shares of common stock held by Mr. Bradley’s spouse. Does not include the 1,200,000 Units from the Inducement Award Agreement, which contemplates half of the Units vesting in equal 3-month installments over a 36-month period beginning June 20, 2025, and the other half of the Units vesting subject to performance-based vesting conditions. The shares of common stock are beneficially owned both directly and indirectly, as outlined above, by Mr. Bradley. Mr. Bradley, as an officer and member of the board of directors of Data Vault, has the power to dispose of and the power to vote the shares of common stock beneficially owned by Data Vault. Mr. Bradley disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein, and the inclusion of these securities in this Report shall not be deemed an admission of beneficial ownership of such securities for purposes of Section 16 of the Exchange Act or for any other purposes.

(3)	Gary Williams, former VP of Finance and Principle Financial Officer, who resigned from the role on November 30, 2024, held 16,085 shares of common stock of the Company as of the March 12, 2025.

(4)	See the information included in footnotes 2 and 3 above.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of Section 21I of the Exchange Act and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements, including as they relate to the potential CSI Acquisition, include, without limitation: statements regarding new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of our management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; statements of the timing of the CSI Acquisition; statements of the potential consummation of the CSI Acquisition; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or our management’s good faith belief as of that time with respect to future events. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements due to a number of factors, including risks discussed in documents that we file with the SEC.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should review our subsequent reports filed with the SEC described in the sections of this Information Statement entitled “Additional Information,” all of which are accessible on the SEC’s website at www.sec.gov.

SUMMARY TERM SHEET

This Summary Term Sheet provides an overview of material information regarding the proposed CSI Acquisition and may not contain all of the information that is important to you. You should carefully read this entire Information Statement, including the Asset Purchase Agreement attached as Appendix C, for a more complete understanding of the CSI Acquisition and related matters.

•	On December 19, 2024, the Company entered into an asset purchase agreement with CSI, as amended by that certain amendment to the asset purchase agreement, dated as of December 30, 2024, as further amended by that certain second amendment to the asset purchase agreement, dated as of February 25, 2025, and as further amended by that certain third amendment to the asset purchase agreement, dated as of March 31, 2025 (together, the “Asset Purchase Agreement”), pursuant to which the Company has agreed to purchase, assume and accept from CSI all of the rights, title and interests in, to and under certain assets, including CSI’s customer contracts, trademarks, and other intellectual property.

•	Pursuant to the Asset Purchase Agreement, the Company has agreed to acquire the transferred assets for an aggregate purchase price consisting of (i) an exclusivity payment fee of $1,000,000, (ii) a breakup fee of $1,000,000, (iii) an amount in cash equal to $5,000,000, (iv) 10,600,000 validly issued, fully paid and nonassessable shares of restricted Common Stock, (v) $5,000,000 payable in the form of a convertible promissory note, convertible into 3,571,429 shares of Common Stock with a floor price of $1.40 per share, by the Company to CSI, (vi) $5,000,000 payable in the form of a convertible promissory note, convertible into 3,571,429 shares of Common Stock with a floor price of $1.40 per share, by the Company to CSI, (vii) $5,000,000 payable in the form of a convertible promissory note, convertible into 4,385,965 shares of Common Stock with a floor price of $1.14 per share, by the Company to CSI, (viii) $500,000 for the reimbursement of fees incurred by CSI due to the CSI Acquisition, and (ix) the assumption of the transferred liabilities, which clauses (i) through (ix) above, collectively, shall comprise the total consideration to be paid for the transferred assets. The Company will only assume the transferred liabilities, if any. For more information about the transactions contemplated by the Asset Purchase Agreement, please see the section entitled “CSI Acquisition.”

•	The Asset Purchase Agreement includes customary representations and warranties and various customary covenants and closing conditions that are subject to certain limitations, including, without limitation, certain third-party consents and agreements. For more information about the Asset Purchase Agreement, please see the section entitled “CSI Acquisition – Asset Purchase Agreement.”

•	Pursuant to the Asset Purchase Agreement, the Company agreed to cause the majority of the stockholders of the Company (each, a “Supporting Person”) to execute a voting agreement (the “Voting Agreement”) by January 10, 2025, pursuant to which each Supporting Person has agreed, among other things, to vote its shares of Common Stock in favor of the asset purchase at meetings of the Company’s shareholders convened to approve the Asset Purchase Agreement. The Voting Agreement will terminate upon the earliest to occur of (a) the date that the shareholder resolutions are approved, (b) the termination of the Asset Purchase Agreement in accordance with its terms, and (c) the termination of the Voting Agreement in accordance with its terms.

•	Pursuant to the Asset Purchase Agreement, the Company shall enter into an employment agreement, including a non-competition and non-solicitation agreement, mutually agreed to and signed by the Company and each key employee as of or prior to the closing. For more information about the employment agreement, please see the section entitled “CSI Acquisition – Asset Purchase Agreement.”

•	The Asset Purchase Agreement may be terminated at any time prior to the consummation of the CSI Acquisitionupon agreement of the parties thereto. Any party can also terminate the Asset Purchase Agreement after May 15, 2025 (the “Outside Date”), by a party by delivery of a written notice to the other party in accordance with the Asset Purchase Agreement if the Closing shall not have been consummated on or prior to 5:00 pm Eastern Time on the Outside Date. For more information about the termination rights under the Asset Purchase Agreement, please see the section entitled “CSI Acquisition – Asset Purchase Agreement.”

•	Our Board considered various factors in determining whether to approve the Asset Purchase Agreement and the transactions contemplated thereby, including the potential to improve our business prospects with new technology and products. For more information about the Board’s reasons for approving the CSI Acquisition, see the section entitled “CSI Acquisition.”

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

CSI Acquisition

The Company entered into the Asset Purchase Agreement pursuant to which, the Company has agreed to purchase, assume and accept from CSI all of the rights, title and interests used in, to and under certain assets, including CSI’s customer contracts, trademarks, and other intellectual property.

The Company has agreed to acquire the transferred assets for an aggregate purchase price consisting of  (i) an exclusivity payment fee of $1,000,000, (ii) a breakup fee of $1,000,000, (iii) an amount in cash equal to $5,000,000, (iv) 10,600,000 validly issued, fully paid and nonassessable shares of restricted Common Stock, with an estimated fair value based on the average closing stock price from April 2, 2025 to April 8, 2025 of $0.70 per share, (v) $5,000,000 million payable in the form of the Third Convertible Note (as defined below) which is due on the second anniversary after closing and pays interest to CSI on the aggregate unconverted and then outstanding principal amount of the Third Convertible Note at the rate of ten percent (10%) per annum, and if the Third Convertible Note has not been satisfied in full within three (3) months after the closing date, then at CSI’s option, it shall be convertible to Common Stock of the Company, in increments of $500,000, at a price of $1.14 per share, (vi) $5,000,000 payable in the form of the First Convertible Note (as defined below) issued by the Company to CSI, due the second anniversary after closing, (vii) $5,000,000 payable in the form of the Second Convertible Note issued by the Company to CSI, due the second anniversary after closing, (viii) $500,000 for the reimbursement of fees incurred by CSI due to the CSI Acquisition, and (ix) the assumption of the transferred liabilities as they relate to the transferred assets. The Company will only assume the transferred liabilities, if any. The exclusivity payment fee is non-refundable and was paid to CSI within six business days after the date of the Asset Purchase Agreement. The breakup fee was released from the escrow account on February 27, 2025 and is refundable under certain circumstances as set forth in the Asset Purchase Agreement.

The Asset Purchase Agreement includes customary representations and warranties and various customary covenants and closing conditions that are subject to certain limitations, including, without limitation, certain third-party consents and agreements.

The securities to be issued in the CSI Acquisition will be issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act, and Rule 506 promulgated under Regulation D of the Securities Act.

The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is included as exhibit 2.1 to our current report on Form 8-K filed with the SEC on December 26, 2024 (the amendment to which is included as exhibit 2.1 to our current report on Form 8-K filed with the SEC on January 6, 2025, the second amendment to which is included as exhibit 2.1 to our current report on Form 8-K filed with the SEC on February 28, 2025, and the third amendment to which is included as exhibit 2.1 to our current report on Form 8-K filed with the SEC on April 2, 2025).

April 2025 Financing

On March 31, 2025, the Company, entered into the Securities Purchase Agreement (as defined below) with the April Investors (as defined below), pursuant to which the April Investors agreed to purchase from the Company (a) in a registered direct offering the Initial April Notes (as defined below) for an aggregate purchase price of $5,000,000, and the Additional April Notes (as defined below) for an aggregate purchase price of $10,000,000 upon satisfaction of certain closing conditions applicable to the Initial April Notes and Additional April Notes, respectively and (b) in a concurrent private placement, the April Warrants (as defined below) to purchase up to 19,346,101 shares of Common Stock, of which Initial April Warrants to purchase up to 6,448,700 shares of Common Stock will be issued in connection with the issuance of the Initial April Notes and Additional April Warrants to purchase up to 12,897,401 shares of Common Stock will be issued in connection with the issuance of the Additional April Notes (collectively, the April 2025 Financing”).

The Initial April Closing (as defined below) of Initial April Notes and Initial April Warrants took place on April 2, 2025. The Additional April Closing of the Additional April Notes and Additional April Warrants will take place on or after the date that is 20 days after the mailing by the Company of a definitive information statement on Schedule 14(c) with respect to the approval, by written consent of the Majority Stockholders, of the issuance of the shares of Common Stock issuable upon conversion of the April Notes (as defined below) and exercise of the April Warrants (as defined below) and a one-time reset, at the Company’s option, of the exercise price of outstanding common stock purchase warrants held by the April Investors that do not contain “alternative cashless exercise” features.

Pro forma information

The following unaudited pro forma consolidated financial statements are based on the Company’s audited historical consolidated financial statements. The unaudited pro forma consolidated balance sheet as of December 31, 2024 gives effect to these transactions as of that date. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2024 give effect to these transactions as if it occurred at the beginning of such period.

The unaudited pro forma consolidated financial statements should be read together with the Company’s audited historical financial statements, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on March 31, 2025.

The unaudited pro forma consolidated financial information is provided for informational purposes only and is not intended to represent or be indicative of the consolidated results of operations or financial position that the Company would have reported had the CSI Acquisition closed on the dates indicated and should not be taken as representative of our future consolidated results of operations or financial position.

The pro forma adjustments related to the Asset Purchase Agreement, the closed asset purchase pursuant to that certain asset purchase agreement by and between the Company and Data Vault Holdings Inc., a Delaware corporation, dated as of September 4, 2024 (the “DV Asset Purchase”), and the April 2025 Financing are described in the notes to the unaudited pro forma condensed consolidated financial information and principally include the following:

-	Pro forma adjustment to record the pending CSI Acquisition estimated consideration and initial allocation of the purchase consideration;

-	Pro forma adjustment to record the closing of the Initial April Notes needed to close the CSI Acquisition; and

-	Pro forma adjustment to record the effect of amortization and interest associated with the recognition of the CSI Acquisition and the Notes (as defined below).

The adjustments to fair value and the other estimates reflected in the accompanying unaudited pro forma condensed consolidated financial statements may be materially different from those reflected in the Company’s consolidated financial statements subsequent to the closing of the CSI Acquisition. In addition, the unaudited pro forma condensed consolidated financial statements do not purport to project the future financial position or results of operations.

These unaudited pro forma condensed consolidated financial statements also do not include any integration costs the Company may incur related to the CSI Acquisition.

DATAVAULT AI, INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2024

(in thousands, except share and per share data)

	DVLT	CSI	Entity Adjustments		Transaction Accounting Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$3,330	$191	$4,515	A	$(7,691)	B	$345
Accounts receivable	349	545	-		(545)	B	349
Unbilled receivable	-	129	-		-		129
Inventories	1,618	115	-		-		1,733
Prepaid expenses and other current assets	1,142	121	-		-		1,263
Total current assets	6,439	1,101	4,515		(8,236)		3,819
Property and equipment, net	58	2,904	-		-		2,962
Intangible assets and goodwill	92,575	-			29,897	B	122,472
ROU asset	-	711	-		-		711
Deposit for business combination	1,000	-	-		-		1,000
Other assets	553	135	-		-		688
Total assets	$100,625	$4,850	$4,515		$21,661		$131,651

Liabilities, Convertible Redeemable Preferred Stock and Stockholders’ Equity / (Deficit)
Current Liabilities:
Accounts payable	$2,779	$445	$-		$-		$3,224
Current Portion of Long Term Debt	-	1,183	-		(1,183)	C	-
Line of credit	-	1,750	-		(1,750)	C	-
Accrued liabilities	1,334	-			-		1,334
Accrued expenses	-	2,757	-		-		2,757
Customer deposits	-	178	-		-		178
Operating lease obligation	-	334	-		-		334
Loan from shareholder	-	1,033			(1,033)	C	-
Total current liabilities	4,113	7,680	-		(3,966)		7,827
Loan payable, net of current	-	-			15,000	B	15,000
Convertible note payable, net, related party	9,569	-	-		-		9,569
Senior secured 10% original issue discount convertible notes			4,515	A			4,515
Capital lease obligation	-	-	-		-		-
Operating Lease Obligations, net of Current	-	377	-		-		377
Warrant liabilities	664	-	-		-		664
Other liabilities	553	-	-		-		553
Total liabilities	14,899	8,057	4,515		11,034		38,505

Commitments and contingencies

Stockholders’ Equity / (Deficit):
Common stock, par value $0.0001; 300,000,000 shares authorized;52,034,060 and 222,380 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	5	-	-		-		5
Additional paid-in capital	384,172	4,160			3,260	B, D	391,592
Accumulated deficit	(298,451)	(7,024)			7,024	D	(298,451)
Less treasury stock	-	(343)	-		343	D	-
Total stockholders’ equity / (deficit)	85,726	(3,207)	-		10,627		93,146
Total liabilities, convertible preferred stock and stockholders’ equity / (deficit)	$100,625	$4,850	$4,515		$21,661		$131,651

DATAVAULT AI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS PROFORMA

For the Year Ended December 31, 2024 (in thousands, except share and per share data)

	DVLT	CSI	Pro Forma Adjustments		Pro Forma Combined
Revenue, net	$2,674	$11,519	$-		$14,193
Cost of revenue	2,298	8,352	-		10,650
Gross profit (deficit)	376	3,167	-		3,543
Operating Expenses:
Research and development	7,818				7,818
Sales and marketing	3,974	1,078	-		5,052
General and administrative	9,722	1,610	-		11,332
Depreciation expense and amortization	-	1,008	2,990	E	3,998
Total operating expenses	21,514	3,696	2,990		28,200
Loss from operations	(21,138)	(529)	(2,990)		(24,657)

Interest (expense) income, net	(1,272)	(353)	(1,326)	F	(2,951)
Decrease (increase) in fair value of warrant liabilities	(29,120)	-	-		(29,120)
Other income (expense), net	—	1,000	-		1,000
Other income (expense), net	121	(276)	-		(155)
Loss before provision for income taxes	(51,409)	(158)	(4,316)		(55,883)
Provision for income taxes	-	-	-		-
Net loss	(51,409)	(158)	(4,316)		(55,883)
Deemed dividend on conversion of Series B preferred for common stock and repurchase of Series B preferred stock	(5,842)				(5,842)
Deemed dividend on issuance of common stock and warrants in connection with amendment to warrants to purchase common stock	(10,475)				(10,475)
Net loss attributable to common stockholders	$(67,726)				$(72,200)
Net loss per common share - basic and diluted	$(16.14)				$(4.88)
Weighted average number of common shares used in computing net loss per common share	4,197,284		10,600,000	G	14,797,284

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The audited annual historical consolidated financial statements have been adjusted in the pro forma consolidated financial statements in accordance with Article 11 of the SEC’s Regulation S-X to give effect to pro forma events that are (1) directly attributable to the CSI Acquisition and the Initial April Notes and (2) factually supportable and (3) with respect to the pro forma consolidated statements of operations, expected to have a continuing impact on the consolidated results following the closing of the CSI Acquisition and the April 2025 Financing.

The unaudited pro forma consolidated financial statements are based on the Company’s audited historical consolidated financial statements as adjusted to give effect to the CSI Acquisition and the Initial April Notes. The unaudited pro forma consolidated balance sheet as of December 31, 2024, gives effect to the CSI Acquisition as of that date. The unaudited pro forma consolidated statements of operations for the year ended December 31, 2024, give effect to the CSI Acquisition as if it occurred on the beginning of such period.

The allocation of the consideration transferred used in the unaudited pro forma consolidated financial statements is based upon a preliminary valuation by management of the consideration transferred and does not represent a preliminary allocation of all of the assets and liabilities to be acquired in the CSI Acquisition due to the Company not having sufficient time from the date of the announcement of the pending acquisition and the pro forma. The final estimate of the fair value of the assets will be determined with the assistance of a third-party valuation firm. The Company’s preliminary estimates and assumptions are subject to material change upon the finalization of internal studies and third-party valuations of assets, which may include intangible assets, and certain liabilities.

The unaudited pro forma consolidated financial statements are provided for informational purposes only and is not necessarily indicative of what the consolidated Company’s financial position and results of operations would have actually been had the CSI Acquisition been completed on the dates used to prepare these pro forma financial statements. The adjustments to fair value and the other estimates reflected in the accompanying unaudited pro forma consolidated financial statements may be materially different from those reflected in the Company’s consolidated financial statements subsequent to the CSI Acquisition. In addition, the unaudited pro forma consolidated financial statements do not purport to project the future financial position or results of operations of the Company.

The unaudited pro forma combined financial information herein has been adjusted to depict the accounting of a business combination for the CSI Acquisition (“Transaction Accounting Adjustments”), which reflect the application of the purchase accounting required by U.S. GAAP and SEC rules and regulations. The unaudited pro forma combined financial information does not present any synergies that are expected to occur.

The CSI Acquisition is expected to be accounted for using the acquisition method of accounting, pursuant to ASC 805, Business Combinations, with the Company considered the accounting and legal acquirer. The unaudited pro forma combined financial information reflects the preliminary assessment of fair values and useful lives assigned to the assets acquired and liabilities assumed. Fair value estimates will be determined based on discussions between us and CSI and through due diligence efforts. The detailed valuation studies necessary to arrive at the required estimates of the fair values for the CSI assets acquired and liabilities assumed have not been completed. Significant assets and liabilities that are subject to preparation of valuation studies to determine appropriate fair value adjustments include intangible assets and deferred income tax liability. Changes to the fair values of these assets and liabilities will also result in goodwill recorded from the acquisition, which could be material.

These financial statements also do not include any integration costs the Company may incur related to the CSI Acquisition.

Note 2 — Summary of Significant Accounting Policies

The unaudited pro forma consolidated financial statements have been prepared in a manner consistent with the accounting policies adopted by the Company. The accounting policies followed for financial reporting on a pro forma basis are the same as those disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Note 3 — Preliminary Purchase Consideration

On December 19, 2024, the Company entered into the Asset Purchase Agreement with CSI, pursuant to which the Company has agreed to purchase, assume and accept from CSI all of the rights, title and interests in, to and under the transferred assets, including CSI’s customer contracts, trademarks, and other intellectual property. On December 30, 2024, the Company and CSI entered into an amendment to the Asset Purchase Agreement, on February 25, 2025, the Company and CSI entered into a second amendment to the Asset Purchase Agreement, and on March 31, 2025, the Company and CSI entered into a third amendment to the Asset Purchase Agreement. The transaction is expected to close in 2025.

Pursuant to the CSI Asset Purchase Agreement, as amended, the Company has agreed to acquire the transferred assets for an aggregate purchase price which shall consist of (i) the exclusivity payment fee of $1,000,000, (ii) the breakup fee of $1,000,000, (iii) an amount in cash equal to $5,000,000, (iv) 10,600,000 validly issued, fully paid and nonassessable shares of restricted Common Stock, (v) $5,000,000 payable in the form of the Third Convertible Note, (vi) $5,000,000 payable in the form of the First Convertible Note, (vii) $5,000,000 payable in the form of the Second Convertible Note, (viii) $500,000 for the reimbursement of fees incurred by CSI due to the CSI Acquisition, and (ix) the assumption of the transferred liabilities as they relate to transferred assets. The exclusivity payment fee is non-refundable and was paid to CSI within six business days after the date of the Asset Purchase Agreement. The breakup fee was released from the escrow account on February 27, 2025 and is refundable under certain circumstances as set forth in the Asset Purchase Agreement.

The Company shall also repay the principal amount and all accrued interest under the Third Convertible Note in full, without a penalty, within three (3) business days after the Company raises an additional amount of capital totaling at least $15,000,000, after the Company closed an initial offering or financings resulting in aggregate gross proceeds to the Company of at least $15,000,000, from one or more investors and/or financial institutions.

The following table highlights the components of the preliminary purchase consideration:

Exclusivity fee	$1,000,000
Break-up fee	1,000,000
Cash payment	5,000,000
Common stock	7,420,000
Initial convertible note	5,000,000
1st convertible note	5,000,000
2nd convertible note	5,000,000
Reimbursement of fees incurred by the target	500,000
$29,920,000

This preliminary fair value has been used to prepare pro forma adjustments in the pro forma consolidated balance sheet and statements of operations. The preliminary allocation of purchase price has not been performed yet due to the Company not having sufficient time from the announcement of the pending acquisition and will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation will differ materially from the amounts used in the pro forma adjustments. The final allocation may include (1) changes in allocations to intangible assets such as customer lists, trade names, technology and goodwill, and (2) other changes to the estimated lives of the assets (3) assumptions used for financing, and (4) the assumption of any liabilities.

In accordance with the Asset Purchase Agreement the purchase price includes $7.4 million in Common Stock based on the average closing price of the Company’s Common Stock from April 2, 2025 through April 8, 2025, which was $0.70.

Note 4 — Pro Forma Transaction Accounting Adjustments

The pro forma Transaction Accounting Adjustments are based on our preliminary estimates and assumptions that are subject to change. The following Transaction Accounting Adjustments have been reflected in the unaudited pro forma consolidated financial statements:

A. To adjust the cash balance for (i) the closing of the Company’s Initial April Notes for which the Company received net proceeds of $4.5 million after the original issue discount of 10% and fees.

B. To record consideration of (i) $5.0 million cash consideration to be transferred at the closing of the CSI Acquisition, (ii) $1 million exclusivity fee paid in cash on entering into the Asset Purchase Agreement, (iii) $1 million break up fee paid in cash on entering into the Asset Purchase Agreement, (iv) to adjust the issuance of the Notes in the aggregate of $15.0 million and (v) to adjust additional paid in capital for Common Stock consideration to be issued of 10,600,000 shares using an average closing stock price from April 2, 2025 through April 8, 2025, which was $0.70 for an estimated aggregate fair value of the Common Stock of $7.4 million. The resulting combined intangible assets to be recorded is $29.9 million. This pro forma adjustment does not allocate any of the transaction price to goodwill due to the Company not having sufficient time to perform detailed valuation studies of the intangibles acquired. When the detailed valuation studies are performed, we expect the recording of goodwill and therefore the amount allocated to intangible assets will be less.

C. To record the payoff of indebtedness using proceeds from the purchase consideration as outlined in the Asset Purchase Agreement in the current portion of long-term debt for estimated amounts based on December 31, 2024 balances of (i) the term loan of $1.2 million and (ii) a line of credit of $1.8 million in loan payable, net of current for a shareholder loan of $1.0 million.

D. To record (i) the pro forma adjustment to eliminate CSI equity.

E. To record amortization of acquired intangibles estimated to be $3.0 million for acquired intangibles in the CSI Acquisition for the year ended December 31, 2024. For acquired intangibles in the CSI Acquisition an estimated combined useful life of ten years was used.

F. To record interest on the Notes issued to CSI of $689 thousand on the issuance of the Third Convertible Note at 10%, the First Convertible Note and Second Convertible Note at 5% to begin accruing 6 months and 9 months, in the case of the First Convertible Note and the Second Convertible Note, respectively, after the closing date of the transaction, and $638 thousand interest on the Initial April Notes for the year ended December 31, 2024, assuming the transaction took place at the beginning of such period.

G. To record the issuance of 10,600,000 shares of Common Stock to be issued at closing of the CSI Acquisition.

DESCRIPTION OF CSI BUSINESS

Executive Summary

CSI is a leading provider of event registration, lead retrieval, ticketing, and data analytics solutions for the global exhibitions and conferences industry. With nearly five decades of experience, CSI has built a reputation for delivering innovative, reliable, and scalable technology that enhances attendee and exhibitor experiences while driving value for event organizers. By leveraging advanced technology and a customer-first approach, CSI streamlines event operations, optimizes engagement, and provides actionable insights for event success.

Registration and Lead Retrieval Division

CSI's Registration and Lead Retrieval Division offers a robust and customizable platform designed for trade shows of all sizes. It provides seamless online and onsite registration, automated badge printing, and advanced access control. Attendees enjoy an intuitive registration process, while exhibitors utilize CSI’s lead retrieval tools to capture, qualify, and engage with potential buyers. The CompuLEAD app and M3 Expo Wallet streamline lead management, allowing exhibitors to collect and follow up with contacts effectively. The TrafficMax system enhances exhibitor ROI by enabling targeted messages to drive booth traffic.

Detailed Business Description

CSI’s technology-driven approach to event registration and lead retrieval is built on innovation, security, and seamless integration. The registration platform handles high-volume events efficiently, offering customizable registration flows, multi-tier pricing, and real-time reporting. Secure payment processing, multilingual support, and tailored registration paths create a frictionless experience for attendees and organizers. QR code-enabled badge printing ensures smooth check-in, attendance tracking, and security.

The lead retrieval system, centered around the CompuLEAD app and M3 Expo Wallet, allows exhibitors to capture attendee contact details through badge scanning and QR codes. These solutions help exhibitors personalize follow-ups with notes, tags, and automated emails, maximizing conversion opportunities. Real-time analytics and data export capabilities provide deeper engagement insights and measure exhibitor success.

Now integrated with AdioⓇ, M3 Expo Wallet leverages advanced proximity-based technology to identify nearby leads and notify them via their phones, recommending a visit based on their interests. AdioⓇ relies on inaudible tone transmission to detect and engage attendees within a defined range. This opt-in technology also facilitates content delivery and initiates a digital handshake, providing the exhibitor with the attendee’s contact information for personalized follow-up.

CSI provides advanced data analytics and reporting tools that help event organizers track registration trends, session attendance, exhibitor ROI, and attendee engagement. Powerful dashboards provide actionable insights to optimize event strategies and enhance attendee satisfaction. CRM and marketing automation integrations further enhance data accessibility and usability.

CSI’s commitment to customer success is reinforced by its expert support team, ensuring smooth event execution. The company's dedication to innovation continues to drive advancements in event registration, lead management, and ticketing, making it a trusted partner for event organizers worldwide.

DATAVAULT’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this information statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Overview

The Company is a pioneering technology licensing company that owns a portfolio of patented, secure platforms designed to redefine how data is managed, valued, and monetized in the modern era. Leveraging our proprietary HPC capabilities and advanced software, we aim to empower customers worldwide with revolutionary data solutions. At the heart of our offerings are our artificial intelligence (AI)-driven agents—branded as Data Vault®, DataValue®, DataScore®, and Data Vault Bank®. These tools harness generative AI to deliver enterprise-grade data management solutions tailored for the HPC landscape and the Web 3.0 paradigm. Our technology ensures data ownership immutability, experiential data observability, precise data asset valuation, and secure monetization—which we believe will unlock unprecedented opportunities for businesses in an increasingly data-driven world on which our executive leadership, with our engineering and software development teams, can capitalize. The Company operates through two synergistic platforms (Data Science and Acoustic Science) to optimize our revenue generation.

The operating results presented in our historical financial statements represent the audio business and may not be indicative of our results following the asset purchase from EOS Technology Holdings Inc. We expect to derive a higher portion of revenues from the assets purchased from EOS Technology Holdings Inc. as compared to the revenue generated by the legacy Company. We have incurred, and expect to continue to incur, increased salaries and benefits expense due to hiring the additional employees it will take to monetize the economic benefit of the assets purchased in the DV Asset Purchase (as defined below). Other corporate costs are expected to increase such as legal and research and development expenses due to increased patent activity as well as sales and marketing expenses.

Critical Accounting Policies

The following discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America. Certain accounting policies and estimates are particularly important to the understanding of our financial position and results of operations and require the application of significant judgment by our management or can be materially affected by changes from period to period in economic factors or conditions that are outside of our control. As a result, they are subject to an inherent degree of uncertainty. In applying these policies, our management uses their judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on our historical operations, our future business plans and projected financial results, our observance of trends in the industry and information available from other outside sources, as appropriate.

Comparison of the Years Ended December 31, 2024 and 2023

Revenue

Revenue for the year ended December 31, 2024 was $2,674,000, an increase of $591,000 or 28%, compared to the revenue of $2,083,000 for the year ended December 31, 2023. The increase in overall sales is primarily related to an increase in engineering revenue to one customer.

Gross Profit (Deficit) and Operating Expenses

Gross Profit (Deficit)

Gross profit for the year ended December 31, 2024 was $376,000, an increase of $3,833,000 compared to a gross deficit of $3,457,000 for the year ended December 31, 2023. The gross margin as a percent of sales was 14% for the year ended December 31, 2024, compared to (166%) for the year ended December 31, 2023. The increase in gross profit and gross margin as a percent of sales is mainly attributable to the year ended December 31, 2023 having a $2,875,000 increase in inventory reserves as a result of certain excess raw materials, primarily attributable to the out of balance inventory associated with longer lead time semiconductor chips.

Research and Development

Research and development expenses for the year ended December 31, 2024 were $7,818,000, an increase of $362,000 compared to expenses of $7,456,000 for the year ended December 31, 2023. The increase in research and development expenses is primarily related to increased salaries and benefits expense of $556,000 and recruitment fees expense of $84,000 offset by decreases in outside consultants of $164,000 and legal of $95,000.

Sales and Marketing

Sales and marketing expenses for the year ended December 31, 2024 were $3,974,000, a decrease of $1,203,000 compared to expenses of $5,177,000 for the year ended December 31, 2023. The decrease in sales and marketing expenses is primarily related to decreased salary and benefit expense of $515,000 and decreased website expenses, advertising, trade shows, consulting expenses, stock-based compensation, and public relations expenses of $204,000, $155,000, $60,000, $117,000, $94,000 and $93,000, respectively.

General and Administrative

General and administrative expenses for the year ended December 31, 2024 were $9,722,000, an increase of $4,355,000 compared to expenses of $5,367,000 for the year ended December 31, 2023. The increase in general and administrative expenses is primarily related to increased investor relations expenses of $2,607,000, which includes stock-based compensation charges of $334,000, increased legal fees of $458,000, increased stock-based compensation expense of $648,000, increased salaries and benefits of $133,000, an increase in consultants expense of $147,000, an increase in shareholder expense of $197,000 and an increase in bonus of $85,000.

Interest Expense, net

Interest expense, net for the year ended December 31, 2024 was $1,272,000 compared to $932,000 for the year ended December 31, 2023.

Interest expense for the year ended December 31, 2024 was primarily due to the amortization of debt discounts associated with the January 2024 Promissory Note in the principal amount of $1,000,000 that the Company incurred in January 2024 and repaid in full in the three months ended March 31, 2024.

Interest expense for the year ended December 31, 2023 was primarily due to the amortization of debt discounts associated with the senior secured convertible note that the Company issued in August 2022 and repaid in full on April 11, 2023 and the amortization of debt discounts associated the short-term loan that the Company issued in September 2023 that was repaid in full on December 7, 2023.

Change in Fair Value of Warrant Liability

Change in fair value of warrant liability for the year ended December 31, 2024 was a loss of $29,120,000 compared to a gain of $4,510,000 for the year ended December 31, 2023. The change in fair value of the warrant liability for the year ended December 31, 2024 was due to the issuance of additional warrants to purchase 5,602,693 shares of common stock and the subsequent valuing of such warrants which were impacted by the Company’s higher stock price throughout the year. The additional warrants were issued as a result of provision in certain of the warrant agreements that was triggered following the Company’s reverse stock split that occurred in April 2024. The change in fair value of the warrant liability for the year ended December 31, 2023 was due to the issuance of warrants during the year ended December 2023 associated with our common stock and Series B Preferred Stock offerings and the subsequent decrease in our common stock price at year end compared to the price of our stock on the date of the warrants were issued.

Loss on Debt Extinguishment

During the year ended December 31, 2024, the Company recorded a loss on debt extinguishment of $0. During the year ended December 31, 2023, the Company recorded a loss on debt extinguishment of $837,000. The loss is directly related to the Company’s April 2023 repayment of the Convertible Note in the amount of $1,656,744. The repayment of the entirety of the outstanding balance of such note, included the unpaid principal, interest through the payoff date, and a pre-payment premium of $276,000. The loss also includes the expensing of the related unamortized debt discounts totaling $894,000, offset partially by a $333,000 gain on termination of a derivative liability that was established in connection with the Convertible Note.

Deemed Dividend on Exchange of Convertible Preferred Stock for Common Stock

During the year ended December 31, 2024, the Company recorded a deemed dividend of $5,842,000 which was primarily related to the accretion upon the repurchase of 62,657 Series B Preferred Stock shares and extinguishment of 81,315 Series B Preferred Stock warrants.

During the year ended December 31, 2023, the Company recorded a deemed dividend of $6,360,000, which was primarily related to the accretion upon the conversion of 110,278 shares of Series B Preferred Stock to 177,282 shares of common stock.

Deemed Dividend on Issuance of Common Stock and Warrants Issued in Connection with Amendments to Warrants to Purchase Common Stock

During the year ended December 31, 2024, the Company recorded a deemed dividend of $10,475,000 primarily related to excess fair value of equity instruments transferred to warrant holders in connection with modifications and exchanges to equity classified common stock warrants. No such deemed dividend was recorded during the year ended December 31, 2023.

Liquidity and Capital Resources

Cash and cash equivalents as of December 31, 2024 were $3,330,000, compared to $411,000 as of December 31, 2023.

We used net cash in operating activities of $17,526,000 for the year ended December 31, 2024. For the year ended December 31, 2023, we used net cash in operating activities of $14,826,000. Excluding the net loss and non-cash adjustments, the increase in the use of net cash from operating activities during the year ended December 31, 2024, was primarily related to the increase in prepaid expenses and other current assets and a decrease in accounts payable offset by a decrease in inventories.

We have financed our operations to date primarily through the issuance of equity securities, proceeds from the exercise of warrants to purchase common stock and sale of debt instruments. Cash provided by financing activities for the year ended December 31, 2024 was $22,002,000. In January 2024, we received gross proceeds of $600,000 from the issuance of promissory notes and common stock purchase warrants to certain accredited investors. In February 2024, we received gross proceeds of approximately $10.0 million from the public offering of 1,025,600 units, with each unit consisting of one share of common stock (or pre-funded warrant in lieu thereof) and one warrant, each to purchase one (1) share of common stock. In March 2024 we received gross proceeds of approximately $2.3 million from the issuance of 417,833 shares of common stock, 93,342 pre-funded common stock warrants and the issuance of 511,175 warrants to purchase common stock. On April 19, 2024, we received net proceeds of approximately $591,000 from the issuance of 225,834 shares of common stock and the issuance of 225,834 warrants to purchase common stock. On April 23, 2024, we received net proceeds of approximately $1.6 million from the issuance of 361,904 shares of common stock and the issuance of 542,856 warrants to purchase common stock. On April 30, 2024, we received net proceeds of approximately $2.1 million from the issuance of 418,845 shares of common stock and the issuance of 418,845 warrants to purchase common stock. On May 15, 2024, we received net proceeds of approximately $2.3 million from the issuance of 785,000 shares of common stock and the issuance of 785,000 warrants to purchase common stock. On May 17, 2024, we received net proceeds of approximately $2.1 million from the issuance of 675,000 shares of common stock and the issuance of 675,000 warrants to purchase common stock. In September 2024, we received net proceeds of approximately $2.4 million from the exercise of 1,193,721 warrants to purchase common stock. In November and December 2024, we received net proceeds of $4.9 million from the exercise of 3,821,442 warrants to purchase common stock.

Going Concern

Our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the discharge of liabilities in the normal course of business. We have incurred net operating losses each year since inception. As of December 31, 2024, we had cash and cash equivalents of $3.3 million and reported net cash used in operations of $17.5 million during the year ended December 31, 2024. The Company expects operating losses to continue in the foreseeable future because of additional costs and expenses related to research and development activities, plans to expand its product portfolio, and increase its market share. The Company’s ability to attain profitable operations is dependent upon achieving a level of revenues adequate to support its cost structure.

Based on current operating levels, we will need to raise additional funds during the next 12 months by selling additional equity or incurring debt. To date, the Company has funded its operations primarily through issuance of equity securities and proceeds from the exercise of warrants to purchase common stock and the sale of debt instruments. Additionally, future capital requirements will depend on many factors, including the rate of revenue growth, the selling price of the Company’s products, the expansion of sales and marketing activities, the timing and extent of spending on research and development efforts and the continuing market acceptance of the Company’s products. These factors raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months from the date of this prospectus.

Management of the Company intends to raise additional funds through the issuance of equity securities or debt. There can be no assurance that, in the event the Company requires additional financing, such financing will be available at terms acceptable to the Company, if at all. Failure to generate sufficient cash flows from operations, raise additional capital and reduce discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives. As a result, the substantial doubt about the Company’s ability to continue as a going concern has not been alleviated. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CSI’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of CSI’s financial condition and results of operation contains forward-looking statements and information relating to CSI’s business that reflect its current views and assumptions with respect to future events and are subject to risks and uncertainties that may cause CSI’s or CSI’s industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this Report. Although CSI believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, CSI expressly disclaims any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in its expectations with regard thereto or to conform these statements to actual results.

Overview

CSI is a leading provider of event registration, lead retrieval, ticketing and data analytic solutions for the global exhibitions and conference industry. With nearly five decades of experience, CSI has built a reputation for delivering innovative, reliable and scalable technology that enhances attendee and exhibitor experiences which drives value for organizers.

CSI’s registration and lead retrieval divisions offer a robust and customizable platform designed for trade shows of all sizes. It provides seamless online and onsite registration, automated badge printing and advanced access controls. Attendees enjoy an intuitive registration process, while exhibitors utilize CSI’s lead retrieval tools to capture, qualify, and engage with potential customers. The CompuLEAD app and M3 Expo Wallet streamline lead retrieval management, allowing exhibitors to collect and follow up with contacts effectively. The TrafficMax system enhances exhibitor ROI by enabling targeted messaging to drive booth traffic.

CSI’s success is predicated on bringing the best technology, people and processes to ensure its clients (organizers, exhibitors and attendees) receive a good return on their investment. To that end CSI continues to invest in technology that it believes will provide enhanced benefits in the future. CSI has, in recent years, introduced M3 Expo Wallet, new analytic reports, and an integration with Adio®. CSI believes that these added products will position it for growth in the global exhibition and conference industry as well as serve clients in various entertainment venues (museums, parks and major attractions).

CSI’s operations are significantly impacted by economic environment for the global exhibitions and conference industry. Anything severely impacting this industry (e.g. a pandemic) will have a negative impact on CSI’s results. Additionally, should CSI’s technology not be accepted into the marketplace or should its competition come out with competing technology, CSI may experience a diminution in revenue.

Critical Accounting Policies

The following discussion and analysis of financial condition and results of operations is based upon CSI’s consolidated financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America. Certain accounting policies and estimates are particularly important to the understanding of CSI’s financial position and results of operations and require the application of significant judgment by its management or can be materially affected by changes from period to period in economic factors or conditions that are outside CSI’s control. As a result, they are subject to an inherent degree of uncertainty. In applying these policies, CSI’s management uses its judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on CSI’s historical operations, its future business plans and projected financial results, its observance of trends in the industry and information available from other outside sources as appropriate. Please see Note 1 of the Notes to CSI’s Consolidated Financial Statements for a more complete description of its significant accounting policies.

Comparison of Years Ended December 31, 2023 and 2022

Revenue

Revenue for the year ended December 31, 2023 was $12,302,000, a decrease of $1,489,000, or 11%, compared to the revenue for the year ended December 31, 2022 of $13,791,000. The decrease in revenue was a result of a decrease in Registration sales of $801,000 and a decrease in Exhibitor software sales of $688,000.

	2023	2022
Registration	$4,572,563	$5,373,449
Exhibitor Services	$7,729,348	$8,417,328
Total sales	$12,301,911	$13,790,777

Gross Profit and Operating Expenses

Gross Profit

Gross margin for the year ended December 31, 2023 was $3,360,000, a decrease of $1,144,000 compared to the gross margin for the year ended December 31, 2022 of $4,504,000. The gross margin decreased primarily as a result of decreased sales of $1,489,000 and a decrease in governmental credits of $1,927,000 offset partially by a decrease in contract labor of $1,357,000 and in salary and benefit expenses of $948,000. The gross margin as a percent of sales was 27% for the year ended December 31, 2023, compared to 33% for the year ended December 31, 2022.

	2023	2022
Gross Profit	$3,359,822	$4,504,298
Gross Profit %	27.3%	32.6%

Sales and Marketing

Sales and marketing expenses for the year ended December 31, 2023 were $1,442,000, an increase of $383,000 compared to the sales and marketing expenses for the year ended December 31, 2022 of $1,059,000. The increase in sales and marketing expenses is primarily related to increased salary, commission and benefit expense of $146,000 from an increased number of salespeople, increased marketing expenses of $37,000, and a decrease in governmental credits of $227,000 partially offset by decreased contractor expenses of $52,000.

General and Administrative

General and administrative expenses for the year ended December 31, 2023 were $1,613,000, an increase of $113,000, compared to the general and administrative expenses for the year ended December 31, 2022 of $1,520,000. The increase in general and administrative expenses is primarily related to decreased governmental credits of $346,000 offset partially by decreased legal and professional fees of $157,000 and decreased rental expense of $76,000 resulting from the downsizing of the size of the company’s office space.

Depreciation and Amortization

Depreciation and amortization expenses for the year ended December 31, 2023 were $2,181,000, an increase of $1,040,000 compared to the depreciation and amortization expenses for the year ended December 31, 2022 of $1,141,000. The decrease in depreciation and amortization expenses is primarily related to a large amount of fixed assets being fully depreciated in 2023.

Interest Income (Expense), net

Interest expense, net for the year ended December 31, 2023 was $243,000, an increase of $140,000 compared to the interest expense for the year ended December 31, 2022 of $103,000. The increase in interest expense, net for the year ended December 31, 2023, was primarily due a higher bank debt balance, a higher prime interest rate and lower interest income.

Loss on impairment of capitalized software

For the year ended December 31, 2023, CSI determined certain software development costs were impaired, recorded a charge and reduced fixed assets by $1,614,000

Litigation and other

Litigation and other expenses for the year ended December 31, 2023 was $428,000, an increase of $157,000 compared to the litigation and other expense for the year ended December 31, 2022 of $271,000. The increase in litigation and other expenses for the year ended December 31, 2023, was primarily due to an increase of legal fees related to a claim filed by the company and favorably settled in 2023.

Liquidity and Capital Resources

Cash and cash equivalents as of December 31, 2023 were $268,000 compared to $355,000, as of December 31, 2022. We generated net cash in operating activities for the year ended December 31, 2023 of $506,000. We decreased net cash in operating activities for the year ended December 31, 2022 by $771,000.

The increase of $506,000 in net cash in operating activities was a result of an increase in cash from changes in working capital accounts of $873,000 offset by a net loss excluding depreciation and amortization and loss on impairment of $367,000.

Net Cash from financing activities during the year ended December 31, 2023 was $1,001,000 which is a result an increase in bank debt of $1,227,000 offset partially by a repayment to a shareholder for convertible debt of $225,000.

Off-Balance Sheet Arrangements

CSI had no off-balance sheet arrangements during the indicated period.

Comparison of the Nine Months ended September 30, 2024 and 2023

Revenue

Revenue for the nine months ended September 30, 2024 was $8,931,000, a decrease of $280,000, or 3%, compared to the revenue for the nine months ended September 30, 2023 of $9,211,000. The decrease in revenue was a result of a decrease in Exhibitor software sales of $406,000, partially offset by an increase in Registration sales of $126,000.

	9-months ended September 30, 2024	9 months ended September 30, 2023
Registration	$3,094,044	$2,967,559
Exhibitor Services	$5,836,572	$6,243,095
Total sales	$8,930,616	$9,210,654

Gross Profit and Operating Expenses

Gross Profit

Gross margin for the nine months ended September 30, 2024 was $2,461,000, compared to a gross margin of $2,553,000 for the nine months ended September 30, 2023. The gross margin amount decrease is attributable to the decrease in sales. The gross margin as a percent of sales was 27.6% for the nine months ended September 30, 2024, compared to 27.7% for the nine months ended September 30, 2023.

	9-months ended September 30, 2024	9 months ended September 30, 2023
Gross Profit	$2,460,584	$2,552,957
Gross Profit %	27.6%	27.7%

Sales and Marketing

Sales and marketing expenses for the nine months ended September 30, 2024 were $790,000, a decrease of $323,000 compared to the sales and marketing expenses for the nine months ended September 30, 2023 of $1,113,000. The decrease in sales and marketing expenses is primarily related to decreased salary, commission and benefit expense of $337,000 and decreased contractor expenses of $41,000 partially offset by higher travel and entertainment expense of $56,000.

General and Administrative

General and administrative expenses for the nine months ended September 30, 2024 were $1,238,000, a decrease of $33,000, compared to the general and administrative expenses for the nine months ended September 30, 2023 of $1,271,000. The decrease in general and administrative expenses is primarily related to decreased legal fees and professional fees of $112,000 and $28,000 respectively, offset partially by increased salary and benefit expense of $67,000 and the introduction of a 401k match program of $39,000.

Depreciation and Amortization

Depreciation and amortization expenses for the nine months ended September 30, 2024 were $708,000, a decrease of $823,000 compared to the depreciation and amortization expenses for the nine months ended September 30, 2023 of $1,531,000. The decrease in depreciation and amortization expenses is primarily related to a large amount of fixed assets being fully depreciated in 2023.

Interest Income (Expense), net

Interest expense, net for the nine months ended September 30, 2024 was $275,000, an increase of $108,000 compared to the interest expense for the nine months ended September 30, 2023 of $167,000. The increase in interest expense, net for the nine months ended September 30, 2024, was primarily due to a higher debt balance and a higher prime interest rate.

Litigation and other

Litigation and other expenses for the nine months ended September 30, 2024 was $73,000, a decrease of $299,000 compared to the litigation and other expense for the nine months ended September 30, 2023 of 372,000. The decrease in litigation and other expense for the nine months ended September 30, 2024, was primarily due to a reduction of legal fees due to a favorable settlement of a lawsuit the company in 2023.

Liquidity and Capital Resources

Cash and cash equivalents as of September 30, 2024 were $65,000 compared to $355,000, as of December 31, 2023. CSI generated net cash in operating activities for the nine months ended September 30, 2024 of $703,000. CSI generated net cash in operating activities for the nine months ended September 30, 2023 of $1,068,000.

The decrease of $365,000 in net cash in operating activities was a result of a decrease in adjustments to net cash from operating activities of $1,636,000 offset partially by an increase in net income of $1,271,000.

Net Cash from financing activities during the nine months ended September 30, 2024 was $145,000 which is a result receiving a loan of $1,545,000 from a shareholder which was used to reduce bank debt by $1,400,000 and to invest in new products.

Off-Balance Sheet Arrangements

CSI has no off-balance sheet arrangements.

ACTION ONE

APPROVAL OF THE REVERSE STOCK SPLIT OF THE COMMON STOCK

Summary

The Majority Stockholders granted the Board authority to amend the Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) of all outstanding shares of Common Stock by a ratio in the range of one-for-five to one-for-twenty, to be determined in the Board’s sole discretion, at any time after the Majority Stockholders’ approval of the Reverse Stock Split and no later than the Company’s 2025 annual meeting of stockholders.

The exact ratio of the Reverse Stock Split will be set at a whole number within the range of one-for-five and one-for-twenty as determined by the Board in its sole discretion. The Board believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining how to implement the Reverse Stock Split, the Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of shares of Common Stock;

●	the then prevailing trading price and trading volume of shares of Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for shares of Common Stock;

●	our ability to have shares of Common Stock remain listed on the Nasdaq Capital Market;

●	the number of shares of Common Stock needed to reserve for issuance upon exercise and conversion of all outstanding warrants and other convertible securities;

●	the anticipated impact of the Reverse Stock Split on our ability to raise additional financing; and

●	prevailing general market and economic conditions.

The Reverse Stock Split will become effective upon filing of an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment filed thereby will set forth the number of shares of Common Stock immediately prior to the Reverse Stock Split to be combined into one share of Common Stock, within the limits set forth above. Except for adjustments that may result from the treatment of fractional shares as described below, each holder of our shares of Common Stock will hold the same percentage of outstanding shares of Common Stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

The form of the certificate of amendment to the Certificate of Incorporation, pursuant to which the Reverse Stock Split would be effected, is attached to this Information Statement as Appendix A. The text of the form of amendment accompanying this Information Statement is, however, subject to amendment to reflect the exact ratio for the Reverse Stock Split and any changes that may be required by the office of the Secretary of State of the State of Delaware or that the Board may determine to be necessary or advisable ultimately to comply with applicable law and to effect the Reverse Stock Split.

The Board will retain the authority not to effect the Reverse Stock Split even though it has already obtained the approval of the Majority Stockholders.

Effective Date

Unless the Board determines otherwise, the Reverse Stock Split will become effective, as of 5:00 p.m. Eastern Time on the date of filing of such certificate of amendment (the “Effective Date”). Except as explained below with respect to fractional shares, the issued and outstanding shares of Common Stock immediately prior to the Effective Date will automatically be converted, as of the Effective Date, into a lesser number of shares of Common Stock calculated in accordance with a split ratio of between 1-for five and 1-for-twenty, as selected by the Board and set forth in the certificate of amendment.

Purposes of the Reverse Stock Split

The primary purpose for the Reverse Stock Split is based on the Board’s belief that the Reverse Stock Split will be necessary to obtain an initial listing of shares of Common Stock on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5110(a), which requires a listed company to apply for an initial listing application whereby the company combines with a non-Nasdaq entity, resulting in a change of control of the company. The Board believes that the Reverse Stock Split could also improve the marketability and liquidity of the Common Stock.

Obtain initial listing on the Nasdaq Capital Market. Our Common Stock is traded on the Nasdaq Capital Market. As described in this Information Statement, the Company has entered into an Asset Purchase Agreement with CSI, which will result in a change of control of the Company under the Nasdaq Rules once the CSI Acquisition is consummated. Pursuant to Nasdaq Listing Rule 5110(a), the Reverse Stock Split is needed in order to allow the Company to pursue a listing of its Common Stock on the Nasdaq Capital Market. We believe that the Reverse Stock Split is the Company’s best option to meet the criteria generally required to obtain an initial listing, as Nasdaq requires, among other criteria, an initial bid price of at least $4.00 per share or a closing price of $3.00 per share (or, if certain other conditions are met, which may not apply to us, an initial bid price of $2.00 per share). Following an initial listing, Nasdaq also requires that a listed company maintain a bid price of at least $1.00 per share. A decrease in the number of outstanding shares of the Common Stock resulting from the Reverse Stock Split should, absent other factors, increase the per share market price of the Common Stock, although the Company cannot provide any assurance that the minimum bid price of the Common Stock would remain over the minimum bid price requirement following the Reverse Stock Split and until such time that the Company submits its initial listing application.

Improve the marketability and liquidity of the Common Stock. We also believe that the increased market price of our Common Stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. The Reverse Stock Split could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our Common Stock. The Reverse Stock Split could also help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our Common Stock may in fact be adversely affected by the Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split.

Risks of the Reverse Stock Split

We cannot assure you that the Reverse Stock Split will increase our stock price and have the desired effect of compliance with the Minimum Bid Price Requirement. The Board expects that the Reverse Stock Split, if the Board deems it necessary, will increase the market price of our Common Stock so that we are able to comply with the Minimum Bid Price Requirement. However, the effect of the Reverse Stock Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied.

It is possible that the per share price of our Common Stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Reverse Stock Split, and the market price per post- Reverse Stock Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Reverse Stock Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect the Reverse Stock Split, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Reverse Stock Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Even if the market price per post- Reverse Stock Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

The Reverse Stock Split may decrease the liquidity of our Common Stock. The liquidity of our Common Stock may be harmed by the Reverse Stock Split given the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, investors might consider the increased proportion of unissued authorized shares of Common Stock to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Reverse Stock Split to have any anti-takeover effects.

Principal Effects of the Reverse Stock Split

Common Stock. If the Reverse Stock Split is implemented, subject to the conditions set out in this Information Statement, the Company will file a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. Except for adjustments that may result from the treatment of fractional shares as described below, the issued and outstanding shares of Common Stock immediately prior to the Effective Date will automatically be converted, as of the Effective Date, into a lesser number of shares of Common Stock based on the exchange ratio within the approved range determined by the Board. In addition, proportional adjustments will be made to the maximum number of shares of Common Stock issuable under, and other terms of, (i) our equity incentive plans, and (ii) the number of shares of Common Stock issuable under, and the exercise prices of, our outstanding convertible and exercisable securities.

Except for adjustments that may result from the treatment of fractional shares of Common Stock as described below, because the Reverse Stock Split would apply to all issued shares of our Common Stock, Reverse Stock Split would not alter the relative rights and preferences of our existing stockholders nor affect any stockholder’s proportionate equity interest in the Company. For example, a holder of two percent (2%) of the voting power of our outstanding securities immediately prior to the effectiveness of the Reverse Stock Split will generally continue to hold two percent (2%) of the voting power of our outstanding securities immediately after the Reverse Stock Split. Moreover, the number of stockholders of record of shares of Common Stock will not be affected by the Reverse Stock Split. The amendment to the Certificate of Incorporation itself to solely effect the Reverse Stock Split would not change the number of authorized shares of Common Stock or the par value of the Common Stock. The Reverse Stock Split will have the effect of creating additional unreserved shares of our authorized Common Stock. Although at present we have no current arrangements or understandings providing for the issuance of the additional shares of Common Stock that would be made available for issuance upon effectiveness of the Reverse Stock Split (other than pursuant to the terms of anti-dilution features in outstanding securities), these additional shares of Common Stock may be used by us for various purposes in the future without further stockholder approval, including, among other things:

●	raising capital to fund our operations and to continue as a going concern;

●	establishing strategic relationships with other companies;

●	providing equity incentives to our employees, officers or directors; and

●	expanding our business or product lines through the acquisition of other businesses or products.

While the Reverse Stock Split will make additional shares of Common Stock available for the Company to use in connection with the foregoing, the primary purpose of the Reverse Stock Split is to increase our stock price in order to comply with the Minimum Bid Price Requirement in the event such requirement is not satisfied.

Effect on Employee Plans, RSAs, RSUs and Convertible or Exchangeable Securities. Our equity incentive plans consist of (a) the 2018 Long-Term Stock Incentive Plan (the “LTIP”), (b) the 2020 Stock Incentive Plan (the “2020 Plan”), and (c) the Technical Team Retention Plan of 2022 (the “2022 Plan,” and collectively with the LTIP and the 2020 Plan, the “Plans”). Pursuant to the terms of the Plans, the Board or a committee thereof, as applicable, will adjust the number of shares of Common Stock available for future grant under the Plans, the number of shares of Common Stock underlying outstanding awards (including RSAs and RSUs), and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of the Reverse Stock Split. Based upon the Reverse Stock Split ratio determined by the Board, proportionate adjustments are also generally required to be made to the per share exercise or conversion prices, as applicable, and the number of shares of Common Stock issuable upon the exercise or conversion, as applicable, of outstanding convertible or exchangeable securities that may entitle the holders thereof to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such outstanding convertible or exchangeable securities upon exercise or conversion, as applicable, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares of Common Stock subject to RSAs and RSUs will be similarly adjusted, subject to our treatment of fractional shares of Common Stock. The number of shares of Common Stock reserved for issuance pursuant to these securities and our Plans will be adjusted proportionately based upon the Reverse Stock Split ratio determined by the Board, subject to our treatment of fractional shares of Common Stock.

Effect on Certain Warrants. With respect to our outstanding common stock purchase warrants, dated February 13, 2024 (the “February 2024 Warrants”), the exercise price of such warrants may be adjusted upon the occurrence of any reverse stock split involving the shares of the Common Stock (including the Reverse Stock Split). If the lowest daily volume weighted average price during the period commencing five consecutive trading days immediately preceding and the five consecutive trading days immediately following the reverse stock split is less than the per share exercise price of such warrants then in effect, then such per share exercise price will be reduced to the lowest daily volume weighted average price during such ten-day period and the number of shares of Common Stock issuable upon exercise of such warrants will be increased such that the aggregate exercise price, after taking into account the reduction of per share exercise price, shall be equal to the aggregate exercise price on the issuance date of such warrants. The issuance of shares of Common Stock underlying the February 2024 Warrants is subject to stockholder approval, and we have not received such approval.

Listing. Our shares of Common Stock currently trade on the Nasdaq Capital Market. The Reverse Stock Split will directly affect the listing of our Common Stock on the Nasdaq Capital Market, and we believe that the Reverse Stock Split could potentially increase our stock price, facilitating compliance with the Minimum Bid Price Requirement. Following the Reverse Stock Split, we intend for our Common Stock to continue to be listed on the Nasdaq Capital Market under the symbol “DVLT,” subject to our ability to continue to comply with Nasdaq rules, although our Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

“Public Company” Status. Our Common Stock is currently registered under Sections 12(b) and 12(g) of the Exchange Act, and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed Reverse Stock Split will not affect our status as a public company or this registration under the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Odd Lot Transactions. It is likely that some of our stockholders will own “odd-lots” of less than 100 shares of Common Stock following the Reverse Stock Split. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares of Common Stock following the Reverse Stock Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of Common Stock.

Authorized but Unissued Shares; Potential Anti-Takeover Effects. The Certificate of Incorporation presently authorizes 300,000,000 shares of Common Stock and 20,000,000 shares of “blank check” preferred stock, par value $0.0001 per share. The Reverse Stock Split would not change the number of authorized shares of Common Stock or the par value per share of the Common Stock, although the Reverse Stock Split would decrease the number of issued and outstanding shares of Common Stock. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares of Common Stock remaining available for issuance by us in the future would increase.

Such additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as issuances of Common Stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares of Common Stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares of Common Stock for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware law and Nasdaq rules. If we issue additional shares of Common Stock for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The additional shares of our Common Stock that would become available for issuance upon an effective Reverse Stock Split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares of Common Stock over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares of Common Stock to issued shares of Common Stock could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Fractional Shares

We will not issue fractional shares as a result of the Reverse Stock Split. Instead, in the event that a holder of pre-Reverse Stock Split shares of Common Stock would have been entitled to receive fractional shares of Common Stock as a result of the Reverse Stock Split, the Company will issue an additional share in lieu thereof to such holder.

No Dissenters’ Rights

Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split. It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the stockholder/taxpayer, may vary from the United States federal income tax consequences. It applies to you only if you held pre-Reverse Stock Split shares of Common Stock as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of our stockholders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, (c) a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of Common Stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of Common Stock as part of a straddle or conversion transaction for tax purposes, or (h) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the Reverse Stock Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock. A United States holder, as used herein, is a stockholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Common Stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Common Stock are urged to consult their tax advisors regarding the U.S. tax consequences of the Reverse Stock Split.

The Company intends for the transaction to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, and the remainder of the disclosure assumes it will so qualify. However, the Company has not sought and will not seek any ruling from the IRS regarding any matters relating to the transaction, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a contrary position, in which case the consequences of the transaction could be materially different from those described herein.

Provided that the Reverse Stock Split qualifies as a “reorganization,” and except for adjustments that may result from the treatment of fractional shares of Common Stock as described above, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Stock Split shares of Common Stock for post-Reverse Stock Split shares of Common Stock pursuant to the Reverse Stock Split. The aggregate adjusted basis of the post- Reverse Stock Split shares of Common Stock received will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares. The stockholder’s holding period for the post-Reverse Stock Split shares of Common Stock will include the period during which the stockholder held the pre-Reverse Stock Split shares of Common Stock surrendered.

Accounting Consequences

Following the Effective Date, if any, the net income or loss and net book value per share of Common Stock will be increased because there will be fewer shares of Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of Common Stock outstanding before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split. All shares of Common Stock underlying options, warrants, preferred stock and other securities exchangeable or exercisable for or convertible into Common Stock also automatically will be adjusted on the Effective Date.

Our transfer agent, VStock Transfer, LLC, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the Reverse Stock Split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Certificates representing shares of Common Stock issued in connection with the Reverse Stock Split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of Common Stock outstanding prior to the Reverse Stock Split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of Common Stock outstanding before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares of Common Stock, based on the ratio of the Reverse Stock Split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-Reverse Stock Split shares of Common Stock upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the Reverse Stock Split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our Common Stock in “street name.” However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry

The Company’s registered stockholders may hold some or all of their shares of Common Stock electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

●	If you hold registered shares of Common Stock in book-entry form, you do not need to take any action to receive your post-Reverse Stock Split shares of Common Stock in registered book-entry form.

●	If you are entitled to post-Reverse Stock Split shares of Common Stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date indicating the number of shares of Common Stock that you hold.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock and equity awards granted to them under our equity incentive plans.

Vote Required

Under Delaware law, the affirmative vote of a majority of the issued and outstanding shares of our capital stock entitled to vote is required. Accordingly, this action was approved by the affirmative vote through the Written Consent by the Majority Stockholders.

ACTION TWO

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON EXERCISE OF THE December INDUCEMENT WARRANTS

Summary

The Board and Majority Stockholders approved the issuance of shares of Common Stock upon exercise of the December Inducement Warrants issued to the Warrant Holders pursuant to the December Inducement Agreements.

Background

On March 26, 2024, the Company entered into a securities purchase agreement with certain purchasers (the “Warrant Holders”), and issued to such Warrant Holders common stock purchase warrants (the “Existing Warrants”) to purchase up to an aggregate of 1,675,803 shares of Common Stock.

On December 20, 2024, the Company entered into inducement agreements with each of the Warrant Holders (collectively, the “December Inducement Agreements”), pursuant to which the Company agreed to issue to each Warrant Holder, in consideration for such Warrant Holder exercising its Existing Warrants at a per share exercise price of $1.70 on or prior to December 31, 2024, new common stock purchase warrants (the “December Inducement Warrants”) to purchase up to a number of shares of Common Stock equal to 150% of the number of shares of Common Stock issued to such Warrant Holder in connection with its exercise of its Existing Warrants at a per share exercise price of $1.70. The December Inducement Warrants exercisable for up to an aggregate of 2,513,703 shares of Common Stock (the “December Inducement Warrant Shares”) were issued pursuant to the December Inducement Agreements.

The exercise of the December Inducement Warrants is subject to beneficial ownership limitations such that each Warrant Holder may not exercise the December Inducement Warrants to the extent that such exercise would result in the Warrant Holder being the beneficial owner in excess of 4.99% (or, upon election of the Warrant Holder, 9.99%) of the outstanding shares of Common Stock, which beneficial ownership limitation may be increased up to 9.99% upon notice to the Company, provided that any increase in such limitation will not be effective until sixty-one (61) days following notice to the Company.

The offer and sale of the securities pursuant to the December Inducement Agreements were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

Effect of Issuance of Additional Securities

The issuance of the securities described above would result in the issuance of over 20% of the Company’s outstanding shares of Common Stock on a pre-transaction basis. As such, for so long as the Warrant Holders beneficially own a significant amount of shares of our Common Stock, it could significantly influence future Company decisions. Our stockholders will incur dilution of their percentage ownership to the extent that the Warrant Holders exercise the December Inducement Warrants.

Nasdaq Marketplace Requirements and the Necessity of Stockholder Approval

The Common Stock is currently listed on the Nasdaq Capital Market and, as such, the Company is subject to the Nasdaq rules. Nasdaq Rule 5635(d) requires the Company to obtain stockholder approval prior to the issuance of shares of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock) equal to 20% or more of the shares of Common Stock outstanding prior to such issuance where the price of the Common Stock to be issued is below the “Minimum Price.” “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Shares of common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value.

The issuance of the December Inducement Warrant Shares was therefore approved by the Board and Majority Stockholders pursuant to Nasdaq Rule 5635(d).

Additional Information

This summary is intended to provide you with basic information concerning the December Inducement Agreements and the December Inducement Warrants. The full text of each of the form of the December Inducement Agreement and the December Inducement Warrant were filed as exhibits to our Current Report on Form 8-K filed with the SEC on December 20, 2024.

Vote Required

The Company’s Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the issued and outstanding shares of our capital stock entitled to vote cast affirmatively or negatively. Accordingly, this action was approved by the affirmative vote through the Written Consent by the Majority Stockholders.

ACTION THREE

APPROVAL TO AMEND THE CERTIFICATE OF INCORPORATION

Summary

The Board and Majority Stockholders approved an amendment to the Certificate of Incorporation to permit the Board to amend the Bylaws without stockholder approval (the “Charter Amendment”).

Reasons for the Charter Amendment

We believe that almost all publicly traded corporations incorporated in Delaware grant the right to amend bylaws to directors. Our Board believes that having such authority to amend the Bylaws without stockholder approval provides it with important flexibility to make amendments to the Bylaws that the Board believes is in the best interests of the Company and its stockholders.

In addition, in approving the Charter Amendment, the Board also considered the following:

●	Requiring stockholder approval of all amendments to the Bylaws would impose an unnecessary administrative burden, expense and delay on the Company by requiring all amendments to wait until an annual meeting of the stockholders or the convening of a special meeting. As a result, important or necessary amendments to the Bylaws may not be able to be made within the timeframe to serve the best interests of the Company and its stockholders.

●	In considering and implementing amendments to the Bylaws, our strong and independent Board must act in a manner consistent with its fiduciary duties owed to the Company and its stockholders.

●	Our Stockholders will still have the unfettered ability to amend our Bylaws following the approval of the Charter Amendment.

Current Bylaw Amendment Requirement

Article IX of the Bylaws provides that the Bylaws may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Company may, in its Certificate of Incorporation, confer the power to adopt, amend or repeal Bylaws upon our directors. Article IX further provides that the fact that such power has been so conferred upon our directors shall not divest our stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

Description of the Charter Amendment

The Charter Amendment is set forth in Appendix B. The description of the Charter Amendment in this Information Statement is qualified in its entirety by reference thereto.

The Charter Amendment will become effective upon the filing of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, which we plan to do promptly after the Annual Meeting.

Once the Charter Amendment becomes effective, the intention of the Board is to revise the first sentence of Section 2.6 of the Bylaws to read in its entirety as follows:

“The holders of shares of stock having one-third of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.”

Currently, the presence, in person or by proxy, of a majority of the issued and outstanding shares of Common Stock entitled to vote at the meeting of stockholders is necessary to establish a quorum for the transaction of business, pursuant to the first sentence of Section 2.6 of our current Bylaws. Because we have a large number of shares of Common Stock widely distributed among a large number of small stockholders at the moment, recently, we have experienced extreme difficulties reaching a quorum for our stockholder meetings, which have been postponed a number of times due to failure to meet a quorum. The amendment to the Bylaws would allow the Company to address the changes of stockholder base of the Company or otherwise to react timely under the circumstances in order to amend the quorum requirement. The amendment to the Bylaws does not allow a decrease of the quorum requirement below the minimum quorum requirement permitted by applicable law or Nasdaq rules.

Vote Required

Under Delaware law, the affirmative vote of a majority of the issued and outstanding shares of our capital stock entitled to vote on the Record Date is required. Accordingly, this action was approved by the affirmative vote through the Written Consent by the Majority Stockholders.

ACTION FOUR

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONSUMMATION OF THE CSI ACQUISITION

Summary

The Board and Majority Stockholders approved the full issuance of the Closing Stock Consideration issued to CSI pursuant to the Asset Purchase Agreement set forth in Appendix C. The offer and sale of the securities pursuant to the Asset Purchase Agreement will be made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

Background

On December 19, 2024, the Company entered into the Asset Purchase Agreement with CSI, pursuant to which, among other things and subject to the terms and conditions contained therein, the Company has agreed to purchase, assume and accept from CSI all of the rights, title and interests in, to and under the assets and interests, including CSI’s customer contracts, trademarks, and other intellectual property.

Pursuant to the Asset Purchase Agreement, the Company has agreed to acquire the transferred assets for an aggregate purchase price consisting of (i) an exclusivity payment fee of $1,000,000, (ii) a breakup fee of $1,000,000, (iii) an amount in cash equal to $5,000,000, (iv) 10,600,000 validly issued, fully paid and nonassessable shares of restricted Common Stock, (v) $5,000,000 payable in the form of a convertible promissory note, convertible into 3,571,429 shares of Common Stock with a floor price of $1.40 per share, by the Company to CSI (the “First Convertible Note”), (vi) $5,000,000 payable in the form of a convertible promissory note, convertible into 3,571,429 shares of Common Stock with a floor price of $1.40 per share, by the Company to CSI (the “Second Convertible Note”), (vii) $5,000,000 payable in the form of a convertible promissory note, convertible into 4,385,965 shares of Common Stock with a floor price of $1.14 per share, by the Company to CSI (the “Third Convertible Note”, and together with the First Convertible Note and the Second Convertible Note, the “Notes”), (viii) $500,000 for the reimbursement of fees incurred by CSI due to the CSI Acquisition, and (ix) the assumption of the transferred liabilities, which clauses (i) through (viii) above, collectively, shall comprise the total consideration to be paid for the transferred assets. The Company will only assume the transferred liabilities, if any.

The Asset Purchase Agreement includes customary representations and warranties and various customary covenants and closing conditions under the circumstances that are subject to certain limitations, including, without limitation, certain third-party consents and agreements.

Convertible Notes

Pursuant to the Asset Purchase Agreement, in connection with the closing, the Company will issue the Notes in an aggregate principal amount of $15,000,000, each due on the second anniversary of the closing (the “Maturity Date”). The Company agreed to pay interest on the aggregate unconverted and then outstanding principal amount of the First Convertible Note and the Second Convertible Note at the rate of five percent (5%) per annum, the Third Convertible Note at the rate of ten percent (10%). The Company agreed to pay interest accruing from the six-month anniversary of the closing on the First Convertible Note, from the nine-month anniversary of the closing on the Second Convertible Note, and from the closing on the Third Convertible Note, on the unpaid balance of such principal amount no less frequently than quarterly per calendar quarter. The payment of the accrued interest shall occur on the last business day of each calendar quarter.

The First Convertible Note can be converted, partially or entirely, into shares of Common Stock, any time after the six-month anniversary of the closing until the First Convertible Note is fully paid off. The Second Convertible Note can be converted, partially or entirely, into shares of Common Stock, any time after the nine-month anniversary of the closing until the Second Convertible Note is fully paid off. Both, the First Convertible Note and the Second Convertible Note, use a conversion price equaling to the average VWAP during the thirty (30) consecutive trading days ending on the trading day that is immediately prior to the conversion date subject to a floor price of $1.40 per share and ceiling price of $2.50 per share (the “Conversion Price”). The entire outstanding principal and accrued interest shall automatically be converted into shares of Common Stock on the Maturity Date at the Conversion Price.

If the Third Convertible Note has not been satisfied in full within three (3) months after the closing date, then at CSI’s option, it shall be convertible to Common Stock in increments of $500,000, at a price of $1.14 per share. The Company shall also repay the principal amount and all accrued interest under the Third Convertible Note in full, without a penalty, within three (3) business days after the Company raises an additional amount of capital totaling at least $15,000,000, after the Company closed an initial offering or financings resulting in aggregate gross proceeds to the Company of at least $15,000,000, from one or more investors and/or financial institutions.

The Notes include customary event of default provisions. Upon the occurrence of an event of default, the Notes and all amounts due thereunder shall become immediately due and payable in cash without notice. Additionally, upon the occurrence of an event of default, CSI is entitled to increase the rate of interest on the aggregate outstanding principal balance and any other amounts then owing by Company to CSI to ten percent (10%) per annum.

Voting Agreement

The Company agreed to cause the Supporting Persons to execute a Voting Agreement by January 10, 2024, pursuant to which each Supporting Person has agreed, among other things, to vote its shares of Common Stock in favor of the CSI Acquisition at meetings of the Company’s shareholders convened to approve the Asset Purchase Agreement. The Voting Agreement will terminate upon the earliest to occur of (a) the date that the shareholder resolutions are approved, (b) the termination of the Asset Purchase Agreement in accordance with its terms, and (c) the termination of the Voting Agreement in accordance with its terms.

The offer and sale of the securities pursuant to the Asset Purchase Agreement were made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

Effect of Issuance of Additional Securities

The issuance of the securities described in this Information Statement would result in the issuance of over 20% of the Company’s outstanding shares of Common Stock on a pre-transaction basis. As such, for so long as a holder of such securities beneficially owns a significant amount of shares of our Common Stock, such holder could significantly influence future Company decisions. Our stockholders will incur dilution of their percentage ownership upon the issuance of shares to CSI.

Nasdaq Marketplace Requirements and the Necessity of Stockholder Approval

The Common Stock is currently listed on the Nasdaq Capital Market and, as such, the Company is subject to the Nasdaq rules. Under Nasdaq Listing Rule 5635(a), a company listed on Nasdaq is required to obtain stockholder approval prior to the issuance of common stock, among other things, in connection with the acquisition of another company’s assets, if the number of shares of common stock to be issued is in excess of 20% of the number of shares of common stock then outstanding. Issuance of the Common Stock will result in the issuance of more than 20% of our issued and outstanding shares of Common Stock immediately prior to closing in connection with the CSI Acquisition. Under Nasdaq Listing Rule 5635(b), a listed company is required to obtain stockholder approval prior to the issuance of common stock that will result in a “change of control” of the company (which may be deemed to occur if, as a result of the issuance, an investor or affiliated investor group acquires, or has the right to acquire, at least 20% of the outstanding shares of common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer and such ownership or voting power would be the largest ownership position of the issuer).

The issuance of the Closing Stock Consideration of the CSI Acquisition was therefore approved by the Board and Majority Stockholders pursuant to Nasdaq Rule 5635(a) and 5635(b).

Additional Information

This summary is intended to provide you with basic information concerning the Asset Purchase Agreement. The full text of the form of the Asset Purchase Agreement was filed as exhibit to our Current Report on Form 8-K filed with the SEC on December 26, 2024. The full text of the form of the amendment to the Asset Purchase Agreement was filed as exhibit to our Current Report on Form 8-K filed with the SEC on January 6, 2024.

Vote Required

The Company’s Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the issued and outstanding shares of our capital stock entitled to vote cast affirmatively or negatively. Accordingly, this action was approved by the affirmative vote through the Written Consent by the Majority Stockholders.

CSI ACQUISITION

Overview

On December 19, 2024, the Company entered into the Asset Purchase Agreement with CSI, pursuant to which, among other things and subject to the terms and conditions contained therein, the Company has agreed to purchase, assume and accept from CSI all of the rights, title and interests in, to and under the assets and interests, including CSI’s customer contracts, trademarks, and other intellectual property. In exchange, the Company has agreed to acquire the transferred assets for an aggregate purchase price consisting of (i) the exclusivity payment fee of $1,000,000, (ii) the breakup fee of $1,000,000, (iii) an amount in cash equal to $10,000,000, (iv) 10,600,000 validly issued, fully paid and nonassessable shares of restricted Common Stock, (v) $5,000,000 payable in the form of a convertible note by the Company to CSI, (vi) $5,000,000 payable in the form of a convertible note by the Company to CSI, (viii) $500,000 for the reimbursement of fees incurred by CSI due to the CSI Acquisition, and (ix) the assumption of the transferred liabilities, which clauses (i) through (ix) above, collectively, shall comprise the total consideration to be paid for the transferred assets. See below for more detailed discussion of the terms of the Asset Purchase Agreement.

Reasons for the CSI Acquisition

In evaluating the CSI Acquisition and the approval of the issuance the Closing Stock Consideration of the CSI Acquisition, the Board, in consultation with the Company’s senior management, outside legal counsel and financial advisors, considered numerous positive factors relating to the Asset Purchase Agreement, the CSI Acquisition and the other transactions contemplated thereby including the following material factors:

●	the experience of CSI’s executive management and prospects for growth in business related to the transferred assets;

●	the extensive processes conducted by the Company and its financial advisers over approximately the last year prior to entering into the Asset Purchase Agreement; and

●	the terms and conditions of the Asset Purchase Agreement and related transaction documents;

In the course of reaching the determinations and decisions and making the recommendation described above, the Board, in consultation with the Company’s senior management, outside legal counsel and financial advisors, considered the risks and potentially negative factors relating to the Asset Purchase Agreement, the CSI Acquisition and the other transactions contemplated thereby, including the following material factors:

●	the possibility that the completion of the CSI Acquisition may be delayed or not occur at all, and the likelihood that the dissolution and liquidation of the Company may be its only viable alternative and the adverse impact such events would have on the value of the Company’s Common Stock to our stockholders; and

●	our Board’s belief that the potential benefits of the CSI Acquisition and the other transactions contemplated by the Asset Purchase Agreement, including the CSI Acquisition, outweighed the risks and uncertainties of the CSI Acquisition.

The foregoing discussion of factors considered by the Board is not intended to be exhaustive but is a summary only of the material factors considered by the Board. In light of the variety of factors considered in connection with its evaluation of the CSI Acquisition, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based its recommendation on the totality of the information presented.

Background of the CSI Acquisition

At the beginning of 2024, management recognized that with deteriorating capital markets, the Company’s ability to raise funds to continue its product development path had become and would continue to be increasingly difficult. To address these external market conditions, the Company’s management and Board commenced an assessment of our business, financial condition, results of operations and prospects. We began to identify opportunities to expand our business, and reviewed other opportunities including inorganic options. On March 7, 2024, management of the Company introduced Nathaniel Bradley and Bob Bubeck of EOS Technology Holdings Inc. (f/k/a Data Vault Holdings Inc.) (“DVH”). to Michael Fazio and Mark LoGiurato of CSI for the purpose of exploring a potential business partnership.

The following chronology summarizes key meetings and events that led to the signing of the Asset Purchase Agreement. This chronology does not purport to catalogue every conversation of, by, with or among members of the Board, the Company’s management, the Company’s financial advisors, legal advisors or other representatives or any other person.

On August 6, 2024, the Company’s management organized a breakfast meeting with Mr. Fazio to stimulate engagement between CSI and DVH. Mr. Fazio recognized synergies between the parties and wanted to pursue them even further.

On September 3, 2024, DVH started integrating its Adio software into CSI’s product for testing at a trade show, with positive technical feedback coming back on September 11, 2024.

On September 15, 2024, Brett Bradley from DVH performed a demo of Adio for CSI at the AI event in New York city.

On September 19, 2024, Mr. Fazio emailed the Company indicating his interest to sell the CSI’s business to the Company.

On October 4, 2024, the Company’s management organized a tele-conference with Mr. Bradley, Mr. LoGiurato, and Mr. Fazio, to discuss potential transaction opportunities.

On October 6, 2024, the Company approached CSI’s management with a due diligence information request and an outline of questions to be able to build a business combination model.

On October 7, 2024, the Company organized a meeting in New York with CSI’s management to discuss CSI’s financial model and projections.

On October 14, 2024, the Company’s management and the Board exchanged several emails defining the Company’s shares outstanding and balance sheet, and acceptable terms for the Board. On October 14, 2024, the Company also received a proposal from CSI on terms for the CSI Acquisition.

On October 18, 2024, the Company received a formal Letter of Intent (the “LOI”) from CSI.

On October 26, 2024, the Company responded to CSI’s proposal with revised terms.

On October 31, 2024, Mr. LoGiurato provided a business update to the Company during a tele-conference.

On November 1, 2024, Sullivan & Worcester LLP, counsel to the Company (“Sullivan”) sent a revised draft of the LOI to CSI and Tomlinson & Shapiro, P.C., counsel to CSI (“TS”). The LOI was executed by the parties on November 4, 2024. Regular meetings by phone call and video conference took place during this period, some of which included the parties’ respective legal counsels.

On November 3, 2024, the Company’s management provided an update to the Board on the CSI Acquisition.

On November 22, 2024, Sullivan sent the initial draft Asset Purchase Agreement to TS. Between November 22, 2024 and December 19, 2024, Sullivan and TS exchanged drafts and negotiated the terms of the definitive transaction agreements, including the Asset Purchase Agreement. Regular meetings by phone call and video conference took place during this period, some of which included the parties’ respective legal counsel and financial advisors. The terms negotiated between the parties, among others, included the representations and warranties of both the Company and CSI to be contained in the Asset Purchase Agreement, including with respect to the financial statements to be delivered at the closing of the CSI Acquisition and intellectual property, the interim covenants to be contained in the Asset Purchase Agreement, including regarding the solicitation of alternative transactions.

On December 12, 2024, the Board approved the CSI Acquisition.

On December 19, 2024, the parties executed the Asset Purchase Agreement and the applicable ancillary documents, and on December 26, 2024, the Company issued a press release announcing the transaction. The Company’s, DVS’, and CSI’s managements co-hosted a special investor conference call on December 30, 2024.

On December 26, 2024, the parties agreed on CSI’s Chief Executive Officer’s stock inducement grant terms.

On December 30, 2024, the parties signed that certain amendment to the Asset Purchase Agreement to give the Company more time to collect signatures to the voting agreements.

On February 25, 2024, the parties signed that certain second amendment to the Asset Purchase Agreement to reduce cash required at closing to $5,000,000.

On March 6, 2024, the Company engaged Lake Street to issue a fairness opinion.

On March 31, 2024, the parties signed that certain third amendment to the Asset Purchase Agreement to align the closing date with the requirements in connection with the April Financing.

The parties have continued and expect to continue regular discussions and weekly calls regarding the timing to consummate the Business Combination and necessary preparation in connection therewith.

Closing and Effective Time of the CSI Acquisition

We are working to complete the Asset Purchase as quickly as possible, and we expect to complete the CSI Acquisition in May 2025. However, the Company cannot assure you when or if the CSI Acquisition will occur. The CSI Acquisition is subject to other conditions, and it is possible that factors outside the control of both the Company and CSI could result in the CSI Acquisition being completed at a later time, or not at all.

Dissenters’ and Appraisal Rights

The Company stockholders do not have dissenters’ or appraisal rights under the Delaware General Corporation Law (the “DGCL”) in connection with the CSI Acquisition and will not be afforded such rights.

Accounting Treatment

Both the Company and CSI prepare their financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company will account for the transaction as an asset purchase under the guidance provided in ASC 805-10-55-5 through ASC 805-10-55-9. The Company concluded that the consideration transferred under the Asset Purchase Agreement would be allocated primarily to a single group of similar identifiable assets comprised of the acquired assets. See “Audited Financial Information.”

Interests of the Company’s Directors and Officers in the CSI Acquisition

The beneficial ownership of the Company’s Common Stock is as set forth in the section titled “Security Ownership of Certain Beneficial Owners and Management.”

Regulatory Approvals Required for the CSI Acquisition

Under Nasdaq Listing Rule 5635(a), a company listed on Nasdaq is required to obtain stockholder approval prior to the issuance of common stock, among other things, in connection with the acquisition of another company’s assets, if the number of shares of common stock to be issued is in excess of 20% of the number of shares of common stock then outstanding. Issuance of the shares of Common Stock upon the consummation of the CSI Acquisition will result in the issuance of more than 20% of our issued and outstanding shares of Common Stock immediately prior to closing in connection with the CSI Acquisition.

Under Nasdaq Listing Rule 5635(b), a listed company is required to obtain stockholder approval prior to the issuance of common stock that will result in a “change of control” of the company (which may be deemed to occur if, as a result of the issuance, an investor or affiliated investor group acquires, or has the right to acquire, at least 20% of the outstanding shares of common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer and such ownership or voting power would be the largest ownership position of the issuer). You should note that a “change of control” as described under Nasdaq Listing Rule 5635(b) applies only with respect to the application of such rule.

Accordingly, in order to ensure compliance with Nasdaq Listing Rule 5635(a) and Rule 5635(b), we have obtained the approval of our stockholders for the issuance of the shares of Common Stock in connection with the CSI Acquisition.

Except as set forth above, the CSI Acquisition and the transactions contemplated by the Asset Purchase Agreement are not subject to any additional federal or state regulatory requirement or approval, except for the Nasdaq’s approval of listing of the Closing Stock Consideration.

Asset Purchase Agreement

General

On December 19, 2024, we entered into the Asset Purchase Agreement with CSI, pursuant to which, among other things and subject to the terms and conditions contained therein, we will acquire the transferred assets in exchange for the purchase price, including the issuance of shares of Common Stock.

Representations and Warranties

The Asset Purchase Agreement contains customary representations and warranties made by the Company. Specifically, the representations and warranties of the Company in the Asset Purchase Agreement (many of which are qualified by concepts of knowledge, materiality and/or dollar thresholds and are further modified and limited by confidential disclosure schedules delivered by the Company, as may or may not be specifically indicated in the text of the Asset Purchase Agreement) relate to the following subject matters, among other things:

●	our valid existence;

●	our corporate power and authority to enter into the Asset Purchase Agreement, and to consummate the transactions under the Asset Purchase Agreement, which are duly authorized and binding obligations of the Company;

●	our capitalization, including the number of shares of our Common Stock and other securities outstanding;

●	required government approvals and consents;

●	disclosure of on-going or pending litigations and disputes; and

●	disclosure of all brokers or finder fees or commissions.

The Asset Purchase Agreement also contains customary representations and warranties made by CSI. Specifically, the representations and warranties of CSI in the Asset Purchase Agreement (many of which are qualified by concepts of knowledge, materiality and/or dollar thresholds and are further modified and limited by confidential disclosure schedules delivered by CSI, as may or may not be specifically indicated in the text of the Asset Purchase Agreement) relate to the following subject matters, among other things:

●	CSI’s valid existence;

●	CSI’s corporate power and authority to enter into the Asset Purchase Agreement, and to consummate the transactions under the Asset Purchase Agreement, which are duly authorized and binding obligations of the Company;

●	compliance of CSI’s business and operations with applicable laws and orders;

●	required government approvals and consents;

●	disclosure of on-going or pending litigations and disputes;

●	intellectual property;

●	liabilities;

●	employment matters and benefit plans;

●	tax matters; and

●	disclosure of all brokers or finder fees or commissions.

The representations and warranties contained in the Asset Purchase Agreement (as well as the covenants described herein and set forth in the Asset Purchase Agreement) were made solely for purposes of the Asset Purchase Agreement and solely for the benefit of the parties to the Asset Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by references to the Company’s filings with the SEC and confidential disclosures, made for the purposes of allocating contractual risk among the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities laws that might otherwise contradict the terms and information contained in the Asset Purchase Agreement and will update such disclosures as required by federal securities laws.

Covenants and Agreements

CSI has agreed to carry on its business in the ordinary course and in substantially in the manner as currently conducted, and has further agreed to, among other things, use commercially reasonable efforts to:

●	operate and conduct the business in the ordinary course of business and in the same manner as such operations have been conducted prior to the date of the Asset Purchase Agreement;

●	(A) preserve intact its current business organization, (B) keep available the services of the acquired business employees, (C) maintain its relations and good will with all suppliers, customers, landlords, creditors, licensors, licensees, employees, independent contractors and other persons having business relationships with CSI, and (D) promptly repair, restore or replace any transferred assets that are destroyed or damaged;

●	comply with all material legal requirements and contractual liabilities applicable to the operation of the acquired business and pay all applicable taxes with respect thereto when due and payable;

●	(A) confer regularly with the Company concerning operational matters relating to the acquired business and the transferred assets and (B) otherwise report regularly to the Company concerning the status of the transferred assets and the acquired business; and

●	notify the Company immediately of any inquiry, proposal or offer from any person relating to any acquisition proposal.

CSI has further agreed to, among other things, without the prior written approval of the Company, not take any of the following actions with respect to the transferred assets:

●	except for sales or transfers of CSI’s products in the ordinary course of business, sell or otherwise transfer, or agree, commit or offer (in writing or otherwise) to sell or otherwise transfer any interest in the transferred assets or the acquired business or any interest in or right relating to any such interest;

●	permit, or agree, commit or offer (in writing or otherwise) to permit, any interest in the transferred assets or the acquired business to become subject, directly or indirectly, to any lien (other than permitted liens);

●	except for sales or transfers of CSI’s products in the ordinary course of business, transfer, sell, lease, license or otherwise convey or dispose of any of the transferred assets;

●	effect or become party to any transaction in respect of an acquisition proposal;

●	terminate (other than by expiration) or amend or modify (other than by automatic extension or renewal if deemed an amendment or modification of any such contract) in any material respect any transferred contract;

●	enter into any contract relating to the acquired business or the transferred assets or permit any of the transferred assets to become bound by any contract, other than in the ordinary course of business;

●	incur, assume or otherwise become subject to any liability with respect to the acquired business or transferred assets, except for liabilities (of the type required to be reflected in the “liabilities” column of a balance sheet prepared in accordance with GAAP) incurred in the ordinary course of business;

●	commence or settle any proceeding relating to the transferred assets or transferred liabilities;

●	enter into any transaction or take any other action in the conduct of or otherwise relating to the acquired business or transferred assets outside the ordinary course of business; and

●	enter into any transaction or take any other action that might cause or constitute a material breach of any representation or warranty made by CSI in the Asset Purchase Agreement if (A) such representation or warranty had been made as of the time of such transaction or action, (B) such transaction had been entered into, or such action had occurred, on or prior to the date of the Asset Purchase Agreement or (C) such representation or warranty had been made as of the closing date.

The Company has agreed to, among other things, obtain the prior written consent of the requisite stockholders, and inform the stockholders of the Company of the receipt of such consent by preparing and filing with the SEC an information statement with respect thereto. Within 30 days after the closing, the Company has agreed to file a registration statement on Form S-3, providing for the resale by CSI of 50% of the Closing Stock Consideration, or shall include such 50% of Closing Stock Consideration in any other registration statement on Form S-3 or Form S-1 filed by the Company, and the Company will use its commercially reasonable efforts to cause such registration statement to become effective within 90 calendar days following the closing. The Company has also agreed to use commercially reasonable efforts to cause the majority of the stockholders of the Company to execute a voting agreement by January 10, 2024.

The parties to the Asset Purchase Agreement have also, among other things, agreed on the following covenants:

●	unless otherwise required by law, not to issue any press release or other public announcement or comment pertaining to the transactions contemplated by Asset Purchase Agreement without the prior written approval of the other party (which approval shall not be unreasonably withheld); and

●	not, and cause their respective affiliates and their respective representatives not to, directly or indirectly, initiate, solicit or knowingly encourage or facilitate the making or submission of any other acquisition proposal than as set forth in the Asset Purchase Agreement.

Post-Closing Covenants

The parties each agree that they will take any further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request in the event necessary to carry out the purposes of the Asset Purchase Agreement, including, within two business days after the closing, CSI agrees to file a Certificate of Amendment with the Secretary of State of the State of Illinois to change its company name.

Closing

The Asset Purchase Agreement requires the closing of the CSI Acquisition to take place on the second business day following the satisfaction or waiver by the party entitled to the benefit thereof of the conditions set forth in Article VII of the Asset Purchase Agreement (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions).

Conditions to Closing of the CSI Acquisition

The obligations of the parties to complete the CSI Acquisition are subject to the fulfillment or written waiver of certain closing conditions, including without limitation:

●	no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law that is in effect on the closing date that has or would have the effect of prohibiting or enjoining the CSI Acquisition or making the transactions contemplated by the Asset Purchase Agreement illegal;

●	the Company and CSI shall have timely obtained from each governmental authority all approvals, waivers and consents, if any, necessary for consummation of, or in connection with the transactions contemplated thereby; and

●	the transactions contemplated by that certain asset purchase agreement between the Company and EOT Technology Holdings, Inc., a Delaware corporation (f/k/a Data Vault Holdings Inc.), dated as of September 4, 2024, shall have closed.

Further, the obligations of CSI to close are subject to the satisfaction on or before the closing date of the following conditions:

●	the representations and warranties of the Company (disregarding any exception or qualification of such representations and warranties that that are qualified by the terms “material”, “in all material respects”, or similar words or phrases) shall be true and correct as of the date of the closing date as if made as of the closing date, in all material respects;

●	the Company shall have performed and complied in all material respects with all covenants contained in the Asset Purchase Agreement to be performed by it prior to the closing;

●	CSI has received all of the certificates pursuant to the Asset Purchase Agreement;

●	the board of directors of CSI shall have unanimously determined (i) the CSI Acquisition, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, CSI and its shareholders, and (ii) approved and declared advisable the Asset Purchase Agreement; and

●	the Company shall have obtained the written consent of the requisite stockholders of the Company to approve the CSI Acquisition and the Asset Purchase Agreement.

Further, the obligations of the Company to close are subject to the satisfaction or waiver on or before the closing date of the following conditions:

●	the representations and warranties of CSI (disregarding any exception or qualification of such representations and warranties that that are qualified by the terms “material”, “in all material respects”, or similar words or phrases) shall be true and correct as of the date of the closing date as if made as of the closing date, in all material respects;

●	CSI shall have performed and complied in all material respects with all covenants contained in the Asset Purchase Agreement to be performed by it prior to the closing;

●	the Company has received all the certificates pursuant to the Asset Purchase Agreement;

●	the board of directors of the Company shall have unanimously determined (i) the CSI Acquisition, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, the Company and its shareholders, and (ii) approved and declared advisable the Asset Purchase Agreement;

●	the employment agreement, entered into between the Company and Mark LoGiurato will be in full force and effect and Mark LoGuirato will not have terminated, rescinded or repudiated his employment agreement;

●	the Company shall have obtained the stockholder approval to approve the CSI Acquisition and issuance of the Closing Stock Consideration;

●	the Company shall have received the fairness opinion in a form reasonable satisfactory to the Company;

●	the Company shall have completed all its business and legal due diligence with respect to the Transferred Assets and shall, in its sole judgment, be satisfied with the results thereof; and

●	the Company shall have received in accordance with Regulation S-X promulgated under the Securities Act: (i) the unaudited balance sheet of Seller as of December 31, 2024 (which may be in draft form and subject to revision, due to timing constraints), and the related unaudited consolidated statement of operations of CSI for the year ended 2024, together with the notes thereto and which may be in draft form and subject to revision, due to timing constraints, and (ii) the audited balance sheet of CSI as of December 31, 2023, and December 31, 2022, and the related audited consolidated statement of operations of CSI for the financial years 2023 and 2022, together with the notes thereto.

Termination

The Asset Purchase Agreement may be terminated prior to the closing by:

●	by mutual written consent of the parties;

●	after the Outside Date, by any party by delivery of a written notice to the other party pursuant to the Asset Purchase Agreement if the closing shall not have been consummated on or prior to 5:00 pm Eastern Time on the Outside Date; provided, however, that the right to terminate the Asset Purchase Agreement shall not be available to any party whose failure to perform any of its representations, warranties, covenants or other obligations under the Asset Purchase Agreement has been the primary cause of, or otherwise primarily resulted in, the failure of the closing to occur on or prior to such date;

●	by any party, if a final, non-appealable order, decree or ruling enjoining or otherwise prohibiting consummation of the CSI Acquisition has been issued by any governmental authority (unless such order, decree or ruling has been withdrawn, reversed or otherwise made inapplicable) or any law has been enacted that would make the CSI Acquisition illegal;

●	by CSI if (i) CSI is not in breach of any of its representations, warranties, covenants or other obligations under the Asset Purchase Agreement that renders or would render the conditions set forth in the Asset Purchase Agreement incapable of being satisfied on the Outside Date and (ii) the Company is in breach of any of its representations, warranties, covenants or other obligations hereunder that renders or would render the conditions set forth in the Asset Purchase Agreement incapable of being satisfied on the Outside Date, and such breach is either (A) not capable of being cured prior to the Outside Date or (B) if curable, is not cured within the earlier of (x) twenty (20) business days after the giving of written notice by CSI to the Company and (y) three (3) business days prior to the Outside Date; and

●	by the Company if (i) the Company is not in breach of any of its representations, warranties, covenants or other obligations under the Asset Purchase Agreement that renders or would render the conditions set forth in the Asset Purchase Agreement incapable of being satisfied on the Outside Date and (ii) CSI is in breach of any of its representations, warranties, covenants or other obligations hereunder that renders or would render the conditions set forth in the Asset Purchase Agreement incapable of being satisfied on the Outside Date, and such breach is either (A) not capable of being cured prior to the Outside Date or (B) if curable, is not cured within the earlier of (x) twenty (20) business days after the giving of written notice by the Company to CSI and (y) three (3) business days prior to the Outside Date.

Expenses

Except as otherwise expressly provided herein, whether or not the closing occurs, CSI and the Company shall each pay their respective expenses incurred in connection with the negotiation and execution of the Asset Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated hereby and thereby.

Governing Law

All matters arising out of or relating to the Asset Purchase Agreement (including its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the law of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

Summary of Lake Street’s Financial Analysis

Pursuant to an engagement letter dated March 6, 2025, Datavault retained Lake Street Capital Markets, LLC (“Lake Street”) to, at Datavault’s request, render an opinion to Datavault as to the fairness, from a financial point of view, to Datavault of the Purchase Price (as defined below) to be paid by Datavault to CSI for the transferred assets. In selecting Lake Street, Datavault considered, among other things, Lake Street’s qualifications, expertise, reputation, and knowledge of Datavault’s and CSI’s businesses and the industry in which they operate.

The purchase price for the transferred assets consists of: (i) an exclusivity payment fee of $1,000,000, (ii) a breakup fee of $1,000,000, (iii) an amount in cash equal to $5,000,000, (iv) 10,600,000 validly issued, fully paid and nonassessable shares of restricted Common Stock, (v) $5,000,000 payable in the form of the First Convertible Note, (vi) $5,000,000 payable in the form of the Second Convertible Note, (vii) $5,000,000 payable in the form of the Third Convertible Note, (viii) $500,000 for the reimbursement of fees incurred by CSI due to the CSI Acquisition, and (ix) the assumption of transferred liabilities. The terms and conditions of the transactions set forth in the Asset Purchase Agreement (the “Transactions”) are more fully set forth in the Asset Purchase Agreement. Capitalized terms used herein have the respective meanings ascribed thereto in the Asset Purchase Agreement unless otherwise defined herein. At Datavault’s direction, Lake Street’s analysis did not include an evaluation of the transferred liabilities to be assumed by Datavault, and therefore Lake Street disclaimed any opinion with respect thereto. Accordingly, as used herein, the term “Purchase Price” refers only to the consideration specified in clauses (i) through (viii) of this paragraph.

On April 14, 2025, Lake Street rendered its oral opinion, subsequently confirmed in writing, to the Board that, as of such date, and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations set forth in the opinion, the Purchase Price is fair, from a financial point of view, to Datavault.

The full text of Lake Street’s written opinion, dated April 14, 2025, is attached to this Information Statement as Appendix D and is incorporated by reference herein. Stockholders of Datavault are urged to read the entire opinion carefully and in its entirety to learn about the assumptions made, procedures followed, matters considered and limits on the scope of the review undertaken by Lake Street in rendering its opinion. The analysis performed by Lake Street should be viewed in its entirety; none of the methods of analysis should be viewed in isolation when reaching a conclusion on whether the consideration was fair. The opinion addresses only the fairness of the Purchase Price, from a financial point of view, to Datavault, as of the date of the opinion, and does not address Datavault’s underlying business decision to proceed with or effect the CSI Acquisition or the likelihood of consummation of the CSI Acquisition. Lake Street’s opinion was directed to the Board in connection with its consideration of the CSI Acquisition and was not intended to be, and does not constitute, a recommendation to any stockholder as to how such stockholder should vote with respect to the CSI Acquisition or any other matter.

44

In arriving at its opinion, Lake Street conducted such analyses, examinations, and inquiries and considered such other financial, economic and market criteria as it deemed necessary. Lake Street, among other things:

1.	Reviewed the Asset Purchase Agreement;
2.	Reviewed and discussed with management of Datavault and CSI the Acquired Business and the markets applicable to the Acquired Business;
3.	Discussed with management of Datavault and CSI the historical and projected financials for the Acquired Business (the "CSI Projections");
4.	Analyzed public information with respect to certain other companies in lines of business that we believe to be comparable to that of the Acquired Business, in whole or in part, including an analysis of current public market prices and resulting valuation statistics;
5.	Reviewed the financial terms, to the extent publicly available, of certain other transactions involving the acquisition of companies we believe to be comparable to the Acquired Business, in whole or in part;
6.	Performed a discounted cash flow analysis of the Acquired Business on a standalone basis based on the CSI Projections; and
7.	Performed other research and analysis and considered such other factors as we deemed appropriate.

In preparing Lake Street’s opinion, with Datavault’s consent, Lake Street assumed and relied, without independent verification, upon the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to them or discussed with or reviewed by or for them by Datavault and/or CSI. Lake Street further assumed that management of neither Datavault nor CSI was aware of any information or facts that would make any information provided to Lake Street incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of Lake Street’s opinion, Lake Street assumed that with respect to financial forecasts, estimates and other forward-looking information discussed with and reviewed by Lake Street, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of Datavault and CSO as to the expected future results of operations and financial condition of the Acquired Business and did not evaluate or otherwise test such financial forecasts, estimates and other forward-looking information or the underlying assumptions. Lake Street expressed no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. Lake Street also express no opinion as to whether the Transferred Assets and Transferred Liabilities were sufficient to conduct the Acquired Business.

In connection with Lake Street’s opinion, Lake Street assumed and relied upon, without independent verification, the accuracy and completeness of all the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by Lake Street. Lake Street’s opinion did not address any legal, regulatory, tax or accounting issues.

In arriving at its opinion, Lake Street assumed that the Asset Purhcase Agreement would be in all material respects identical to the last draft of each such Asset Purchase Agreement reviewed by them. Lake Street relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties set forth in the Asset Purchase Agreement and all related documents and instruments that are referred to therein were true and correct, (ii) each party to the Asset Purchase Agreement would fully and timely perform all of the covenants and agreements required to be performed by such party thereunder, (iii) the CSI Acquisition would be consummated pursuant to the terms of the Asset Purchase Agreement without amendment of any term or condition thereof the effect of which would be in any way meaningful to Lake Street’s analysis, and (iv) all conditions to the consummation of the CSI Acquisition would be satisfied without waiver by any party of any conditions or obligations thereunder the effect of which would be in any way meaningful to Lake Street’s analysis. Additionally, Lake Street assumed that all the necessary regulatory approvals and third-party consents required for the CSI Acquisition would be obtained in a manner that would not adversely affect Datavault or the contemplated benefits of the CSI Acquisition to Datavault.

In arriving at its opinion, Lake Street did not perform any appraisals or valuations of the Transferred Assets or Transferred Liabilities (fixed, contingent, or other) of Datavault or CSI, and was not furnished or provided with any such appraisals or valuations, nor did Lake Street evaluate the solvency of Datavault or CSI under any state or federal law relating to bankruptcy, insolvency, or similar matters. The analyses performed by Lake Street in connection with its opinion was a going concern analysis. Lake Street was not requested to opine, and no opinion was rendered, as to whether any analyses of Datavault or CSI, other than as a going concern, was appropriate in the circumstances and, accordingly, Lake Street performed no such analysis. Without limiting the generality of the foregoing, Lake Street did not undertake any independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Datavault, CSI, or any of their respective affiliates is a party or may be subject, and at the direction of Datavault and with its consent, Lake Street’s opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

45

Lake Street’s opinion was necessarily based upon the information available to them and facts and circumstances as they existed and were subject to evaluation on the date of the opinion; events occurring after the date of the opinion could materially affect the assumptions used in preparing Lake Street’s opinion. Lake Street did not express any opinion as to any change in the price at which shares of Common Stock may trade following announcement of the CSI Acquisition or at any future time after the date of the opinion. Lake Street did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of the opinion and did not have any obligation to update, revise or reaffirm its opinion.

Consistent with applicable legal and regulatory requirements, Lake Street has adopted policies and procedures to establish and maintain the independence of its research departments and personnel. As a result, Lake Street’s research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Datavault and the CSI Acquisition that differ from the views of its investment banking personnel.

Lake Street, as a customary part of its investment banking business, engages in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and other valuations for estate, corporate, and other purposes. Lake Street will receive a fee from Datavault for providing its opinion which is not contingent upon the consummation of the Transactions. Further, Datavault has agreed to reimburse Lake Street’s expenses and indemnify them against certain liabilities that may arise in relation to its engagement. In the ordinary course of Lake Street’s business, they and their affiliates may actively trade securities of Datavault for their own account or the account of their customers and, accordingly, Lake Street and its affiliates may at any time hold a long or short position in such securities. Lake Street was engaged by Datavault in 2024 to provide a fairness opinion with respect to Datavault’s acquisition of certain assets and liabilities of Data Vault Holdings Inc. for which Lake Street received a cash fee of $250,000 and $20,000 in expense reimbursement. Except as described above, Lake Street did not have a material relationship or receive any payments from Datavault, CSI or their respective affiliates during the past two years. In the future, Lake Street may seek to provide financial advisory and other investment banking services to Datavault for which Lake Street would expect to receive compensation.

Lake Street’s opinion was furnished pursuant to an engagement letter dated March 6, 2025. Lake Street’s opinion was directed to the Board for its use in connection with its consideration of the CSI Acquisition and was not intended to be and did not constitute a recommendation to the stockholders of Datavault. Lake Street’s opinion was approved for issuance by the Lake Street’s Fairness Opinion Committee.

Lake Street’s opinion addressed only the fairness, from a financial point of view, to Datavault of the Purchase Price and Lake Street expressed no opinion as to the fairness of any consideration paid in connection with the CSI Acquisition to the holders of any class of securities, creditors or other constituencies of Datavault. Furthermore, Lake Street expressed no opinion as to any other aspect or implication (financial or otherwise) of the CSI Acquisition, or any other agreement, arrangement or understanding entered into in connection with the CSI Acquisition or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Purchase Price or otherwise. Lake Street’s opinion did not constitute a recommendation that Datavault should complete the CSI Acquisition. Lake Street was not requested to opine as to, and its opinion did not in any manner address the relative merits of the CSI Acquisition in comparison to any alternatives to the CSI Acquisition, Datavault’s underlying decision to proceed with the CSI Acquisition, or any other aspect of the CSI Acquisition, or alternatives to the CSI Acquisition available to Datavault.

46

Summary of Material Financial Analysis

The following is a summary of the material financial analyses performed by Lake Street and reviewed by the Board in connection with Lake Street’s opinion relating to the CSI Acquisition and does not purport to be a complete description of the financial analyses performed by Lake Street. The rendering of an opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by Lake Street or of its presentation to the Board on April 14, 2025. The order of analyses described below does not represent the relative importance or weight given to those analyses by Lake Street. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand Lake Street’s financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Lake Street’s financial analyses.

In performing its analyses, Lake Street made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Datavault or any other parties to the Asset Purchase Agreement. Lake Street does not assume any responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below.

Selected Publicly Traded Comparable Companies

To assess how the public market values shares of publicly traded companies similar to CSI, Lake Street reviewed and selected comparable companies that, in the exercise of its professional judgment, were deemed to be relevant to its analysis after meeting the following criteria: (i) the company operates in the Event Technology, Digital Engagement, and Customer Experience Software industries, and (ii) the market capitalization of the company was under $1.5 million as of April 14, 2025. Although none of the selected companies is identical to CSI, Lake Street selected these companies because they had publicly traded equity securities and were deemed to be similar to CSI in one or more respects, including the nature of their business, size, and financial performance. The selected comparable companies were:

Company	Ticker
TEN Holdings	XHLD
Eventbrite	EB
ON24	ONTF
Kaltura	KLTR
Emerald Holding	EEX
Yext	YEXT
Verint Systems	VRNT
Sprout Social	SPT
PagerDuty	PD

Lake Street obtained financial metrics and projections for the selected companies from SEC EDGAR and S&P Capital IQ (“Capital IQ”). In its analysis, Lake Street derived and compared multiples for CSI and the selected companies, calculated as follows:

● Enterprise value (“EV”) as a multiple of estimated revenue for calendar year 2025 (“CY 2025E”)

● EV as a multiple of estimated revenue for calendar year 2026 (“CY 2026E”)

● EV as a multiple of estimated revenue for calendar year 2027 (“CY 2027E”)

47

● EV as a multiple of estimated EBITDA for CY 2025E

● EV as a multiple of estimated EBITDA for CY 2026E

● EV as a multiple of estimated EBITDA for CY 2027E

This analysis indicated the following:

Financial Multiple	25th Percentile	Median	Average	75th Percentile
2025E EV / Revenue	0.9x	1.5x	2.1x	2.7x
2026E EV / Revenue	0.8x	1.5x	1.7x	2.5x
2027E EV / Revenue	1.3x	1.4x	1.6x	2.5x
2025E EV / EBITDA	5.5x	10.3x	11.9x	19.6x
2026E EV / EBITDA	5.2x	9.3x	9.7x	14.5x
2027E EV / EBITDA	4.5x	6.7x	7.2x	9.9x

No company used in the comparable company analysis is identical to CSI. In reviewing this analysis, Lake Street also considered, among other things, the relative comparability of the selected companies to CSI. Based upon the foregoing and applying its professional judgment, Lake Street selected the representative ranges of the 25th to 75th percentile for each metric. Lake Street then applied the respective representative ranges to CY 2025E revenue and EBITDA, CY 2026E revenue and EBITDA and CY 2027E revenue and EBITDA for CSI resulting in ranges of implied total enterprise values. A summary of these enterprise value ranges is shown in the table below:

Financial Multiple	Representative Range			Implied Enterprise Value*
2025E EV / Revenue	0.9x	-	2.7x	$15	-	$47
2026E EV / Revenue	0.8x	-	2.5x	$20	-	$60
2027E EV / Revenue	1.3x	-	2.5x	$44	-	$86
2025E EV / EBITDA	5.5x	-	19.6x	$22	-	$79
2026E EV / EBITDA	5.2x	-	14.5x	$53	-	$146
2027E EV / EBITDA	4.5x	-	9.9x	$77	-	$169

* Dollars in millions

Lake Street noted that the median value of the median implied enterprise values for the valuations above equaled $44 million (the “Comparable Companies Median Implied EV”). In evaluating the financial multiples for the selected companies, Lake Street made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters. Accordingly, Lake Street’s comparison of selected companies to CSI and analysis of the results of such comparisons was not purely quantitative, but instead necessarily involved qualitative considerations and professional judgments concerning differences in financial and operating characteristics and other factors that could affect the relative value of CSI.

48

Selected Precedent Transaction Analysis

Lake Street performed a selected precedent transactions analysis, which is designed to imply a value for a company based on publicly available financial terms of the selected transactions that share some characteristics with the CSI Acquisition. Lake Street reviewed and selected precedent transactions that, in the exercise of its professional judgment, were deemed to be relevant to its analysis after meeting the following criteria: (i) the target company operated in the Event Technology, Digital Engagement, and Customer Experience Software industries, (ii) transactions that closed since April 14, 2021 with publicly available financial terms (iii) the total implied enterprise value of the transaction was under $5 billion, and (iv) the acquisition was not of a minority interest. In its analysis, Lake Street reviewed the following precedent transactions:

Closed Date	Seller	Buyer
7/2/2024	Everbridge	Thoma Bravo
6/15/2023	Cvent Holding Corp.	Blackstone, Abu Dhabi Investment Authority
5/31/2023	Momentive Global	Symphony Technology Group
3/14/2023	CXApp Holding Corp.	KINS Technology Group
1/12/2023	UserTesting	Thoma Bravo, Sunstone Partners
12/16/2022	Helpshift	Keywords Studios
10/8/2021	Cloudera	Clayton, Dubilier & Rice, KKR & Co.
9/1/2021	SharpSpring	Constant Contact
6/3/2021	Xyvid	V-cube

For each precedent transaction listed above, using publicly available company filings, Capital IQ, and press releases, Lake Street calculated EV multiples based on the target company’s LTM revenue as of the closing date. From this analysis, Lake Street derived the 25th and 75th percentile multiple range for the selected precedent transactions. These multiples were then applied to CSI’s estimated revenue for CY 2025E, CY 2026E and CY 2027E. The resulting precedent transaction enterprise value ranges were then discounted to present value using an estimate of CSI’s weighted average cost of capital as the discount rate. This discount rate was determined by considering market-based and company-specific risks, relying on Lake Street’s professional judgment and experience. The resulting multiple range and respective implied enterprise value range is set forth in the following table:

Financial Multiple	Representative Range			Implied Enterprise Value*
2025E EV / Revenue	3.6x	-	7.6x	$54	-	$116
2026E EV / Revenue	3.6x	-	7.6x	$66	-	$141
2027E EV / Revenue	3.6x	-	7.6x	$80	-	$169

* Dollars in millions

Lake Street noted that the median value of the median implied enterprise values for the valuations above equaled $129 million (the “Precedent Transactions Median Implied EV”). Lake Street also noted that, although the selected transactions were used for comparison purposes, no business of any selected company was either identical or directly comparable to CSI’s business. Accordingly, Lake Street’s comparison of selected companies to CSI and analyses of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and CSI.

49

Discounted Cash Flow Analysis

Lake Street conducted a discounted cash flow analysis for CSI on a stand-alone basis, which is designed to estimate the implied value of a company by calculating the present value of the estimated future unlevered free cash flows and terminal value of the company. Lake Street calculated a range of implied enterprise values of CSI based on forecasts of future unlevered free cash flows for the remainder of calendar year 2025 as of April 14, 2025, through calendar year 2027 provided by the management of CSI. Lake Street first calculated unlevered free cash flows (calculated as earnings before interest and taxes, less taxes, plus depreciation and amortization, less the amount of any increase or plus the amount of any decrease in net working capital, less capital expenditures and less any acquisition costs) of CSI for calendar years 2025 to 2027.

Lake Street then calculated terminal values for CSI using the terminal value method based on exit Revenue and EBITDA multiples as well as perpetual growth. The terminal value based on Revenue multiples was calculated by applying terminal LTM Revenue multiples of 1.3x to 2.5x (selected based on Lake Street’s professional judgement after consideration of the public comparable companies 2027E EV / Revenue Multiples), and the terminal value based on EBITDA multiples was calculated by applying terminal LTM EBITDA multiples of 4.5x to 9.9x (selected based on Lake Street’s professional judgment after consideration of the public comparable companies 2027E EV / EBITDA Multiples) to Company management’s Revenue and EBITDA forecast for calendar year 2027. Lake Street also calculated a terminal value for CSI using the perpetual growth rate method. The terminal value based on the perpetual growth rates was calculated by applying perpetual growth rates of 1.0% to 2.0% to the 2027 free cash flow.

These unlevered free cash flows and terminal values were then discounted to their respective present values as of April 14, 2025, using a range of discount rates of 13.7% to 19.7% (selected based on Lake Street’s professional judgment and derived from an analysis of the estimated weighted average cost of capital using CSI’s comparable company data) to calculate a range of implied total enterprise values for CSI. From this analysis, Lake Street derived the values produced from the discounted cash flow analysis set forth in the following table:

Financial Multiple	Representative Range			Implied Enterprise Value*
Terminal Revenue Multiple	1.3x	-	2.5x	$43	-	$79
Terminal EBITDA Multiple	4.5x	-	9.9x	$65	-	$141
Perpetual Growth Rate	1.0%	-	2.0%	$49	-	$80

* Dollars in millions

Lake Street noted that the median value of the median implied enterprise values for each of the discounted cash flow methods above equaled $61 million (the “Discounted Cash Flow Implied EV”). Lake Street also noted that the median value of all the valuation methods above equaled $77 million (the “Median Implied EV”).

Summary.

Lake Street noted that the $29.5 million Purchase Price was less than the Comparable Companies Median Implied EV of $44 million, the Precedent Transactions Median Implied EV of $129 million, the Discounted Cash Flow Implied EV of $61 million, and the Median Implied EV of $77 million.

50

General.

The summary set forth above does not contain a complete description of the analyses performed by Lake Street, but does summarize the material analyses performed by Lake Street in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Lake Street believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Lake Street opinion. In arriving at its opinion, Lake Street considered the results of all its analyses and did not attribute any particular weight to any factor or analysis. Instead, Lake Street made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Lake Street’s view of the actual value of Datavault or CSI.

As described above, Lake Street’s opinion was only one of many factors considered by the Board in making its determination to approve the CSI Acquisition. Lake Street was not requested to and did not solicit any expressions of interest from any other parties with respect to any business combination with Datavault.

Lake Street is a full-service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, Lake Street and its affiliates may acquire, hold or sell, for it and its affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Datavault and the other parties to the CSI Acquisition, and, accordingly, may at any time hold a long or a short position in such securities. Lake Street and its affiliates may in the future provide investment banking and other financial services to the parties of the CSI Acquisition for which Lake Street would expect to receive compensation.

Lake Street is acting as financial advisor to the Board in connection with the CSI Acquisition. Pursuant to its engagement letter with Lake Street, Datavault has agreed to pay Lake Street a fixed fee upon the delivery of its fairness opinion to the Board. The fairness opinion fee is not contingent upon the CSI Acquisition closing. These fees were determined by Lake Street and proposed to Datavault. In addition, Datavault has agreed to indemnify Lake Street for certain liabilities that may arise out of its engagement and the rendering of Lake Street’s opinion.

ACTION FIVE

APPROVAL OF THE ISSUANCE OF SHARES OF COMOMN STOCK UPON CONVERSION OF THE APRIL NOTES AND EXERCISE OF THE APRIL WARRANTS

Summary

The Board and Majority Stockholders approved the issuance of shares of Common Stock upon the conversion of the April Notes (as defined below) and upon exercise of the April Warrants (as defined below) both of which were issued to the investors (“April Investors”) who entered into the securities purchase agreement with the Company on March 31, 2025.

Background

On March 31, 2025, the Company, entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the April Investors, pursuant to which the April Investors agreed to purchase from the Company (a) in a registered direct offering, senior secured convertible notes having an aggregate principal amount of $5,555,555 (the “Initial April Notes”) for an aggregate purchase price of $5,000,000 and senior secured convertible notes having an aggregate principal amount of $11,111,111 (the “Additional April Notes”, and together with the Initial April Notes, the “April Notes”) for an aggregate purchase price of $10,000,000 upon satisfaction of certain closing conditions applicable to the Initial April Notes and Additional April Notes, respectively and (b) in a concurrent private placement, common stock purchase warrants (“April Warrants”) to purchase up to 19,346,101 shares of Common Stock (the “April Warrant Shares”), of which April Warrants to purchase up to 6,448,700 shares of Common Stock will be issued in connection with the issuance of the Initial April Notes (the “Initial April Warrants”) and April Warrants to purchase up to 12,897,401 shares of Common Stock will be issued in connection with the issuance of the Additional Notes (the “Additional April Warrants”).

The closing of Initial April Notes and Initial April Warrants (the “Initial April Closing”) took place on April 3, 2025. The closing of the Additional April Notes and Additional April Warrants (the “Additional April Closing,” and together with the Initial April Closing, the “April Closings”) will take place on or after the date that is 20 days after the mailing by the Company of a definitive information statement on Schedule 14(c) with respect to the approval, by written consent of the Company’s stockholders, of the issuance of the shares of Common Stock issuable upon conversion of the April Notes and exercise of the April Warrants and a one-time reset, at the Company’s option, of the exercise price of outstanding common stock purchase warrants held by the Purchasers that do not contain “alternative cashless exercise” features (the “Stockholder Approval”).

The April Notes carry a 10% original issue discount, and mature 18 months from the date of issuance. No interest accrues during the term of the April Notes, unless an event of default occurs, in which case interest will accrue at a rate of 12% per annum. The obligations under these April Notes rank senior to all other existing indebtedness and equity of the Company. The April Notes are convertible into shares of the Company’s common stock at any time beginning on the date of Stockholder Approval at the option of the holders thereof, in whole or in part, into such number of shares of Common Stock (the “Conversion Shares”) at an initial conversion price equal to $1.00 per share (the “Conversion Price”). Alternatively, the April Notes are convertible at a price (the “Alternate Conversion Price”) equal to the greater of (x) the Floor Price (as defined below) and (y) 90% of the lowest volume weighted adjusted price of the shares of Common Stock (the “VWAP”) in the ten (10) trading days prior to the applicable conversion date (“Alternate Conversions”). The conversion price of the April Notes is subject to a floor price of $0.1794 (the “Floor Price”).

In the event the Alternate Conversion Price would be lower than the Floor Price, the Company is required to compensate the holders of the 2025 Notes by paying the holders in cash an amount (the “Alternate Conversion Floor Amount”) equal to the product obtained by multiplying (A) the VWAP on the day the holder delivers the applicable conversion notice and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to the holder on the applicable share delivery date with respect to such Alternate Conversion from (II) the quotient obtained by dividing (x) the applicable conversion amount that the holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without being limited by the Floor Price. The April Notes contain 4.99/9.99% beneficial ownership limitations and customary provisions regarding events of defaults and negative covenants.

The Warrants have an initial exercise price of $0.8615 per share. The Initial April Warrants will be exercisable upon effectiveness of Stockholder Approval and expire five (5) years from the date of such effectiveness. The Additional April Warrants will be issued in the Additional April Closing, exercisable immediately upon issuance and expire five (5) years from the date of issuance. The exercise price of the April Warrants is subject to (a) downward adjustment in the event the Company issues shares of common stock or common stock equivalents having an effective price lower than the then current exercise price of the April Warrants, subject to certain exceptions and (b) standard, proportional adjustments in the event of certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate changes. The April Warrants contain 4.99/9.99% beneficial ownership limitations.

Effect of Issuance of Additional Securities

The issuance of the securities described above would result in the issuance of over 20% of the Company’s outstanding shares of Common Stock on a pre-transaction basis. As such, for so long as holders of the April Notes and April Warrants beneficially own a significant amount of shares of our Common Stock, it could significantly influence future Company decisions. Our stockholders will incur dilution of their percentage ownership to the extent that the April Investors exercise the April Warrants or convert the April Notes.

Nasdaq Marketplace Requirements and the Necessity of Stockholder Approval

The Common Stock is currently listed on the Nasdaq Capital Market and, as such, the Company is subject to the Nasdaq rules. Nasdaq Rule 5635(d) requires the Company to obtain stockholder approval prior to the issuance of shares of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock) equal to 20% or more of the shares of Common Stock outstanding prior to such issuance where the price of the Common Stock to be issued is below the “Minimum Price.” “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Shares of common stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value.

The issuance of the April Warrant Shares and Common Stock issuable upon conversion of the April Notes was therefore approved by the Board and Majority Stockholders pursuant to Nasdaq Rule 5635(d).

Additional Information

This summary is intended to provide you with basic information concerning the Securities Purchase Agreement, the April Warrants, and the April Notes. The full text of each of the form of the Securities Purchase Agreement, the April Warrants, and the April Notes were filed as exhibits to our Current Report on Form 8-K filed with the SEC on April 4, 2025.

Vote Required

The Company’s Bylaws provide that all matters (other than the election of directors and except to the extent otherwise required by applicable Delaware law) shall be determined by a majority of the issued and outstanding shares of our capital stock entitled to vote cast affirmatively or negatively. Accordingly, this action was approved by the affirmative vote through the Written Consent by the Majority Stockholders.

ADDITIONAL INFORMATION

Please read all sections of this Information Statement carefully. The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the SEC. You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Sullivan & Worcester LLP, Attn: David E. Danovitch, Esq. at (212) 660-3060.

Costs of the Information Statement

The Company is mailing this Information Statement and will bear the costs associated therewith. The Company is not making any solicitations. The Company will request brokerage houses, nominees, custodians, fiduciaries, and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

CSI INDEX TO FINANCIAL STATEMENTS

INDEPENDENT AUDITOR'S REPORT

To the Stockholders

CompuSystems, Inc.

Lisle, Illinois

Opinion

We have audited the accompanying financial statements of CompuSystems, Inc. (CSI), which comprise the balance sheets as of December 31, 2024 and 2023, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CompuSystems, Inc. as of December 31, 2024 and 2023, and the results of operations and its cash flows for the years then ended in accordance with the accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of CompuSystems, Inc. and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Recurring Operating Losses and Capital Deficiency

CompuSystems, Inc. has suffered recurring losses from operations and has a net capital deficiency. As discussed in Note 8 to the financial statements, on December 19, 2024, CSI entered into an asset purchase agreement whereby substantially all of CSI's assets will be sold to another party with a closing date no later than March 31, 2025. The financial statements do not include any adjustments that might result from this pending sale. Our opinion is not modifed with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about CompuSystems, Inc.'s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of CompuSystems, Inc.'s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about CompuSystems, Inc.'s ability to continue as a going concern for a reasonable period of time

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CompuSystems, Inc. as of December 31, 2024 and 2023, and the changes in its net assets and cash flows for the years then ended in accordance with the accounting principles generally accepted in the United States of America.

Naperville, Illinois

March 19, 2025

CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2024, AND 2023

	2024	2023
ASSETS

CURRENT ASSETS
Cash	$190,768	$355,205
Accounts receivable, net	545,481	373,965
Unbilled receivables	128,548	171,553
Materials inventory	114,747	199,383
Prepaid expenses and other	120,786	445,812

Total current assets	1,100,330	1,545,918

RIGHT-OF-USE ASSETS	711,481	813,335

PROPERTY AND EQUIPMENT, NET	2,904,093	2,446,250

OTHER ASSETS
Deposits	133,900	133,400

Total other assets	133,900	133,400

TOTAL ASSETS	$4,849,804	$4,938,903

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$444,548	$885,865
Accrued expenses	2,756,832	2,274,746
Customer deposits and allowances	177,853	131,404
Line of credit	1,750,000	2,000,000
Current maturities of long-term debt	1,183,101	1,883,096
Operating lease liabilities, current portion	334,459	282,530
Loan from shareholder	1,033,000	-

Total current liabilities	7,679,793	7,457,641

LONG-TERM LIABILITIES
Operating lease liabilities, net of current portion	377,022	530,805

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, no par value, 1,000,000 shares authorized, 362,500 shares issued and 312,500 shares outstanding	-	-
Paid-in-capital	4,160,000	4,160,000
Accumulated deficit	(7,024,243)	(6,866,775)
Less treasury stock, at cost	(342,768)	(342,768)

Total stockholders' equity (deficit)	(3,207,011)	(3,049,543)

TOTAL LIABILITIES AND NET ASSETS	$4,849,804	$4,938,903

See accompanying notes to financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS FOR THE YEARS ENDED DECEMBER 31, 2024, AND 2023

	2024	2023
SALES
Registration	$4,204,353	$4,572,563
Exhibitor software	7,314,423	7,729,348

Total sales	11,518,776	12,301,911

COST OF SALES	8,351,646	8,942,089

GROSS PROFIT	3,167,130	3,359,822

OPERATING EXPENSES
Sales and marketing	1,078,162	1,441,653
General and administrative	1,610,257	1,613,584
Depreciation and amortization	1,007,637	2,180,630

Total operating expenses	3,696,056	5,235,867

OPERATING INCOME (LOSS)	(528,926)	(1,876,045)

OTHER INCOME (EXPENSE)
Interest expense	(352,905)	(243,192)
Loss on impairment of capitalized software (Note 7)	-	(1,614,487)
Exclusivity fee (Note 8)	1,000,000	-
Litigation and other (Note 7)	(275,637)	(428,407)

Total other income (expense)	371,458	(2,286,086)

NET LOSS	$(157,468)	$(4,162,131)

See accompanying notes to financial statements.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY FOR THE YEARS ENDED DECEMBER 31, 2024, AND 2023

	Common	Paid-In	Treasury	Accumulated
	Stock	Capital	Stock	Deficit	Total
Balance at January 1, 2023	$-	$4,160,000	$(342,768)	$(2,704,644)	$1,112,588

Net loss	-	-	-	(4,162,131)	(4,162,131)

Balance at December 31, 2023	$-	$4,160,000	$(342,768)	$(6,866,775)	$(3,049,543)

Balance at January 1, 2024	$-	$4,160,000	$(342,768)	$(6,866,775)	$(3,049,543)

Net loss				(157,468)	(157,468)

Balance at December 31, 2024	$-	$4,160,000	$(342,768)	$(7,024,243)	$(3,207,011)

See accompanying notes to financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2024, AND 2023

	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(157,468)	$(4,162,131)
Adjustments to reconcile change in net assets to net cash from operating activities
Depreciation and amortization	1,007,637	2,180,630
Loss on impairment of capitalized software	-	1,614,487
(Increase) decrease in:
Accounts receivables	(171,516)	1,353,069
Unbilled receivables	43,005	26,671
Materials inventory	84,636	20,908
Prepaid expenses, depostis and other	324,526	(258,876)
Increase (decrease) in
Accounts payable	(441,317)	213,929
Accrued expenses and other	482,086	45,962
Customer deposits and allowances	46,449	(528,364)

Total adjustments	1,375,506	4,668,416

Net cash from operating activities	1,218,038	506,285

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(261,252)	(79,696)
Development in progress, customized software	(1,204,228)	(1,340,926)

Net cash used in investing actvities	(1,465,480)	(1,420,622)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings on revolving line of credit	(250,000)	1,500,000
Payments on long-term debt	(699,995)	(273,556)
Debt proceeds	1,033,000	-
Payment to shareholder for convertible debt	-	(225,000)

Net cash from financing actvities	83,005	1,001,444

NET INCREASE (INCREASE) IN CASH	(164,437)	87,107

CASH, BEGINNING OF PERIOD	355,205	268,098

CASH, END OF PERIOD	$190,768	$355,205

Supplemental disclosure of cash flow information Cash payments for interest	$352,905	$243,192

See accompanying notes to financial statements.

 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	NATURE OF OPERATIONS

CompuSystems, Inc. (CSI), incorporated on July 20, 1976 under the Illinois business corporation act of 1933, provides registration, lead collection, and ancillary data processing services to the meeting, convention and tradeshow industry. CSI conducts business throughout the United States, and in Europe and Asia.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting and Presentation

The financial statements are prepared on the accrual basis of accounting whereby revenues and assets are recognized when earned, and expenses and liabilities are recognized when incurred.

Cash

Cash consists of demand deposits in financial institutions that include balances the exceed federally insured limits. CSI has not experienced any losses on such accounts and its managment does not believe it is exposed to significant risk.

Allowance for Credit Losses

CSI grants trade credit to its customers located within and outside of the United States of America. The allowance for credit losses is an estimate based on CSI's historical collection experience. Such allowances were $108,568 and $128,568 as of December 31, 2024 and 2023, respectively.

Unbilled Receivables

Unbilled receivables consist of costs incurred for future shows in excess of billing realized.

Materials Inventory

Materials inventory is stated at the lower of cost (determined under the first-in, first-out method) or market.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is provided using straight-line and accelerated methods over the estimated useful lives of assets ranging from from 3 to 15 years.

CSI capitalizes in-house and contracted costs related to the design, development, and implementation of computer software marketed to clients and to exhibitors and registrants attending client events. Such capitalized costs are amortized over a three-year term.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Customer Deposits and Allowances

Customer deposits and allowances consists of remittances for future shows. Such deposits are applied to revenue in the period in which the show occurs, or refunded.

Revenue Recognition

Revenue is primarily from the sale of products, services, and digital assets, including software, applications, technology solutions, lead generation, customer support, and event-related activities. Revenue is recognized once service or product is invoiced and delivered, all typically within one year. Additional revenue is derived from rental income, physical goods sales, and other sources.

Leases

Effective January 1, 2022, CSI implemented Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU) No 2016-02, Leases (Topic 842), which requires the recognition of right-of-use assets and lease liabilities based on the present value of the remaining lease payments. A risk-free rate of return of 3.39% was used as the discount rate in order to determine present value.

Income Taxes

CSI has elected to be taxed as an S corporation under the provisions of the Internal Revenue Code. Under these provisions, the company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income tax on their respective share of the CSI's taxable income. CSI is subject to other various state and franchise taxes in states in which operations are conducted.

CSI evaluates all significant tax positions for federal and state income tax purposes. As of December 31, 2024 and 2023, CSI does not believe it has taken any positions that would require the recording of any additional tax liability.

CSI is subject to routine audits by taxing jurisdictions. Tax years that remain open for examination generally include the current and threee preceding years, however, there are currently no audits for any tax periods in progress. CSI's policy is to classify income tax related interest and penalities in interest expense and other expenses.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued) Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	PROPERTY AND EQUIPMENT

Property and equipment as of December 31 consists of:

	2024	2023
Production equipment and lead collection devices	$1,246,181	$984,928
Customized software	8,286,469	7,082,242
Office furniture, fixtures, and equipment	29,007	29,007
Leasehold improvements	115,283	115,283
Transportation equipment	28,237	28,237
Total property and equipment	9,705,177	8,239,697

Less accumulated depreciation and amortization	(6,801,084)	(5,793,447)

Property and equipment, net	$2,904,093	$2,446,250

Depreciation and amortization expense for the years ended December 31, 2024 and 2023 was $1,007,637 and $2,180,630, respectively.

4.	REVOLVING LINE OF CREDIT AND TERM LOAN

CSI maintains a $2,000,000 revolving line of credit (LOC) that originated in March 1, 2021, has a one-year term, is secured by a Blanket UCC Lien on all business assets, and has an interest rate equal to the prime rate as published in the Wall Street Journal plus one percent (which was 8.50% as of December 31, 2023) and has been periodically renewed. Effective October 31, 2024, the LOC has been renewed through February 28, 2025 with interest at the prime rate plus 4.00%. Interest on the revolving line of credit is computed daily and is payable on a monthly basis.

CSI also has a term loan that originated in August 2016 in the amount of $4,912,117. This loan bears a variable interest rate equal to the lender's prime rate plus one percent (which was 8.5% as of January 31, 2023), and is collateralized by all business assets. The loan, as amended in March 2021, was due April 1, 2023 and has been periodically renewed. Effective October 31, 2024, the term loan was renewed through through February 28, 2025.

The revolving line of credit and bank loan agreements are subject to meet certain loan covenants pertaining to debt service liquidity. As of December 31, 2024, CSI was in compliance with these covenants or they were waived. Management is in process of obtaining a six month extension on these agreements.

Effective April 19, 2024, CSI entered into a loan and security agreement with a related party which provides for loans up to $1,500,000 with interest payable at 15% and a maturity date of October 31, 2025.

5.	LEASES

CSI is party to separate lease agreements for its primary office space and warehouse facilities. The lease agreement for CSI’s primary office space located at 2601 Navistar Drive, Lisle, Illinois commenced in July 2020 and continued through June 2023. During July 2022, the agreement was renewed through June 2027 at an initial annual base rent of $178,882, scheduled to increase by $0.50 per rentable square foot annually through the end of the lease term. Rent expense under this agreement for the years ended December 31, 2024 and 2023 was $182,948 and $197,639, respectively.

The lease agreement for CSI’s warehouse facilities located at 4995 Varsity Drive, Lisle, Illinois commenced in October 2014 and continues through December 2025. Initial monthly rent under this agreement was $6,184 and is scheduled for 3% annual increases. Rent expense under this agreement for the years ended December 31, 2024 and 2023 was $97,550 and $94,709, respectively.

5.	LEASES (Continued)

During June 2024, CSI entered into an equipment finance agreement requiring 60 monthly payments of $3,745 through June 2029 with a discount rate of 8.5%. The agreement is collateralized by the underlying equipment acquired.

In accordance with generally accepted accounting principles in the United States of America, CSI has recognized right-of-use assets and corresponding lease liabilities as follows:

	Office	Warehouse	Equipment	Total
2025	$189,042	$100,477	$44,940	$334,459
2026	193,110	-	44,940	238,050
2027	113,834	-	44,940	158,774
2028	-	-	44,940	44,940
2029	-	-	22,470	22,470

Total lease payments	$495,986	$100,477	$202,230	798,693
Less: Interest				(87,212)
Present value of lease liabilities				$711,481

6.	EMPLOYER PROFIT-SHARING AND 401(K) CONTRIBUTIONS

The Company maintains a 401(k) plan that covers substantially all of its employees. Under the 401(k) plan, the Company can voluntarily match 35% of employee contributions up to 3% of each participating employee's gross compensation. The Company did not make voluntary matching contributions to the plan for the years ended December 31, 2024 or 2023.

7.	CONTINGENCIES

Pursuant to an amended complaint filed on September 23, 2024, a vendor of CSI is seeking to collect from CSI approximately $929,000 in unpaid invoices. CSI has submitted its response on October 17, 2024 disputing this claim and has filed a counterclaim alleging deficiencies in services rendered, seeking damages of approximately $6 million for amounts previously paid. Due to the deficiencies in services, CSI has written off related amounts previously capitalized and recorded an impairment loss for the remaining unamortized amount of $1,614,487 as of December 31, 2023. Management plans to vigorously defend this action and does not anticipate any further losses.

For the years ended December 31, 2024 and 2023, CSI incurred net losses of $157,468 and $4,162,131 and has stockholders deficits of $3,207,011 as of $3,049,543, respectively. As further discussed in Note 8, CSI entered into an asset purchase agreeement with another party to sell substantially all of CSI's assets. Should this agreement be terminated for any reason, the shareholders are committed to providing the necessary financing to sustain operations for a period of at least one year after the balance sheet date.

8.	PENDING SALE OF ASSETS

On December 19, 2024, CSI entered into an asset purchase agreeement with another party to sell substantially all of CSI's asset which is scheduled to close no later than May 15, 2025. In connection with this sale, certain liabilities will be transferred to the purchaser pursuant to terms of the asset purchase agreement. Proceeds from the sale will be used to satisfy remaining liablities retained by CSI. Subsequent to the sale, management plans to wind down operations of CSI which will ultimately be dissolved.

In connection with the asset purchase agreement, CSI received a $1,000,000 exclusivity fee which is included in other income.

9.	SUBSEQUENT EVENTS

Subsequent events have been evaluated through March 19, 2025, which was the date that these financial statements were available for issuance

As further discussed in Note 4, effective October 31, 2024, the revolving line of credit and term loan were renewed through February 28, 2025. Management is in process of obtaining a six month extension.

Other than the matter described above, management is not aware of any additional subsequent events that would require recognition or disclosure in the financial statements.

APPENDIX A

Reverse Stock Split

FORM OF CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

DATAVAULT AI INC.

Datavault AI Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is Datavault AI Inc.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, as amended, and any amendments thereto (the “Certificate of Incorporation”), last amended by a certificate of amendment to the Certificate of Incorporation filed with the Secretary of State on October 19, 2023.

THIRD: Article Fourth of the Certificate of Incorporation is hereby amended by inserting the following previous below the last sentence in Article Fourth of the Certificate of Incorporation:

“Upon the filing of this Amendment with the Secretary of State of the State of Delaware (the “2025 Effective Time”), each ________ outstanding shares of Common Stock outstanding immediately prior to the Effective Time (the “2025 Old Common Stock”) shall be combined and converted into one (1) share of Common Stock (the “2025 New Common Stock”) based on a ratio of one share of 2025 New Common Stock for each _____ shares of 2025 Old Common Stock (the “2025 Reverse Split Ratio”). This reverse stock split (the “2025 Reverse Split”) of the outstanding shares of Common Stock shall not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, which shall remain as set forth under this Article Fourth.

The 2025 Reverse Split shall occur without any further action on the part of the Corporation or the holders of shares of 2025 New Common Stock and whether or not certificates representing such holders’ shares prior to the Reverse Split are surrendered for cancellation. No fractional interest in a share of 2025 New Common Stock shall be deliverable upon the 2025 Reverse Split, all of which shares of 2025 New Common Stock be rounded up to the nearest whole number of such shares. All references to “Common Stock” in these Articles shall be to the 2025New Common Stock.

The 2025 Reverse Split will be effectuated on a stockholder-by-stockholder (as opposed to certificate-by-certificate) basis, except that the 2025 Reverse Split will be effectuated on a certificate-by-certificate basis for shares held by registered holders. For shares held in certificated form, certificates dated as of a date prior to the 2025 Effective Time representing outstanding shares of 2025 Old Common Stock shall, after the 2025 Effective Time, represent a number of shares of 2025 New Common Stock as is reflected on the face of such certificates for the 2025 Old Common Stock, divided by the 2025 Reverse Split Ratio and rounded up to the nearest whole number. The Corporation shall not be obligated to issue new certificates evidencing the shares of 2025 New Common Stock outstanding as a result of the 2025 Reverse Split unless and until the certificates evidencing the shares held by a holder prior to the 2025 Reverse Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

FOURTH: This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be effective as of New York Time on the date written below.

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this   day of    , 2025.

DATAVAULT AI INC.

By:
Nathaniel Bradley, Director and Chief Executive Officer

A-2

APPENDIX B

Proposed Amendment to the Certificate of Incorporation to Permit the Board to Amend the Bylaws

FORM OF CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

DATAVAULT AI INC.

Datavault AI Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The name of the Corporation is Datavault AI Inc.

SECOND: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation, as amended, and any amendments thereto (the “Certificate of Incorporation”), last amended by a certificate of amendment to the Certificate of Incorporation filed with the Secretary of State on          , 2025.

THIRD: The below provision is hereby inserted into the Certificate of Incorporation as Article Seventh of the Certificate of Incorporation to read in its entirety as set forth below:

“Seventh: In furtherance and not in limitation of the powers conferred by law, the board of directors of the Corporation is expressly authorized and empowered to adopt, amend, alter, or repeal the bylaws without any action on the part of the stockholders. The stockholders shall also have the power to adopt, amend, alter, or repeal the bylaws.”

FOURTH: This amendment was duly adopted in accordance with the provisions of Sections 212 and 242 of the General Corporation Law of the State of Delaware.

FIFTH: This Certificate of Amendment shall be effective as of New York Time on the date written below.

SIXTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officer thereunto duly authorized this day of , 2025.

DATAVAULT AI INC.

By:
Nathaniel Bradley, Director and Chief Executive Officer

B-1

APPENDIX C

ASSET PURCHASE AGREEMENT

between

WISA TECHNOLOGIES, INC.,

a Delaware corporation,

and,

COMPUSYSTEMS, INC.,

an Illinois corporation

Dated as of December 19, 2024

C-1

TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS AND RULES OF CONSTRUCTION		1
1.1.	Definitions	1
1.2.	Rules of Construction	9
ARTICLE II. PURCHASE AND SALE; ASSUMPTION OF LIABILITIES		10
2.1.	Purchase and Sale of the Transferred Assets	10
2.2.	Transferred Liabilities; Retention by Seller of Excluded Liabilities	11
2.3.	Consent to Assignment	11
ARTICLE III. PURCHASE PRICE		12
3.1.	Purchase Price	12
3.2.	Allocation of Purchase Price	13
3.3.	Withholding	13
3.4.	Adjustments	13
3.5.	Fractional Shares	13
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLER		14
4.1.	Corporate Existence	14
4.2.	Corporate Authority; Binding Effect	14
4.3.	No Conflicts; Governmental Approvals and Consents	14
4.4.	Subsidiaries	15
4.5.	Financial Statements; Liabilities	15
4.6.	Solvency; Fraudulent Conveyance	15
4.7.	Indebtedness	16
4.8.	Absence of Changes	16
4.9.	Sufficiency of Assets	16
4.10.	Title to Transferred Assets; Properties	16
4.11.	Transferred Contracts	17
4.12.	Litigation	17
4.13.	Compliance with Laws; Permits	17
4.14.	Anti-Corruption; International Trade.	17
4.15.	Intellectual Property	18
4.16.	Privacy and Data Security	22
4.17.	Insurance	22
4.18.	Tax Matters	22

-i-

4.19.	Employment Matters; Benefit Plans	24
4.20.	Brokers and Other Advisors	24
4.21.	Business Records	24
4.22.	[Omitted]	25
4.23.	Territorial Restrictions; Operation of the Business	25
4.24.	Seller Investment Acknowledgments	25
4.25.	Exclusivity of Representations; No other Representations or Warranties	26
ARTICLE V. REPRESENTATIONS OF PURCHASER		26
5.1.	Corporate Existence	26
5.2.	Corporate Authority	26
5.3.	Capitalization	27
5.4.	Governmental Approvals and Consents	28
5.5.	Litigation	28
5.6.	Brokers and Other Advisors	28
5.7.	Exclusivity of Representations; No other Representations or Warranties	28
ARTICLE VI. AGREEMENTS OF PURCHASER AND SELLER		28
6.1.	Conduct of the Business	28
6.2.	Investigation of Business	30
6.3.	Necessary Efforts	30
6.4.	Public Disclosures	31
6.5.	Access to Records and Personnel	31
6.6.	Non-Competition	33
6.7.	Non-Solicitation; No-Hire	34
6.8.	Tax Matters	34
6.9.	Mail Handling	35
6.10.	Wrong Pockets	35
6.11.	No Solicitation of Acquisition Proposals	36
6.12.	Business Records	36
6.13.	Trademarks; Trade Names; Service Marks	36
6.14.	Notification	36
6.15.	Meeting of Stockholders	37
6.16.	Purchaser Fairness Opinion	37
6.17.	Registration Statement	37
6.18.	Seller Stockholder Approval	38

-ii-

6.19.	Event Pass Asset Purchase	38
6.20.	Transfer Notices	39
6.21.	Voting Agreement	39
ARTICLE VII. CONDITIONS TO CLOSING		39
7.1.	Conditions Precedent to Obligations of Purchaser and Seller	39
7.2.	Conditions Precedent to Obligation of Purchaser	39
7.3.	Conditions Precedent to Obligation of Seller	41
ARTICLE VIII. CLOSING		42
8.1.	Closing Date	42
8.2.	Purchaser Obligations	42
8.3.	Seller Obligations	43
8.4.	Name Change	43
ARTICLE IX. INDEMNIFICATION		43
9.1.	Survival	43
9.2.	Indemnification by Seller	44
9.3.	Indemnification by Purchaser	44
9.4.	Limitations on Indemnification	45
9.5.	Indemnification Procedures	46
9.6.	Treatment of Indemnification Payments	47
ARTICLE X. TERMINATION		47
10.1.	Termination Events	47
10.2.	Termination Procedures	48
10.3.	Effect of Termination.	48
10.4.	Breakup Fee	48
ARTICLE XI. MISCELLANEOUS		49
11.1.	Notices	49
11.2.	Bulk Transfers	50
11.3.	Severability	50
11.4.	Further Assurances; Further Cooperation	50
11.5.	Counterparts	50
11.6.	Expenses	50
11.7.	Assignment; Successors and Assigns	51
11.8.	Amendment; Waiver	51
11.9.	Remedies	51

-iii-

11.10.	Third Parties; No Benefit to Third Parties	52
11.11.	Governing Law	52
11.12.	Dispute Resolution; Waiver of Jury Trial	52
11.13.	Disclosure Schedules	54
11.14.	Entire Agreement	54
11.15.	Non-Recourse	54
11.16.	Waiver and Release of Claims	55
11.17.	No Joint Venture	55
11.18.	Section Headings; Table of Contents	56
11.19.	Fulfillment of Obligations	56

INDEX OF EXHIBITS

Exhibit A	–	Excluded Liabilities
Exhibit B	–	Excluded Assets
Exhibit C	–	Transferred Assets
Exhibit D	–	Transferred Liabilities
Exhibit E	–	Form of Escrow Agreement
Exhibit F	–	Form of Convertible Note
Exhibit G	–	Form of Voting Agreement

-iv-

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT is dated as of December 19, 2024 (the “Agreement”), by and between WiSA Technologies, Inc., a Delaware corporation (“Purchaser”), and CompuSystems, Inc., an Illinois corporation (“Seller”) (Purchaser and Seller are collectively referred to herein as the “Parties” and individually as a “Party”). Capitalized terms used in this Agreement shall have the meanings indicated in Section 1.1, or as otherwise defined in this Agreement.

RECITALS

A.      Seller is engaged in, among other things, the Business and owns, directly or indirectly, certain Assets used in the conduct of the Business.

B.      Seller desires to sell, transfer, convey, assign and deliver to Purchaser and Purchaser desires to purchase and assume from Seller, all of Seller’s right, title and interest in and to the Transferred Assets and the Transferred Liabilities of the Acquired Business, upon the terms and subject to the conditions specified in this Agreement.

C.      The board of directors of Purchaser and the board of directors of Seller have each approved and deemed it advisable and in the best interest of their respective stockholders for, as applicable, (i) Seller to sell, transfer and assign to Purchaser, and Purchaser to purchase from Seller, the Transferred Assets, (ii) Seller to assign, and Purchaser to assume, the Transferred Liabilities and (iii) Seller and Purchaser to enter into this Agreement and consummate the transactions contemplated hereunder.

D.      Concurrently with the consummation of the transactions contemplated by this Agreement, Purchaser, Seller and the Escrow Agent shall enter into the Escrow Agreement, the form of which is attached as Exhibit E hereto, providing for release of the Breakup Fee as set forth therein.

E.       In connection with the transaction contemplated herein the majority of the stockholders of Purchaser shall enter into a Voting Agreement (the “Voting Agreement”) with Purchaser, the form of which is attached as Exhibit G hereto.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.
DEFINITIONS AND RULES OF CONSTRUCTION

1.1.	Definitions.

Unless otherwise provided herein, capitalized terms used in this Agreement shall have the following meanings:

“Acquired Business” shall mean the Business solely to the extent it utilizes the Transferred Assets.

“Acquisition Proposal” shall mean an indication of interest, offer or proposal to acquire, directly or indirectly, (a) the Acquired Business or Seller, as the case may be, or (b) all or any substantial portion of the Transferred Assets or assets of Seller, in each case, in a single transaction or series of related transactions (whether such acquisition is structured as a sale of stock, sale of assets, merger, recapitalization or otherwise, other than the transactions contemplated by this Agreement).

“Affiliate” of a Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by contract or otherwise, and the terms “controlling” and “controlled by” have meanings correlative to the foregoing.

1

“Agreement” shall have the meaning set forth in the Recitals.

“Allocation Principles” shall have the meaning set forth in Section 3.2.

“Allocation Schedule” shall have the meaning set forth in Section 3.2.

“Anti-Corruption Laws” shall mean all applicable U.S. Laws relating to the prevention of corruption and bribery.

“Assets” shall mean, with respect to any Person, all assets, properties, rights and claims of every nature, kind and description, tangible and intangible, owned or leased or licensed, wheresoever located and whether or not carried or reflected on the books or records of such Person.

“Assumed Payables” shall mean the Liabilities set forth in Exhibit C.

“Bankruptcy and Equity Exception” shall have the meaning set forth in Section 4.2.

“Basket” shall have the meaning set forth in Section 9.4(d).

“Benefit Plan” shall mean each “employee benefit plan” (as defined in Section 3(3) of ERISA or the equivalent applicable Law), whether or not subject to ERISA, and each other employment, change in control, retention, bonus, commission, defined benefit or defined contribution, pension, profit sharing, deferred compensation, stock ownership, stock purchase, stock option, stock appreciation, restricted stock, restricted stock unit, phantom stock or other equity-based compensation, retirement, vacation, severance, redundancy, termination, disability, death benefit, medical, dental, or other employee compensation and benefit plan, policy, program, agreement or arrangement, in each case, that Seller sponsor, maintain or contribute to (or are required to contribute to) or have any Liability with respect to, for the benefit of Business employees and their beneficiaries and dependents.

“Bill of Sale, Assignment and Assumption Agreement” shall have the meaning set forth in Section 8.2(a).

“Books and Records” shall have the meaning set forth in Section 6.5(c).

“Breakup Fee” shall mean an amount in cash equal to $1,000,000, paid into the Escrow Account within six (6) Business Days from the Signing Date.

“Business” shall mean the development, marketing and sale of Seller Products and any ancillary activities thereto, including the development and use of Intellectual Property therefor, in each case, as conducted by Seller as of the Closing.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, United States of America are permitted or required by Law to be closed.

“Closing” shall have the meaning set forth in Section 8.1.

“Closing Cash Consideration” shall have the meaning set forth in Section 3.1(a).

“Closing Date” shall have the meaning set forth in Section 8.1.

“Closing Indebtedness” shall mean the Indebtedness of Seller immediately before the Closing relating solely to the Acquired Business and the Transferred Assets, which shall be set forth on Section 4.7 of the Disclosure Schedules, but excluding any Indebtedness that is to be satisfied/discharged at Closing or immediately thereafter with Closing proceeds.

2

“Closing Stock Consideration” shall have the meaning set forth in Section 3.1(a).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean common stock of Purchaser, par value $0.0001 per share.

“Common Stock Warrants” shall have the meaning set forth in Section 5.3(b).

“Confidentiality Agreement” means that certain Mutual Confidentiality and Nondisclosure Agreement entered into between Purchaser and Seller, executed on October 4, 2024.

“Consent” shall have the meaning set forth in Section 6.3.

“Contract” shall mean any written agreement, contract, subcontract, license, sublicense, lease, indenture, Purchaser order or other legally binding commitment or undertaking of any nature.

“Contracting Parties” shall have the meaning set forth in Section 11.15.

“Datavault Transaction” shall have the meaning set forth in Section 7.1(c).

“Data Room” shall mean the virtual data room related to the transactions contemplated by this Agreement.

“Disclosure Schedules” shall have the meaning set forth in the first sentence of ARTICLE IV.

“Disputes” shall have the meaning set forth in Section 11.12(a).

“Dollars” or “$”, when used in this Agreement or any other Transaction Document, shall mean United States dollars unless otherwise stated.

“Effect” shall mean any change, effect, event, occurrence, state of facts or development.

“Effective Time” shall have the meaning set forth in Section 8.1.

“Employment Agreement” shall mean the employment agreement, including a non-competition and non-solicitation agreement, mutually agreed to and signed by Purchaser and Mark LoGiurato as of or prior to the Closing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any entity (whether or not incorporated) which would be treated as a single employer with Seller or any of its Subsidiaries under Sections 414(b), (c), (m) or (o) of the Code and the Treasury Regulations promulgated thereunder.

“Escrow Account” means the escrow account established pursuant to the Escrow Agreement.

“Escrow Agent” shall mean Wilmington Trust, National Association, with offices at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402.

“Escrow Agreement” shall mean the escrow agreement entered into prior to the date hereof, by and among Purchaser, Seller and the Escrow Agent pursuant to which Purchaser shall deposit the Breakup Fee with the Escrow Agent to be applied to the transactions contemplated hereunder.

“EventPass” shall have the meaning set forth in Section 6.19.

3

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Assets” shall mean the Assets set forth in Exhibit B.

“Excluded Liabilities” shall mean the Liabilities set forth in Exhibit A.

“Excluded Taxes” shall mean any (a) Taxes of Seller (or any member, stockholder or Affiliate of Seller), or for which Seller (or any member, stockholder or Affiliate of Seller) is liable (including pursuant to Treasury Regulations Section 1.1502-6 (or any analogous or similar state, local, or non-U.S. Law), as a transferee or successor, by Contract, or pursuant to any other Law), for any Tax Period (including, for the avoidance of doubt, any such Tax that becomes a Liability of Purchaser under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of Contract or Law); (b) Taxes related to the Excluded Assets or Excluded Liabilities, in each case, for any Tax period; (c) Taxes relating to the Acquired Business, the Transferred Assets or the Transferred Liabilities for any Pre-Closing Tax Period no matter when they accrue; and (d) any Transfer Taxes for which Seller is liable pursuant to Section 6.8(a) and other Taxes attributable to the transactions contemplated by this Agreement (including Taxes imposed on Purchaser as a result of the Parties’ failure to comply with any bulk sales Laws and other similar Laws in any applicable jurisdiction in respect of the transactions contemplated by this Agreement).

“Exclusivity Payment Fee” shall mean a non-refundable amount in cash equal to $1,000,000, paid to Seller within six (6) Business Days from the Signing Date, as compensation for Seller’s agreement to Section 6.11 of this Agreement.

“Fraud” shall mean fraud as constituted under common law of the State of Delaware.

“First Convertible Note” shall mean the convertible promissory note, the form of which is attached as Exhibit F hereto.

“GAAP” shall mean United States generally accepted accounting principles as promulgated by all relevant accounting authorities and as in effect on the date hereof.

“Governmental Authority” shall have the meaning set forth in Section 4.3(b).

“Held Asset” shall have the meaning set forth in Section 6.10(a).

“Indebtedness” shall mean, without duplication: (a) all obligations for the repayment of money borrowed (including the principal amount thereof or, if applicable, the accreted amount thereof) or with respect to any deposit or advance of any kind of Seller, whether or not represented by bonds, debentures, notes or other securities (whether or not convertible into any other security) and whether owing to banks, financial institutions, on credit cards or similar instruments, or otherwise (including any amounts owed by Seller under any credit card); (b) all obligations of Seller under any conditional sale or other title retention agreement relating to property acquired by Seller (other than trade accounts payable that were incurred in the ordinary course of business); (c) all obligations of Seller in respect of the deferred purchase price of any asset or service (other than current accounts payable incurred in the ordinary course of business that are not more than ninety (90) days past due); (d) all obligations of Seller to pay rent or other payment amounts under a lease which is required to be classified as a capital lease or a liability on the face of a balance sheet prepared in accordance with GAAP; (e) all outstanding reimbursement obligations of Seller with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of Seller; (f) all obligations of Seller under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks; (g) all obligations secured by (or for which any Person has to the right, contingent or otherwise, to be secured by) any Lien on property owned by Seller, whether or not indebtedness secured thereby will have been assumed; (h) all guaranties, endorsements, assumptions and other contingent obligations of Seller in respect of, or to purchase or to otherwise acquire, Indebtedness of others; (i) all premiums, penalties, fees, expenses, breakage costs and change of control payments required to be paid or offered in respect of any of the foregoing on prepayment (regardless if any of such have accrued), as a result of the consummation of the transactions contemplated by this Agreement or in connection with any lender or securityholder consent; (j) all accrued interest payable of Seller with respect to any of the foregoing; and (k) all Excluded Taxes that are due but unpaid as of the Closing Date, provided that the existence of any of the foregoing indebtedness shall not be considered Indebtedness if it is to be satisfied/discharged at Closing or immediately thereafter with Closing proceeds.

4

“Indemnifying Party” shall have the meaning set forth in Section 9.4(a).

“Independent Accountant” shall mean BDO USA or if such firm is unwilling or unable to serve as the Independent Accountant, such other firm of independent accountants of national standing to which Seller and Purchaser mutually agree in writing.

“Intellectual Property” shall mean all rights associated with the following: (a) patents and applications therefor, utility models and applications therefor and statutory invention registrations (including any continuations, continuations-in-part, divisionals, reissues, renewals, foreign counterparts or modifications for any of the foregoing); (b) trade secret rights, rights in know-how and all other rights in or to confidential business or technical information (“Trade Secrets”); (c) copyrights in works of authorship of any type (including copyrights in software), mask work rights and design rights, whether or not registered, and registrations and applications for registration thereof, and all rights therein provided by applicable international treaties or conventions, all moral and common law rights thereto; (d) trademarks, trade names, service marks, service names, trade dress rights, domain names, social media identifiers, URLs, IP addresses, IP address ranges and websites and similar designation of origin, in each case whether registered or unregistered, and all goodwill symbolized thereby and associated therewith (“Trademarks”); and (e) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

“IRS” shall mean the United States Internal Revenue Service.

“IT Infrastructure” shall mean all IT systems; network or telecommunications equipment and software, including desktop computer software; accounting, finance and database software; general software development and control systems; and tools, environments and other general IT functionality used in the operation of the Acquired Business.

“JAMS” shall have the meaning set forth in Section 11.12(a).

“Key Employee” shall mean Mark LoGiurato.

“Law” shall mean any law, treaty, statute, ordinance, rule, code or regulation of a Governmental Authority or judgment, decree, order, writ, award, injunction or determination of an arbitrator or court or other Governmental Authority.

“Liabilities” shall mean any liabilities, obligations, guarantees (including lease guarantees), commitments, damages, losses, debts, claims, demands, judgments or settlements of any nature or kind, whether direct or indirect, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured and whether or not required by GAAP to be provided or reserved against on a balance sheet.

“Liens” shall mean any mortgage, easement, lease, sublease, right of way, trust or title retention agreement, pledge, lien (including any lien for unpaid Taxes), charge, security interest, adverse claim, option or any restriction or other encumbrance of any kind.

“Losses” shall mean any and all losses, damages, Taxes, liabilities, costs (including reasonable out-of-pocket costs of investigation) and expenses, including interest, penalties, settlement costs, judgments, awards, fines, costs of mitigation, court costs and fees (including reasonable attorneys’ fees and expenses).

“Material Adverse Effect” shall mean any Effect that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the Acquired Business, results of operations, assets or financial (or other) condition of the Acquired Business, or the Transferred Assets, taken as a whole; provided, that Effects, alone or in combination, that arise out of or result from the following, individually or in the aggregate, shall not be considered when determining whether a Material Adverse Effect has occurred: (i) changes in economic conditions, financial, labor, credit or securities markets in general or the industries and markets in which the Acquired Business is operated or in which products of the Acquired Business are used or distributed; (ii) any change after the date hereof in Laws, GAAP or any other accounting standard applicable to the Acquired Business, or the enforcement or interpretation thereof, applicable to the Acquired Business; (iii) acts of God (including any hurricane, flood, tornado, earthquake, any epidemics or quarantine restrictions or other natural disaster or any other force majeure event), calamities, national or international political or social conditions, including acts of war, the engagement in hostilities, or the occurrence of any military attack or terrorist act in the jurisdictions in which the Acquired Business is conducted or any escalation or worsening of any of the foregoing; or (iv) any action taken by or inaction of Purchaser, including the announcement of the transactions contemplated by this Agreement and the other Transaction Documents; provided, however, that the exceptions in clauses (i), (ii) and (iii) shall only be applicable to the extent that such Effects do not have a disproportionate adverse impact on the Acquired Business relative to businesses in the same or similar industries as the Acquired Business, or (b) the ability of Seller or its Affiliates, as applicable, to perform their respective obligations under this Agreement in a timely manner or to consummate the transactions contemplated by this Agreement.

5

“Nasdaq” shall mean The Nasdaq Stock Market LLC.

“Nonparty Affiliates” shall have the meaning set forth in Section 11.15.

“Objection Period” shall have the meaning set forth in Section 9.5(b).

“Objections Notice” shall have the meaning set forth in Section 3.2.

“Omitted Asset” shall have the meaning set forth in Section 6.10(b).

“Open Source Code” shall mean any Software that is distributed under “open source” or “free software” terms, that is distributed under the GPL, LGPL, Mozilla License, Apache License, Common Public License, BSD license or similar terms and including any Software distributed with any license term or condition that: (a) requires or conditions, the use or distribution of such Software on the disclosure, licensing, or distribution of any source code for any portion of such Software or any derivative work of such Software; or (b) otherwise imposes any limitation, restriction, or condition on the right or ability of the licensee of such Software to use or distribute such Software or any derivative work of such Software.

“ordinary course of business” shall mean in the ordinary course of the operation of the Acquired Business, consistent with past practices of the Acquired Business.

“Outside Date” shall have the meaning set forth in Section 10.1(b).

“Owned Intellectual Property” shall mean any and all Intellectual Property that is owned or co-owned (or purported to be owned or co-owned) by Seller or any of its Affiliates and used or held for use in the Business.

“Party” and “Parties” shall have the respective meanings set forth in the Recitals to this Agreement.

“Permits” shall mean any permit, franchise, authorization, license or other consent or approval, waiver, exemption or allowance issued or granted by any Governmental Authority or pursuant to any Law and, for the avoidance of doubt, shall not include Public Use Licenses.

“Permitted Liens” shall mean (a) Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings, (b) mechanics’, workmen’s, repairmen’s, warehousemen’s, carriers’ or other similar Liens, including all statutory Liens, or notices of commencement or similar filings, arising or incurred in the ordinary course of business with respect to any amounts not yet due and payable or which are being contested in good faith through (if then appropriate) appropriate proceedings, (c) original purchase price conditional sales contracts and equipment leases, and related liens and financing statements, with third parties entered into in the ordinary course of business and (d) Liens that do not, individually or in the aggregate, materially affect the use of the underlying Transferred Asset for the purpose it is being utilized for by the Acquired Business on the Closing Date.

6

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust, incorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

“Pre-Closing Period” shall mean the period starting on the Signing Date ending on the Closing Date.

“Pre-Closing Tax Period” shall mean any taxable period (or portion thereof) ending on or before the Closing Date.

“Preferred Stock” shall have the meaning set forth in Section 5.3(a)(ii).

“Preferred Stock Warrants” shall have the meaning set forth in Section 5.3(c).

“Proceeding” shall mean any claim, action, arbitration, audit, hearing, inquiry, examination, proceeding, litigation or suit (whether civil, criminal, or administrative) commenced, brought, conducted, or heard by or before, or otherwise involving any Governmental Authority or arbitrator.

“Proxy Statement” shall have the meaning set forth in Section 6.15.

“Public Use License” shall mean any commercial data license granted by a Governmental Authority.

“Purchase” shall mean the purchase and sale of the Transferred Assets and the assumption of the Transferred Liabilities on the terms set forth in this Agreement and the other Transaction Documents.

“Purchase Price” shall have the meaning set forth in Section 3.1.

“Purchaser” shall have the meaning set forth in the Recitals.

“Purchaser Fairness Opinion” shall have the meaning set forth in Section 6.16.

“Purchaser Fundamental Representations” shall mean the representations and warranties set forth in Section 5.1 (Corporate Existence), Section 5.2 (Corporate Authority), and Section 5.3 (Capitalization).

“Purchaser Indemnified Person” shall have the meaning set forth in Section 9.2(a).

“Purchaser Stockholder Approval” shall have the meaning set forth in Section 5.2(b).

“Purchaser Stockholders Meeting” shall have the meaning set forth in Section 6.15.

“Registration Statement” shall have the meaning set forth in Section 6.17.

“Release” shall be defined as that term is defined in 42 U.S.C. § 9601 (22).

“Representative” shall mean, with respect to any Person, any officer, director, principal, partner, manager, member, attorney, accountant, agent, employee, consultant, financial advisor or other authorized representative of such Person.

“Retained Contracts” shall mean all Contracts of Seller other than the Transferred Contracts.

“Sanctioned Country” shall mean a country or territory which is itself the subject of or target of comprehensive Sanctions.

7

“Sanctioned Person” shall mean a Person (a) listed on any Sanctions-related list of designated Persons maintained by a Governmental Authority, (b) located, organized or resident in a Sanctioned Country or (c) greater than 50% owned or controlled by one or more Persons described in clauses (a) or (b) above.

“Sanctions” shall mean any Laws in any part of the world related to import transactions, export transactions, or economic or trade sanctions or restrictions; the economic sanctions rules and regulations implemented under statutory authority or the U.S. President’s Executive Orders and administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or U.S. Department of State; and all relevant Laws made under any of the foregoing.

“Second Convertible Note” shall mean the convertible promissory note, the form of which is attached as Exhibit F hereto.

“Securities” shall have the meaning set forth in Section 6.17(b).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall have the meaning set forth in the Recitals to this Agreement.

“Seller Fundamental Representations” shall mean the representations and warranties set forth in Section 4.1 (Corporate Existence), Section 4.2 (Corporate Authority; Binding Effect), Section 4.3 (No Conflicts; Governmental Approvals and Consents), Section 4.4 (Subsidiaries), Section 4.6 (Solvency; Fraudulent Conveyance), Section 4.9 (Sufficiency of Assets), Section 4.10 (Title to Transferred Assets; Properties), Section 4.15(d) (Ownership), Section 4.15(e) (Infringement), and Section 4.15(o) (Transferred IP List; Sufficiency).

“Seller Products” shall mean Seller’s products and services solely to the extent they utilize the Transferred Assets.

“Seller Service Provider” shall mean any current or former employee, independent contractor, consultant, agent, advisor, founder, officer or director of Seller.

“Seller Software” shall mean Software of Seller solely to the extent it utilizes the Transferred Assets.

“Seller Stockholder Approval” shall have the meaning set forth in Section 6.18.

“Signing Date” shall mean the date of this Agreement.

“Software” shall mean computer software (including web sites, HTML code, and firmware and other software embedded in hardware devices), source code, and object code, application programming interfaces, software tools, and user interfaces.

“Specified Representations” shall mean the representations and warranties set forth in Section 4.18 (Tax Matters) and Section 4.19 (Employment Matters; Benefits Plans).

“Stockholder Consent” shall have the meaning set forth in Section 6.15.

“Straddle Period” mean any taxable period beginning on or before and ending after the Closing Date.

“Subsidiary” or “Subsidiaries” of Purchaser, Seller or any other Person shall mean any corporation, partnership or other legal entity of which Purchaser, Seller or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

8

“Tax” or “Taxes” shall mean (a) any federal, state, local, non-U.S. or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, unincorporated business, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, excise, custom duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, real and personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, escheat, withholding, estimated or other tax, fee, duty, charge or assessment by a Governmental Authority of any kind whatsoever (including amounts imposed for failure to file or provide correct or timely information to any Governmental Authority or third parties), together with any interest, penalties, additions to tax and additional amounts imposed by any Governmental Authority, whether disputed or not, and (b) any obligation to indemnify or otherwise assume or succeed to any amount of the type described in clause (a) of any other Person.

“Tax Return” shall mean any return, declaration, report, election, claim for refund, disclosure, form, statement or other document relating to Taxes, and filed with or required to be filed with a Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

“the knowledge of” a Party shall mean, with respect to Seller, the actual knowledge of Mark LoGiurato after reasonable inquiry, and with respect to Purchaser, the actual knowledge of Brett Moyer after reasonable inquiry.

“Transaction Documents” shall mean this Agreement, the Bill of Sale, Assignment and Assumption Agreement, the Employment Agreement, the Escrow Agreement, the First Convertible Note, the Second Convertible Note and all other documents to be executed in connection with the transactions contemplated by this Agreement.

“Transfer Taxes” mean any transfer, filing, recordation, ad valorem, value added, sales (including bulk sales), use, stamp, excise, license, documentary, or other similar Taxes, fees, or charges arising out of, in connection with, or attributable to the transactions contemplated by this Agreement.

“Transferred Assets” shall mean the Assets set forth in Exhibit C, including without limitation, Transferred Contracts, Transferred IP, Transferred IT, and Transferred Personal Property.

“Transferred Contracts” shall have the meaning set forth in Exhibit C.

“Transferred IP” shall have the meaning set forth in Exhibit B.

“Transferred IT” shall have the meaning set forth in Exhibit C.

“Transferred Liabilities” shall mean the Liabilities set forth in Exhibit C.

“Transferred Personal Property” shall mean all tangible personal property and interests therein, including tools, vehicles, machinery, fixtures, equipment, furnishings, furniture, computer equipment, office equipment and supplies, telephone systems, telecopiers, photocopiers, information technology related hardware, and other tangible personal property of every kind and description that are relating to or used or held for use in connection with the Acquired Business, including, without limitation, those items listed in Schedule 1.1(a), but excluding any Excluded Assets.

“Treasury Regulations” means the regulations promulgated under the Code.

“Voting Agreement” shall have the meaning set forth in the recitals.

1.2.	Rules of Construction.

(a)      The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein (or is otherwise entitled to indemnification) in any respect, the fact that there exists another representation, warranty or covenant (including any indemnification provision) relating to the same subject matter (regardless of the relative levels of specificity) which such Party has not breached (or is not otherwise entitled to indemnification with respect thereto) shall not detract from or mitigate the fact that such Party is in breach of the first representation, warranty or covenant (or is otherwise entitled to indemnification pursuant to a different provision).

9

(b)      The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement, will refer to this Agreement as a whole (including any annexes, exhibits and schedules to this Agreement) and not to any particular provision of this Agreement, and recital, article, section, subsection, exhibit, annex and schedule references are to this Agreement unless otherwise specified. The exhibits, annexes and schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. The words “include,” “including” or “includes” when used herein shall be deemed in each case to be followed by the words “without limitation” or words having similar import. When a reference is made in this Agreement to “Articles,” “Sections,” or “Exhibits,” such reference shall be to an Article or Section of, or an Exhibit to this Agreement unless otherwise indicated. The word “extent” in the phrase “to the extent” means the degree to which a thing extends, and does not simply mean “if”. The headings and table of contents in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. The use of “Affiliates” and “Subsidiaries” shall be deemed to be followed by the words “as such entities exist as of the relevant date of determination”. Any reference to “days” means calendar days unless Business Days are expressly specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa. The word “or” is not exclusive, unless the context otherwise requires. An accounting term not otherwise defined herein has the meaning ascribed to it in accordance with GAAP (it being understood that in the event of any discrepancy between GAAP and the provisions of this Agreement, the provisions of this Agreement shall control). A reference to a statute, listing rule, regulation, order or other applicable law includes a reference to the corresponding regulations and instruments and includes a reference to each of them as amended, consolidated, recreated, replaced or rewritten.

ARTICLE II.
PURCHASE AND SALE; ASSUMPTION OF LIABILITIES

2.1.	Purchase and Sale of the Transferred Assets.

Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver, or shall cause to be sold, assigned, transferred, conveyed and delivered, to Purchaser, and Purchaser shall purchase, acquire and accept all right, title and interest in and to the Transferred Assets, free and clear of all Liens other than Permitted Liens. For the avoidance of doubt, the Transferred Assets shall not include the Excluded Assets.

10

2.2.	Transferred Liabilities; Retention by Seller of Excluded Liabilities.

Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser shall assume, pay, perform and discharge when due all of the Transferred Liabilities. For the avoidance of doubt, Purchaser shall not be obligated or have any responsibility of any nature, in any event, to assume, pay, perform, discharge or be responsible for any of the Excluded Liabilities, including liabilities relating to the Acquired Business, or Transferred Assets that exist or arise out of the operation or ownership of the Transferred Assets or Business, on or prior to the Closing, and that is not a Transferred Liability.

2.3.	Consent to Assignment.

(a)      Notwithstanding anything in this Agreement to the contrary, but subject to Section 6.3, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery of any Transferred Asset (including any Contract or Permit or any claim, right or benefit arising thereunder or resulting therefrom, in each case, included in the Transferred Assets) if any attempted sale, assignment, transfer, conveyance or delivery of such Transferred Asset (i) would constitute a breach or violation of any applicable Law (whether by operation of law or otherwise), (ii) would adversely affect the rights of Purchaser and its Affiliates thereunder or (iii) if such Transferred Asset cannot be sold, assigned, transferred, conveyed or delivered without any Consent that has not been obtained (or does not remain in full force and effect at) the Closing (any such Transferred Asset, a “Deferred Asset”), unless and until (A) such Deferred Asset can be sold, assigned, transferred, conveyed or delivered in accordance with Section 2.1 without such breach, violation of Law or adverse effect on Purchaser’s rights thereunder, or (B) such Consent is obtained at or prior to Closing (and remains in full force and effect at the Closing), at which time, in the case of clauses (A) and (B), and without the payment of any further consideration by any Person, such Deferred Asset and related Transferred Liability shall be deemed to be sold, assigned, transferred, conveyed or delivered in accordance with Section 2.1 and assumed in accordance with Section 2.3(a) and shall cease to be a Deferred Asset. With respect to any such Deferred Asset, including after Closing, Seller shall, and shall cause its Affiliates to, (1) use its commercially reasonable efforts to obtain, or cause to be obtained, all Consents required to assign or transfer such Deferred Asset to Purchaser (or its Affiliate) and (2) upon obtaining the requisite Consents, sell, assign, transfer, convey and deliver all rights associated with such Deferred Asset to Purchaser (or its Affiliate), in each case, without the payment of any further consideration by any Person or agreement by any Person to any amendments, modifications or waivers of any terms of any Deferred Assets that would adversely affect the rights of Purchaser and its Affiliates thereunder in order to obtain such Consents.

(b)      To the extent and during the period any Transferred Asset remains a Deferred Asset, and without further consideration (i) Seller shall use commercially reasonable efforts to provide Purchaser and its Affiliates (and their respective designees) the maximum allowable use of the Deferred Asset (which shall include, at a minimum, the economic benefits of such Deferred Asset), including by establishing an agency type or other similar arrangement reasonably satisfactory to Purchaser under which Purchaser, its Affiliates and their respective designees would obtain, to the fullest extent practicable, the applicable Deferred Assets and assume the applicable Transferred Liabilities arising thereunder or resulting therefrom in accordance with this Agreement (including by means of any subcontracting, sublicensing or subleasing arrangement), and (ii) to the extent permitted by applicable Law, Seller shall, and shall cause its Affiliates to, use commercially reasonable efforts to exercise, enforce and exploit, only at the direction of and for the benefit of Purchaser, any and all claims, rights and benefits of Seller or its Affiliates arising in connection with such Deferred Asset. During such period and without further consideration, (A) Seller shall promptly (and in any event, within three (3) Business Days) pay, assign and remit to Purchaser when received all monies and other consideration received by it or its Affiliates under any Deferred Asset or any claim, right or benefit arising thereunder, and (B) Purchaser shall promptly pay, perform or discharge when actually due any Transferred Liability arising thereunder. Notwithstanding the foregoing, to the extent that such Consent has not been obtained by the date that is two (2) years after the Closing, Seller shall no longer be obligated to provide the services described in this Section 2.3 with respect to any Deferred Assets and there shall be no charge or penalty to Seller; provided, however, that this Section 2.3 shall apply to the Transferred Contracts for the term of such contract. If Seller provides any services under this Section 2.3 to a third party, pursuant to any of the Transferred Contracts, the Parties agree to enter into a service agreement, in a form to be mutually agreed between the Parties, which service agreement shall reflect the services Seller is obligated to provide under such Transferred Contract.

11

ARTICLE III.
PURCHASE PRICE

3.1.	Purchase Price.

(a)      On the terms and subject to the conditions set forth herein, the consideration payable in respect of the sale, assignment and delivery of the Transferred Assets shall be in the aggregate of $75,000,000, and shall consist of: (i) the Exclusivity Payment Fee, (ii) the Breakup Fee, (iii) an amount in cash equal to $10,000,000 (the “Closing Cash Consideration”), (iv) 10,600,000 validly issued, fully paid and nonassessable shares of restricted Common Stock, with an agreed per share price of $5.00 (the “Closing Stock Consideration”), (v) $5,000,000 payable in the form of the First Convertible Note by Purchaser to Seller, (vi) $5,000,000 payable in the form of the Second Convertible Note by Purchaser to Seller, and (vii) the assumption of the Transferred Liabilities, which clauses (i) through (vii) above, collectively, shall comprise the total consideration to be paid for the Transferred Assets (collectively, the “Purchase Price”). The Parties acknowledge that Purchaser will not be assuming any Excluded Liabilities and that Seller will remain responsible for all Excluded Liabilities.

(b)      At the Closing, Purchaser shall:

(i)	instruct the Escrow Agent to release the Breakup Fee from the Escrow Account;

(ii)	deliver an amount in cash to Seller equal to the Closing Cash Consideration;

(iii)	issue to Seller an aggregate amount of shares of Common Stock equal to the Closing Stock Consideration; and

(iv)	issue to Seller the First Convertible Note and the Second Convertible Note.

12

3.2.	Allocation of Purchase Price.

Purchaser and Seller agree that the Purchase Price (and all other amounts treated as consideration for U.S. federal and applicable state and local income Tax purposes) shall be allocated among the Transferred Assets for all purposes (including financial accounting and Tax purposes) in accordance with Section 1060 of the Code and the Treasury Regulations promulgated thereunder (the “Allocation Principles”). A preliminary draft allocation schedule will be jointly prepared by the parties prior to Closing. Within sixty (60) days after the Closing Date, Purchaser shall prepare and deliver to Seller a draft allocation schedule prepared in accordance with the Allocation Principles for Seller’s review and consent. Within thirty (30) days following the receipt by Seller of such draft allocation schedule, Seller shall review such draft allocation schedule and submit to Purchaser in writing any reasonable objections or proposed changes to the draft allocation schedule (an “Objections Notice”). Unless Seller submits an Objections Notice on or prior to the expiration of such thirty (30) day period, the draft allocation schedule prepared and delivered to Seller pursuant to this Section 3.2 shall be deemed agreed upon by the Parties and shall be deemed conclusive. If Seller submits an Objections Notice, the Parties shall negotiate in good faith and use their commercially reasonable efforts to resolve such dispute. If, after negotiating in good faith, the Parties are unable to agree on a mutually satisfactory allocation schedule within thirty (30) days after the expiration of the thirty (30) day period referred to above, so much of the draft allocation schedule that remains disputed shall be promptly referred to the Independent Accountant for resolution; provided, however, that the Independent Accountant shall be required to make its determination in a manner consistent with the Allocation Principles. Upon finalization of such allocation schedule (either by mutual agreement of the Parties (actual or deemed) or by the Independent Accountant) (the “Allocation Schedule”), (i) the Allocation Schedule shall be amended as, and to the extent necessary, to reflect any adjustment to the Purchase Price, (ii) except to the extent required to comply with audit determinations of any Governmental Authority with jurisdiction over a Party, Purchaser, Seller and their respective Affiliates shall report the purchase and sale for all required federal income Tax and all other applicable Tax purposes in a manner consistent with the Allocation Schedule, and (iii) Purchaser, Seller and their respective Affiliates shall not take any position in any Tax Return or Proceeding with respect to Taxes that is inconsistent with the Allocation Schedule without the consent of the other Party. Purchaser, Seller and their respective Affiliates agree to file Internal Revenue Service Form 8594 (Asset Acquisition Statement Under Section 1060), and all federal and state Income Tax Returns, in accordance with the Allocation Schedule, and Purchaser and Seller agree to provide the other with any information reasonably required to complete IRS Form 8594 within fifteen (15) days of any reasonable request for such information by such other Party.

3.3.	Withholding.

Purchaser, Seller, their respective Affiliates and agents, and any other applicable withholding agent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any payment made pursuant to this Agreement such amounts as are required to be deducted or withheld under applicable Law. To the extent that such amounts are so deducted or withheld and paid over to the proper Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

3.4.	Adjustments.

Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Closing Date, any change in the number of outstanding shares of Common Stock shall occur as a result of a reclassification, recapitalization, stock split (including a reverse stock split) or similar event, or combination, exchange or readjustment of shares, or any stock dividend with a record date during such period, the Closing Stock Consideration shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement prior to such event.

3.5.	Fractional Shares.

Notwithstanding any other provision of this Agreement, no fractional shares of Common Stock shall be issued as the Closing Stock Consideration. The number of shares of Common Stock to which Seller is entitled under the terms hereof shall, be rounded down to the nearest whole number of shares of Common Stock.

13

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Purchaser, subject to the disclosures and exceptions set forth in the disclosure schedules delivered by Seller to Purchaser concurrently herewith (the “Disclosure Schedules”), as of the Signing Date and as of the Closing Date, as follows:

4.1.	Corporate Existence.

Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Seller has the requisite corporate power and authority to own, lease and operate its properties, rights and assets related to the Acquired Business (including the Transferred Assets) and to conduct the Acquired Business as the same is now being conducted by it. Seller is duly qualified to do business as a foreign corporation under the Laws of all jurisdictions where the nature of the Acquired Business or location of the Transferred Assets requires such qualification and is in good standing in each jurisdiction where such qualification is necessary, in each case, except as would not be reasonably expected to have a Material Adverse Effect.

4.2.	Corporate Authority; Binding Effect.

This Agreement and the other Transaction Documents to which Seller is a party and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by Seller by all requisite corporate, partnership or similar action and no other proceedings on the part of Seller necessary for Seller to authorize the execution or delivery of this Agreement or any of the other Transaction Documents to which Seller is a party or to perform any of its obligations hereunder or thereunder. Seller has full corporate, limited liability company, partnership or similar organizational (as applicable) power and authority to execute and deliver the other Transaction Documents to which it is a party and to perform its obligations hereunder or thereunder. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by each other Party) this Agreement constitutes a valid and legally binding obligation of Seller, enforceable against it in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and the implied covenant of good faith and fair dealing (the “Bankruptcy and Equity Exception”). When each other Transaction Document to which Seller is, or will be, party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other Party), such Transaction Document will constitute a valid and legally binding obligation of Seller, enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

4.3.	No Conflicts; Governmental Approvals and Consents.

(a)      The execution and delivery of this Agreement and the other Transaction Documents by Seller to which it is a party, the performance by Seller of its obligations hereunder and thereunder and the consummation by Seller of the transactions contemplated hereby and thereby, do not (i) violate or conflict with any provision of the organizational documents of Seller, (ii) result in any violation or breach of, or constitute any default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or a loss of a benefit under, any Transferred Contract, (iii) result in the creation of any Lien (except for Permitted Liens) upon the Acquired Business or the Transferred Assets or (iv) violate, conflict with or result in any material breach under any provision of any Law applicable to Seller (to the extent it relates to the transactions contemplated by this Agreement), the Acquired Business or the Transferred Assets, in each case, except as would not be reasonably expected to result in a Material Adverse Effect.

14

(b)      No Consent, order or license from, notice to or registration, declaration or filing with, any United States, supranational or foreign, federal, state, provincial, municipal or local government agency, court of competent jurisdiction, administrative agency or commission or other governmental or regulatory authority or instrumentality (“Governmental Authority”), is required on the part of Seller in connection with the execution, delivery or performance of this Agreement or any of the other Transaction Documents to which Seller is a party or the consummation of the transactions contemplated hereby and thereby, except for such Consents, orders, licenses, filings or notices that have been or will be obtained as of the Closing.

4.4.	Subsidiaries.

Section 4.4 of the Disclosure Schedules sets forth a complete and accurate list of each Subsidiary of Seller.

4.5.	Financial Statements; Liabilities.

(a)      Prior to the Closing Date, Seller has made available to Purchaser (i) the unaudited balance sheet of Seller as of December 31, 2024 (which may be in draft form and subject to revision, due to timing constraints) (the “Balance Sheet Date”), and the related unaudited consolidated statement of operations of Seller for the year ended 2024, together with the notes thereto and which may be in draft form and subject to revision, due to timing constraints (together, the “Unaudited Financial Statements”), and (ii) the audited balance sheet of Seller as of December 31, 2023, and December 31, 2022, and the related audited consolidated statement of operations of Seller for the financial years 2023 and 2022, together with the notes thereto (together, the “Audited Financial Statements”, and together with the Unaudited Financial Statements, the “Financial Statements”). The Financial Statements have been prepared from the books and records of Seller in accordance with GAAP in effect as of the applicable date or period, consistently applied throughout the periods covered thereby. The Financial Statements fairly present, in all material respects, the combined financial position of the Business, the net assets of the Business and the results of operations of the Business for the periods covered thereby, in each case, in conformity with GAAP, with only such deviations from such accounting principles as are referred to the notes to thereto and subject to normal year-end audit adjustments.

(b)      There are no Liabilities of the Business that would be required under GAAP (or, to the knowledge of Seller, would not be required under GAAP) to be disclosed on a balance sheet of the Business, except (i) Liabilities disclosed on the Financial Statements, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) transaction expenses incurred in connection with the negotiation of this Agreement and the Transaction Documents and (iv) Liabilities expressly set forth on Section 4.5(b) of the Disclosure Schedules.

4.6.	Solvency; Fraudulent Conveyance.

As of and immediately after the Closing, Seller is and will be able to pay its debts as they become due in the ordinary course of business and will own assets having a present fair saleable value greater than its stated Liabilities and identified contingent Liabilities, including any contingent Liabilities, Seller may have in respect of any actual or alleged violation or noncompliance of Law by Seller (exclusive of any Transferred Liabilities). Immediately after the Closing, Seller will have adequate capital to carry on its business and to perform its obligations under its Contracts, other than Transferred Contracts. Seller has not incurred, does not intend to incur, and does not reasonably believe it will incur debts beyond its ability to pay as such debts mature or become due. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereunder, delay or defraud either present or future creditors of Seller or to prevent Seller from performing its obligations under its Contracts, other than Transferred Contracts. The transactions contemplated hereunder do not constitute a fraudulent conveyance, or otherwise give rise to any right of any creditor of Seller whatsoever to any of the Transferred Assets after the Closing.

15

4.7.	Indebtedness.

(a)      Section 4.7(a) of the Disclosure Schedules sets forth a complete and correct list of each item of Closing Indebtedness as of the date of this Agreement, identifying the creditor to which such Closing Indebtedness is owed, the title of the instrument under which such Closing Indebtedness is owed, the amount of such Closing Indebtedness as of the close of business on the date of this Agreement (or such other time as is specified in Section 4.7(a) of the Disclosure Schedules), as well as all Indebtedness that is to be satisfied/discharged at Closing or immediately thereafter with Closing proceeds. Except as set forth in Section 4.7(a) of the Disclosure Schedules, no Closing Indebtedness or other Indebtedness that is to be satisfied/discharged at Closing or immediately thereafter with Closing proceeds contain any restriction upon the prepayment of any of such Indebtedness. There is no Indebtedness with respect to the Transferred Assets or the Acquired Business other than as disclosed in Section 4.7(a) of the Disclosure Schedules.

(b)      With respect to each item of Closing Indebtedness, Seller is not in default and no payments are past due. Seller has not received any notice of a default, alleged failure to perform or any offset or counterclaim (in each case, that has not been waived or remains pending as of the date of this Agreement) with respect to any item of Closing Indebtedness. Except as set forth in Section 4.7(b) of the Disclosure Schedules, neither the consummation of any of the transactions contemplated by this Agreement nor the execution, delivery or performance of this Agreement or any of the other agreements, documents or instruments referred to in this Agreement will result in a default or breach of the terms of, or accelerate the maturity of or performance under, any conditions, covenants or other terms of any such Closing Indebtedness.

4.8.	Absence of Changes.

Since the Balance Sheet Date, Seller has conducted the Business only in the ordinary course and the Business has not experienced any event or condition, and no event or condition is threatened, that, individually or in the aggregate has had or is reasonably likely to have, a Material Adverse Effect. Since the Balance Sheet Date, Seller has not taken any action that it would not be permitted to take without the consent of Purchaser after the date hereof pursuant to Section 6.1.

4.9.	Sufficiency of Assets.

The Transferred Assets collectively constitute all of the assets, properties and rights of Seller that are necessary for, used or held for use in connection with the conduct of the Acquired Business as currently conducted, and will enable Purchaser to operate the Acquired Business after the Closing in substantially the same manner as it currently is operated by Seller.

4.10.	Title to Transferred Assets; Properties.

(a)      Seller has or immediately prior to or in conjunction with the Closing will have, and Purchaser will immediately after Closing acquire, marketable, exclusive and good title to, and have valid and enforceable rights to use the Transferred Assets, in all cases, free and clear of all Liens, except for Permitted Liens and Liens arising out of any actions by or on behalf of Purchaser or any of its Subsidiaries.

16

(b)      To the knowledge of Seller, all items of Transferred Personal Property are (i) adequate and suitable for their present and intended uses, (ii) in good working order, operating condition and repair, subject to normal wear and tear, (iii) have no defects which materially detract from the value or which materially interfere with the present and intended uses, (iv) have been maintained in accordance with generally accepted industry practice, (v) comply in all material respects with valid and current certificates of occupancy or similar consents, licenses, permits, grants and other authorizations to the extent required by Law for the use thereof, and (vi) not obsolete or dangerous.

4.11.	Transferred Contracts.

Seller has made available to Purchaser true, correct and complete copies of each of the Transferred Contracts, together with any amendments, modifications or supplements thereto. Each Transferred Contract is in full force and effect and is a valid and binding agreement of Seller, and the other parties thereto, enforceable in accordance with its terms. Seller is not in breach of or default, in any material respect, under any Transferred Contract to which it is a party, and to the knowledge of Seller, no other party to any such Transferred Contract is in breach thereof or default thereunder. Except as set forth in Section 4.11 of the Disclosure Schedules, Seller has not received from any counterparty any written notice of termination or written notice or claim of default by Seller under any Transferred Contract. No event has occurred that, with or without notice or lapse of time or both, would result in a breach or default, in any material respect, under any Transferred Contract by Seller.

4.12.	Litigation.

Except as set forth in Section 4.12 of the Disclosure Schedules, Seller is not subject to any order, judgment, stipulation, injunction, decree or agreement with any party, including any Governmental Authority, that would prevent or reasonably be expected to interfere with or delay the consummation of the transactions contemplated by the Transaction Documents or, would be material to the Acquired Business, and/or the Transferred Assets. Except as set forth in Section 4.12 of the Disclosure Schedules, there are no Proceedings pending or, to the knowledge of Seller, threatened, against Seller in respect of the Acquired Business or the Transferred Assets.

4.13.	Compliance with Laws; Permits.

(a)      Compliance with Laws. In the last three (3) years, (i) Seller has conducted the Acquired Business conducted at all times in compliance, in all material respects, with all Laws applicable to the Acquired Business, and (ii) Seller has not received any written notice of any violation or alleged violation by the Acquired Business of any such applicable Law.

(b)      Permits. (i) Seller has all Permits that are necessary to conduct the Acquired Business as currently conducted, (ii) all such Permits are in full force and effect, (iii) the Acquired Business is not being conducted in violation or default of such Permits, (iv) Seller is not in receipt of any written notification that any Governmental Authority is threatening to revoke any such Permit, (v) all such Permits were lawfully obtained and (vi) all such Permits are transferable to Purchaser. Section 4.13(b) of the Disclosure Schedules sets forth all Permits used or held for use by Seller for the Acquired Business.

4.14.	Anti-Corruption; International Trade.

(a)      In the last five (5) years, to the knowledge of Seller, neither it nor any of its officers, directors or employees has (i) made, authorized, solicited or received any bribe, unlawful rebate, payoff, influence payment or kickback, (ii) established or maintained, or is maintaining, any unlawful fund of corporate monies or properties, (iii) used or is using any corporate funds for any illegal contributions, gifts, entertainment, hospitality, travel or other unlawful expenses, (iv) violated or is violating in any respect Anti-Corruption Laws or (v) directly or indirectly, made, offered, authorized, facilitated or promised any payment, contribution, gift, entertainment, bribe, rebate, kickback, financial or other advantage, or anything else of value, regardless of form or amount, to any governmental official or any other Person, in each case (i) - (v), in connection with or relating to the Acquired Business.

17

(b)      Neither Seller nor, to the knowledge of Seller, any of its officers, directors or employees, is currently or has in the last five (5) years been: (i) a Sanctioned Person; (ii) operating in, organized in, conducting business with, or otherwise engaging in dealings with or for the benefit of any Sanctioned Person or in any Sanctioned Country; or (iii) otherwise in violation of any Sanctions.

(c)      Seller has not received from any Governmental Authority any notice, inquiry, or internal or external allegation, or made any voluntary or involuntary disclosure to a Governmental Authority, in each case, concerning any actual or potential violation or wrongdoing related to Sanctions or Anti-Corruption Laws, in each case, except as would not, individually or in the aggregate be material to the Acquired Business.

4.15.	Intellectual Property.

(a)      Registered Intellectual Property. Section 4.15(a) of the Disclosure Schedules sets forth a correct and complete list of all registrations and applications for Owned Intellectual Property, including:

(i)	patents owned or filed by, or on behalf of, Seller, or under which Seller has exclusive rights in any field or territory, including the country of filing, owner, filing number, date of issue or filing, expiration date and title;

(ii)	registered trademarks and pending applications for registration of trademarks owned or filed by, or on behalf of, or used by Seller, including country of filing, description of goods or services, registration or application number and date of issue;

(iii)	all registered copyrights and applications for registration of copyrights owned or filed by, or on behalf of, or used by Seller, including country of filing, owner, filing number, date of issue and expiration date; and

(iv)	domain names currently used in the Acquired Business.

(b)      Unregistered Intellectual Property. Section 4.15(b) of the Disclosure Schedules sets forth a correct and complete list and location of all material unregistered Owned Intellectual Property that constitutes software.

(c)      All registrations and applications included in the Transferred Assets are subsisting and unexpired, valid, enforceable and otherwise in good standing and none of such registrations and applications have been adjudged invalid or unenforceable in whole or in part. All fees that are due and payable in respect of the Transferred IP have been duly paid, and Seller has taken all actions required in the prosecution of the Transferred IP. No Owned Intellectual Property is involved in any interference, opposition, reissue, reexamination, revocation, or equivalent proceeding, in which the scope, validity, enforceability or patentability of any such Owned Intellectual Property is being contested or challenged.

18

(d)      Ownership. Seller solely and exclusively owns all Owned Intellectual Property and Transferred IT, free and clear of any Liens (other than Permitted Liens). Without limiting the generality of the foregoing:

(i)	Seller has entered into written agreements with each of its current employees who are/were involved in the creation of any Transferred IP, whereby such employees (x) assign to Seller all ownership interest and right they may have in any Transferred IP, invention, improvement, idea, discovery, development, writing, work of authorship, know-how, process, method and technology created or developed by such employees in connection with the performance of their services for the Acquired Business, and (y) acknowledge Seller’s sole and exclusive ownership of all such Transferred IP.

(e)      Infringement. Seller has not received any notice, demand, or indemnification request, or is subject to any claim, injunction, directive, order, or Proceeding (including any oppositions, interferences or re-examinations) whether pending or threatened (i) asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of Intellectual Property is or may be occurring or has or may have occurred, in each case, relating to the Business or (ii) challenging the validity, enforceability or use of any Transferred IP or Transferred IT. To the knowledge of Seller, the Seller Products and the Business, as currently and previously conducted or as currently contemplated to be conducted, do not infringe or misappropriate any Intellectual Property of third parties and has not infringed or misappropriated any Intellectual Property of third parties. To the knowledge of Seller, no Person has infringed, misappropriated, diluted or violated, and no Person is currently infringing, misappropriating, diluting or violating, any Transferred IP or Transferred IT in any respect.

(f)      Judgments. No Transferred IP is subject to any outstanding order, judgment, decree or stipulation that (i) conflicts with the use and distribution thereof in connection with the Acquired Business as currently conducted or (ii) would otherwise restrict or limit Purchaser’s ability to use, exploit, assign, transfer or license such Transferred IP following the Closing.

(g)      Inbound Licenses. Section 4.15(g) of the Disclosure Schedules identifies each Contract pursuant to which any Intellectual Property, including Transferred IP, is licensed, sold, assigned or otherwise conveyed or provided to Seller that is used by the Acquired Business, other than (i)  employment invention assignment agreements or consulting agreements between Seller and its employees or consultants made in the ordinary course of business consistent with past practice, (ii) open source software used in the Acquired Business, and (iii) non-exclusive off-the-shelf software licenses, including software-as-a-service offerings, with an annual or one time license fees of less than $10,000 per annum. Except with respect to Contracts listed or excluded from being listed in Section 4.15(g) of the Disclosure Schedule, there are no other Contracts used by the Acquired Business that require payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property reasonably necessary for the operations of the Acquired Business.

19

(h)      Outbound Licenses. Section 4.15(h)(i) of the Disclosure Schedules lists each Contract under which Seller has granted rights to others in any Transferred IP or Transferred IT, except those non-exclusive licenses granted by Seller to or with respect to the Seller Products entered into in the ordinary course of business substantially in the form of the Seller’s standard form of customer agreement. Except as provided in Section 4.15(h)(ii) of the Disclosure Schedules, (i) Seller has not granted, directly or indirectly, any current or contingent rights, licenses or interests in or to any source code of any Transferred IP, and (ii) Seller has not provided or disclosed any source code of any such product or service to any Person.

(i)      Protection and Confidentiality. Seller has implemented reasonable policies and procedures and has taken all reasonable steps and security measures necessary to maintain, enforce and protect their rights in the Transferred IP and at all times has maintained the confidentiality of all Trade Secrets included in, or otherwise used by, the Acquired Business. To the knowledge of Seller, none of the Trade Secrets used in the Acquired Business have been disclosed to a third party and Seller has not experienced any loss or data breach related thereto.

(j)      No Harmful Code. To the knowledge of Seller, none of the Seller Software contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other malicious code that is designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent.

(k)      Bugs. To the knowledge of Seller, none of the Seller Software or Seller Products: (i) contains any bug, defect, or error that materially adversely affects its use, functionality, or performance; or (ii) materially fails to comply with any applicable warranty or other contractual commitment relating to its use, functionality, or performance.

(l)      Source Code. Except as described in Section 4.15(l) of the Disclosure Schedules, no source code for any Seller Software has been delivered, licensed or made available by Seller to any escrow agent or other Person who is not a Seller Service Provider performing services solely for the benefit of Seller. Except as described in Section 4.15(l) of the Disclosure Schedules, Seller has no duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the source code for any Seller Software to any escrow agent or other Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, result in the delivery, license or disclosure of the source code for any Seller Software by Seller to any other Person.

20

(m)            Use of Open Source Code.

(i)	Section 4.15(m)(i) of the Disclosure Schedules accurately identifies and describes: (A) each item of Open Source Code that is contained in or distributed with the Seller Software or from which any part of any Seller Software is derived; (B) the applicable license for each such item of Open Source Code; and (C) the Seller Software to which each such item of Open Source Code relates.

(ii)	Seller’s use, marketing, distribution, licensing, and sale of Seller Software or Seller Products does not violate any license terms applicable to any item of Open Source Code disclosed, or required to be disclosed, in Section 4.15(m)(i) of the Disclosure Schedules. Seller has complied with all licensing terms pertaining to each item of Open Source Code disclosed, or required to be disclosed, in Section 4.15(m)(i) of the Disclosure Schedules.

(iii)	Except as expressly stated in Section 4.15(m)(iii) of the Disclosure Schedules, no Seller Software or Seller Product contains, is combined with, is derived from, is distributed with or is being or was developed using Open Source Code in a manner that, or using Open Source Code that is licensed under any terms that (other than with respect to such Open Source Code in its unmodified form): (A) imposes or could impose a requirement or condition that Seller grant a license under its patent rights or that any such Seller Software or part thereof: (1) be disclosed or distributed by any of Seller in source code form; (2) be licensed by Seller for the purpose of making modifications or derivative works; or (3) be redistributable at no charge; or (B) otherwise imposes or could impose any other material limitation, restriction, or condition on the right or ability of Seller to use or distribute any such Seller Software.

(iv)	Section 4.15(m)(iv) of the Disclosure Schedules sets forth a list of Software or other technology that any Seller Service Provider has contributed to an open source project or made available under an open source license in their capacity as a Seller Service Provider.

(n)           Royalty Obligations. Section 4.15(n) of the Disclosure Schedules contains a complete and accurate list of each Contract pursuant to which Seller is obligated to pay any royalties (or similar fees (other than standard license fees), commissions or other amounts) to any other Person (including any Governmental Authority or academic institution) upon or solely for the use, distribution, making available or other exploitation of any Transferred IP.

(o)           Transferred IP List; Sufficiency. Exhibit C contains a true, complete and correct list of all Transferred IP and Transferred IT. Except for what is contained in Exhibit C and the Intellectual Property licensed to Seller pursuant to those Contracts set forth in (or excluded from being set forth in) Section 4.15(g) of the Disclosure Schedules, there is no other Intellectual Property materially used in or materially necessary for the operation of the Acquired Business as currently conducted.

21

(p)           Effects of this Transaction. Other than as set forth in Section 4.15(p) of the Disclosure Schedules, neither this Agreement nor the transactions contemplated herein will result in: (i) Purchaser or any of its Affiliates being required to grant to any third party any license or other right in or to use any of their Intellectual Property pursuant to any Transferred Contracts; (ii) the delivery, disclosure, the obligation to deliver or disclose, or give rise to option to receive or deliver, any source code pertaining to the Transferred IP; or (iii) the default under, or give rise to a right of payment, termination, cancellation or acceleration of any Contracts listed or required to be listed in Section 4.15(g) of the Disclosure Schedules. Purchaser will have the same rights and privileges in the Transferred IP as Seller had in the Transferred IP immediately prior to the Closing.

4.16.	Privacy and Data Security.

(a)           To the knowledge of Seller, the use, storage, sharing, disclosure, dissemination, processing and disposal of any personally identifiable information and personal data of the Acquired Business (including, as applicable, customers, and consumers making purchases through customers, and employees) is in compliance in all material respects with all applicable privacy policies, terms of use, contractual obligations and applicable Laws. Seller maintains safeguards and procedures regarding data security and privacy that are commercially reasonable and consistent with industry standards and applicable data protection and privacy Laws.

(b)           Seller maintains complete, accurate and up to date records of its personal data processing activities in relation to the Acquired Business in accordance with applicable data protection and privacy Laws.

(c)            In the last five (5) years, there have been no security breaches relating to, or violations of any security policy regarding, or any unauthorized access of, any personal data used by or on behalf of Seller in connection with the Acquired Business, other than those that were resolved without material cost, material liability or the duty to notify any Person.

4.17.	Insurance.

Section 4.17 of the Disclosure Schedules sets forth a complete list of all insurance policies that insure the Business. The Business is insured in amounts no less than as required by applicable Law and any Contract. All such insurance policies are in full force and effect and all premiums due and payable on such insurance policies have been timely paid. Seller is not in breach or default, and Seller has not taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, of any such insurance policies. No notice of cancellation, termination or non-renewal has been received by Seller with respect to any such insurance policies.

4.18.	Tax Matters.

(a)            All income and other material Tax Returns required to be filed by Seller have been duly and timely filed, all such Tax Returns are true, correct, and complete in all material respects, and all Taxes of Seller required to be paid (whether or not shown on any Tax Return) have been duly and timely paid. There is no extension of time within which to file any Tax Return relating to the Business or the Transferred Assets, and no request for such extension is currently pending. There is no power of attorney with respect to Taxes that could affect the Business or the Transferred Assets after the Closing. As of the Balance Sheet Date, Seller had no Liability for unpaid Taxes relating to the Business or the Transferred Assets that have not been accrued or reserved on the Financial Statements, and Seller has not incurred any Liability for Taxes relating to the Business or the Transferred Assets other than in the ordinary course of business since the Balance Sheet Date.

22

(b)          Other than as set forth in Section 4.15(p) of the Disclosure Schedules, there has never been any Proceeding with respect to Taxes of Seller, and no such Proceeding has ever been threatened. Neither Seller nor any of its directors, officers, or employees responsible for Tax matters expect any Governmental Authority to assess any additional Taxes for any taxable period for which Tax Returns have been filed. No statute of limitations with respect to Taxes relating to the Business or the Transferred Assets has been extended or waived, since December 31, 2018, and no request for such extension or waiver is currently pending.

(c)            Seller has duly and timely withheld or collected from all amounts paid or owing to equityholders, creditors, employees, independent contractors, customers, and other third parties all amounts required to be withheld or collected, duly and timely paid such withheld or collected amounts to the proper Governmental Authority, and fully complied with all information reporting requirements with respect to such withholding and payment.

(d)            There are no Liens for Taxes (other statutory Liens for Taxes not yet due and payable) on any of the Transferred Assets.

(e)            No claim has ever been made by any Governmental Authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by such jurisdiction. Seller is not subject to any Tax payment obligation or Tax Return filing obligation in any jurisdiction outside the United States.

(f)            Seller has not entered into, nor is Seller bound by, any Tax sharing, allocation, or indemnification agreement. Seller does not have any Liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local, or non-U.S. Law), as a transferee or successor, by Contract, or otherwise. Seller has not participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) (or any corresponding or similar provision of state, local, or non-U.S. Law). None of the Transferred Assets is an interest in any trust, partnership, corporation, limited liability company, or other “business entity” within the meaning of Treasury Regulations Section 301.7701-2(a).

(g)            Seller is not a “foreign person” within the meaning of Section 1445 of the Code and the Treasury Regulations promulgated thereunder. Seller is and always has been properly treated as a domestic corporation for U.S. federal and applicable state and local income Tax purposes.

(h)            None of the Transferred Assets is (i) property required to be treated as being owned by another Person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code, (iii) “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code, (iv) subject to Section 168(g)(1)(A) of the Code, (v) described in Section 197(f)(9) of the Code, or (vi) subject to a “section 467 rental agreement” as defined in Section 467 of the Code.

23

4.19.	Employment Matters; Benefit Plans.

(a)            Seller neither is nor has been (i) a party to or bound by any collective bargaining agreement, trade union agreement, works council agreement or other similar agreement (including any such agreement applicable on a national and/or industry-wide basis) (each of the foregoing, a “Labor Contract”), (ii) subject to a legal duty to bargain with, or in recognition of, any labor union, works council, trade union or similar employee representative group (each, an “Employee Representative”); (iii) the object of any attempt to organize or obtain recognition with respect to its employees for collective bargaining purposes or representation by any Employee Representative, or presently operating under an expired Labor Contract; or (iv) party to or subject to any actual or, to the knowledge of Seller, threatened, organizing activity, strike, work stoppage, picketing, boycott or similar activity.

(b)            Neither Seller nor any ERISA Affiliate sponsors, maintains, contributes to, or has any Liability with respect to (or has, within the past six (6) years, sponsored, maintained, contributed to or had any Liability with respect to) any (i) single employer pension plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or (ii) any “multiemployer plan” (within the meaning of Section 3(37) of ERISA), in each case, for the benefit of any Business employee. Seller has no Liability in respect of, or obligation to provide, post-employment or post-retirement health, medical, or life insurance benefits, whether under a Benefit Plan or otherwise, to any Business employee, except as required under Section 4980B of the Code or any similar applicable Law.

(c)            Seller has no liability with respect to a plan that is subject to Title IV of ERISA that could become a liability of Purchaser or any of its Affiliates. There are no participant loans of any Business employee outstanding under the Seller’s tax-qualified employee savings plan(s) maintained in the U.S. which will become payable as a result of or in connection with the consummation of transactions contemplated by this Agreement.

4.20.	Brokers and Other Advisors.

Seller has not retained any investment banker, finder or broker who would have a valid claim for a fee, brokerage, commission or similar compensation in connection with the negotiation, execution or delivery of this Agreement or any of the other Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby.

4.21.	Business Records.

All files, documents, ledgers, instruments, papers, books and records and similar information (whether in paper, digital or other tangible or intangible form) that are used or held for use by Seller and necessary for Seller’s conduct of, the Acquired Business, the Transferred Assets or the Transferred Liabilities, including all technical information, quality control records, blueprints, research and development notebooks and files, customer credit data, mailing lists, warranty information, operating guides and manuals, studies and reports, catalogs, advertising and promotional materials, brochures, standard forms of documents, product testing reports, manuals, sales and promotional literature, drawings, technical plans, business plans, 2024 current-year budget projections, price lists, customer and supplier lists and records (including correspondence), referral sources, but excluding any minute books, stock ledgers, financial records, Tax records and other materials that Seller is required by Law to retain (the “Business Records”) have been kept in the ordinary course of business and are true, complete and correct in all material respects. Copies of such Business Records have been made available to Purchaser.

24

4.22.	[Omitted].

4.23.	Territorial Restrictions; Operation of the Business.

(a)            Seller is not restricted by any written agreement or understanding with any Person from carrying on the Acquired Business anywhere in the world or from expanding the Acquired Business in any way or entering into any new businesses, except for such restrictions that would not apply to the Acquired Business or Purchaser following the Closing.

(b)            No part of the Business is currently operated by Seller through any entity other than Seller.

4.24.	Seller Investment Acknowledgments.

(a)            Seller acknowledges and understands that the investment in any shares of Common Stock issuable pursuant to this Agreement involves substantial risk and when issued by Purchaser in accordance with this Agreement (i) will not be registered for sale under the Securities Act or any other applicable securities Laws except as set forth in Section 6.17, and (ii) may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities Laws or pursuant to an exemption therefrom, and in each case in compliance with the conditions set forth in this Agreement.

(b)            Seller acknowledges and understands that it is acquiring any shares of Common Stock for its own account, for investment purposes only and not with a view toward, or for sale in connection with, any distribution thereof, or with any present intention of distributing or selling any shares of Common Stock, in each case, in violation of the federal Securities Laws or any other applicable Law. Seller represents that it is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D of the Securities Act.

(c)            Seller understands and agrees that the shares of Common Stock issuable pursuant to this Agreement may not be transferred, sold, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act and any other provision of applicable United States federal, United States state, or other Law or pursuant to an applicable exemption therefrom.

(d)            Seller acknowledges and agrees that the certificates representing any shares of Common Stock issued pursuant to this Agreement shall bear a restrictive legend substantially similar to the following (together with any other legend or legends required by applicable state or foreign securities laws or otherwise):

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN AN ASSET PURCHASE AGREEMENT PURSUANT TO WHICH THESE SECURITIES WERE ORIGINALLY ISSUED, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON PERMITTED TRANSFEREES OF THESE SHARES.

25

4.25.	Exclusivity of Representations; No other Representations or Warranties.

The representations and warranties made by Seller in this Agreement and the other Transaction Documents are the sole and exclusive representations and warranties made by Seller in connection with the transactions contemplated by this Agreement or the other Transaction Documents. Seller hereby disclaims any other express or implied representations or warranties.

ARTICLE V.
REPRESENTATIONS OF PURCHASER

Purchaser represents and warrants to Seller as follows:

5.1.	Corporate Existence.

Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has the requisite corporate, limited liability company, partnership or similar power and authority to own, lease and operate its properties, rights and assets related to its business and to conduct its business as the same is now being conducted by it. Purchaser is duly qualified to do business as a foreign corporation under the Laws of all jurisdictions where the nature of its business or location of its assets requires such qualification and is in good standing in each jurisdiction where such qualification is necessary, except as would not be expected to have a material adverse effect.

5.2.	Corporate Authority.

(a)            This Agreement and the other Transaction Documents to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby involving Purchaser have been duly authorized by Purchaser by all requisite corporate action. Purchaser has all corporate power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. This Agreement has been duly executed and delivered by Purchaser, and the other Transaction Documents will be duly executed and delivered by Purchaser, and this Agreement constitutes, and the other Transaction Documents when so executed and delivered will constitute, a valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms subject to the Bankruptcy and Equity Exception.

(b)            The execution and delivery of this Agreement and the other Transaction Documents by Purchaser, the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with any provision of the respective certificate of incorporation or by-laws or similar organizational documents of Purchaser, (ii) result in any violation or breach or constitute any default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien under any contract, indenture, mortgage, lease, note or other agreement or instrument to which Purchaser is subject or is a party, or (iii) violate, conflict with or result in any breach under any provision of any Law applicable to Purchaser or any of its properties or assets, except, in the case of clauses (ii) and (iii), to the extent that any such default, violation, conflict, breach or loss would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Purchaser’s ability to consummate the transactions contemplated under this Agreement or to perform its obligations under this Agreement and the other Transaction Documents to which Purchaser is a party. Except for obtaining the affirmative vote of a majority of the votes cast by holders of issued shares of Common Stock at a duly convened and held general meeting of Purchaser at which a quorum is present (i) approving Purchaser and authorizing the board of directors of Purchaser (or a duly authorized committee thereof) to allot all shares of Common Stock to be issued in connection with the transactions contemplated hereof and approving the issuance of shares of Common Stock in connection with the transactions contemplated hereof, and (ii) any other resolutions required by Law or the rules and regulations of Nasdaq or other listing authority (the “Purchaser Stockholder Approval”), no other corporate action or proceeding on the part of Purchaser is necessary to authorize the execution, delivery and performance by Purchaser of this Agreement and the consummation by it of the transactions contemplated hereby.

26

5.3.	Capitalization.

(a)            As of the date of this Agreement, the authorized capital of Purchaser consists of:

(i)	300,000,000 authorized shares of Common Stock, 8,312,618 shares of which are issued and outstanding immediately prior to the date hereof. All of such outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. The shares of Common Stock to be issued to Seller pursuant to this Agreement will be, at the time of issuance, duly authorized, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws.

(ii)	20,000,000 authorized shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which 375,000 shares have been designated Series B Preferred Stock, 0 of which are issued and outstanding immediately prior to the date hereof. All of the outstanding shares of Preferred Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(b)            Purchaser issued the following Common Stock warrants that are outstanding as of the date of this Agreement (collectively, the “Common Stock Warrants”):

(i)	warrants to purchase an aggregate of 9,340,730 shares of Common Stock at an average price per share equal to $4.77.

(c)            As of the date of this Agreement, Purchaser issued the following Preferred Stock warrants (collectively, the “Preferred Stock Warrants”):

(i)	warrants to purchase an aggregate of 1,750 shares of Series B Preferred Stock at an average price per share equal to $55.00.

27

5.4.	Governmental Approvals and Consents.

No Consent, approval, order or authorization of, license or permit from, notice to or registration, declaration or filing with, any Governmental Authority, is required on the part of Purchaser in connection with the execution, delivery or performance of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby except for such consents, approvals, orders or authorizations of, licenses or permits, filings or notices which have been obtained and remain in full force and effect and those with respect to which the failure to have obtained or to remain in full force and effect would not have or reasonably be expected to have, individually or in the aggregate, a material adverse effect on Purchaser’s ability to consummate the transactions contemplated under this Agreement or to perform its obligations under this Agreement and the other Transaction Documents to which Purchaser is a party.

5.5.	Litigation.

Purchaser is not subject to any order, judgment, stipulation, injunction, decree or agreement with any party, including any Governmental Authority, that would prevent or reasonably be expected to interfere with or delay the consummation of the transactions contemplated by the Transaction Documents. There are no Proceedings pending or, to the knowledge of Purchaser, threatened against Purchaser or any of its Affiliates that would reasonably be expected to have a material impact on the Acquired Business or the Transferred Assets following the consummation of the transactions contemplated by the Transaction Documents.

5.6.	Brokers and Other Advisors.

None of Purchaser nor any of its Affiliates has retained any financial advisor, investment banker, finder or broker who would have a valid claim for a fee, brokerage, commission or similar compensation from Seller or its Affiliates in connection with the negotiation, execution or delivery of this Agreement or any of the other Transaction Documents or the consummation of any of the transactions contemplated hereby or thereby.

5.7.	Exclusivity of Representations; No other Representations or Warranties.

The representations and warranties made by Purchaser or any of its Affiliates in this Agreement and the other Transaction Documents are the sole and exclusive representations and warranties made by Purchaser and its Affiliates in connection with the transactions contemplated by this Agreement or the other Transaction Documents. Each of Purchaser and its Affiliates hereby disclaims any other express or implied representations or warranties.

ARTICLE VI.
AGREEMENTS OF PURCHASER AND SELLER

6.1.	Conduct of the Business.

(a)            During the Pre-Closing Period, except as otherwise contemplated by the Transaction Documents or required by applicable law, Seller shall, in respect of the Transferred Assets and the Acquired Business, use commercially reasonable efforts to:

(i)	operate and conduct the Acquired Business in the ordinary course of business and in the same manner as such operations have been conducted prior to the date of this Agreement;

(ii)	(A) preserve intact its current business organization, (B) keep available the services of the Acquired Business employees, (C) maintain its relations and good will with all suppliers, customers, landlords, creditors, licensors, licensees, employees, independent contractors and other Persons having business relationships with Seller, and (D) promptly repair, restore or replace any Transferred Assets that are destroyed or damaged;

28

(iii)	comply with all material legal requirements and contractual Liabilities applicable to the operation of the Acquired Business and pay all applicable Taxes with respect thereto when due and payable;

(iv)	(A) confer regularly with Purchaser concerning operational matters relating to the Acquired Business and the Transferred Assets and (B) otherwise report regularly to Purchaser concerning the status of the Transferred Assets and the Acquired Business; and

(v)	notify Purchaser immediately of any inquiry, proposal or offer from any Person relating to any Acquisition Proposal.

(b)            During the Pre-Closing Period, except as otherwise contemplated by the Transaction Documents or required by applicable law, Seller shall not, without the prior written approval of Purchaser (which approval shall not be unreasonably withheld, conditioned or delayed) take any of the following actions with respect to the Transferred Assets or the Acquired Business:

(i)	except for sales or transfers of Seller Products in the ordinary course of business, sell or otherwise transfer, or agree, commit or offer (in writing or otherwise) to sell or otherwise transfer any interest in the Transferred Assets or the Acquired Business or any interest in or right relating to any such interest;

(ii)	permit, or agree, commit or offer (in writing or otherwise) to permit, any interest in the Transferred Assets or the Acquired Business to become subject, directly or indirectly, to any Lien (other than Permitted Liens);

(iii)	except for sales or transfers of Seller Products in the ordinary course of business, transfer, sell, lease, license or otherwise convey or dispose of any of the Transferred Assets;

(iv)	effect or become a party to any transaction in respect of an Acquisition Proposal;

(v)	terminate (other than by expiration) or amend or modify (other than by automatic extension or renewal if deemed an amendment or modification of any such contract) in any material respect any Transferred Contract;

(vi)	enter into any Contract relating to the Acquired Business or the Transferred Assets or permit any of the Transferred Assets to become bound by any Contract, other than in the ordinary course of business;

(vii)	incur, assume or otherwise become subject to any Liability with respect to the Acquired Business or the Transferred Assets, except for liabilities (of the type required to be reflected in the “liabilities” column of a balance sheet prepared in accordance with GAAP) incurred in the ordinary course of business;

29

(viii)	commence or settle any Proceeding relating to the Transferred Assets or Transferred Liabilities;

(ix)	enter into any transaction or take any other action in the conduct of or otherwise relating to the Acquired Business or Transferred Assets outside the ordinary course of business;

(x)	enter into any transaction or take any other action that might cause or constitute a material breach of any representation or warranty made by Seller in this Agreement if (A) such representation or warranty had been made as of the time of such transaction or action, (B) such transaction had been entered into, or such action had occurred, on or prior to the date of this Agreement or (C) such representation or warranty had been made as of the Closing Date; and

(xi)	agree, commit or offer (in writing or otherwise) to take any of the actions described in this Section 6.1(b).

(c)           Notwithstanding the foregoing, nothing contained herein shall prevent Seller during the Pre-Closing Period from taking any actions to facilitate the Closing, the Purchase or the consummation of the transactions contemplated by the Transaction Documents.

6.2.	Investigation of Business.

During the Pre-Closing Period, and subject to applicable Laws and Section 6.4, Purchaser shall be entitled, including through its Representatives, to have such reasonable access to the properties, businesses, operations, senior management personnel and books and records of, or pertaining to, the Acquired Business as it reasonably requests in connection with Purchaser’s efforts to consummate the transactions contemplated by this Agreement. Any such access and examination shall be conducted on reasonable advance written notice in accordance with Section 11.1, during regular business hours and under reasonable circumstances and shall be subject to restrictions under applicable Law. Seller shall use commercially reasonable efforts to cause the Representatives of Seller to cooperate with Purchaser and its Representatives in connection with such access and examination, and Purchaser and its Representatives shall reasonably cooperate with Seller and its Representatives and shall use their commercially reasonable efforts to minimize any disruption to the Business. Notwithstanding anything herein to the contrary, no such access or examination shall be permitted to the extent that it would require Seller to disclose information subject to attorney-client privilege or conflict with any confidentiality obligations to which Seller bound solely on the basis that the disclosure of such information would, in the reasonable and good faith judgment of outside counsel to Seller, violate such attorney-client privilege or conflict with such confidentiality obligations; provided, however, that Seller shall promptly notify Purchaser thereof and use commercially reasonable efforts to seek alternative means to disclose such information as nearly as possible without adversely affecting such attorney-client privilege or confidentiality obligations.

6.3.	Necessary Efforts.

Subject to the other terms and conditions of this Agreement, Seller and Purchaser agree to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by the Transaction Documents and to use their respective reasonable best efforts to cause the conditions to each Party’s obligation to close the transactions contemplated hereby as set forth in ARTICLE VII to be satisfied, including all actions necessary to obtain (a) all licenses, certificates, permits, approvals, clearances, expirations, waivers or terminations of applicable waiting periods, authorizations, qualifications and orders (each a “Consent”) of any Governmental Authority required for the satisfaction of the conditions set forth in Section 7.1(b), and (b) all other Consents of any Person (including all required Consents under Transferred Contracts), necessary or desirable in connection with the consummation of the transactions contemplated by the Transaction Documents, it being understood that (i) neither Party nor any of their respective Subsidiaries shall be required to expend any money other than for filing fees or expenses or immaterial administrative or legal costs or expenses, and (ii) the prior written consent of Purchaser shall be required with respect to any amendment, waiver or modification to any Transferred Contract for the purpose of obtaining any such Consent that is adverse to Purchaser or the Acquired Business. The Parties shall cooperate fully with each other to the extent necessary in connection with the foregoing.

30

6.4.	Public Disclosures.

Unless otherwise required by Law, no press release or other public announcement or comment pertaining to the transactions contemplated by this Agreement will be made by or on behalf of any Party or its Affiliates without the prior written approval of the other Party (which approval shall not be unreasonably withheld). If in the judgment of either Party upon the advice of outside counsel such a press release or public announcement is required by Law, the Party intending to make such release or announcement shall to the extent practicable use reasonable commercial efforts to provide prior written notice to the other Party of the contents of such release or announcement and to allow the other Party reasonable time to comment on such release or announcement in advance of such issuance.

6.5.	Access to Records and Personnel.

(a)           Exchange of Information. After the Closing, each Party agrees to provide, or cause to be provided, to each other, as soon as reasonably practicable after written request therefor and at the requesting Party’s sole expense, reasonable access, during regular business hours, to the other Party’s employees and to any books, records, documents, files and correspondence in the possession or under the control of the other Party or such other Party’s Subsidiaries, in each case, relating to the Acquired Business, that the requesting Party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting Party or any of its Affiliates (including under applicable securities Laws) by a Governmental Authority having jurisdiction over the requesting Party or any of its Affiliates, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy Tax, audit, accounting, claims, regulatory, litigation or other similar requirements applicable to such requesting Party or any of its Affiliates, (iii) in connection with the preparation of the financial statements of such Party or its Affiliates or (iv) to comply with its obligations under this Agreement or any of the other Transaction Documents; provided, that such access shall not unreasonably interfere with the normal business operations of Seller, Purchaser or their respective Affiliates, as applicable. Notwithstanding anything to the contrary set forth in this Section 6.5(a), no Party shall be required to provide access to or disclose information (x) where such access or disclosure would violate any Law (including any applicable data protection and privacy Laws) or agreement, or waive any attorney-client or other similar privilege, and each Party may redact information regarding itself or its Subsidiaries or otherwise not relating to the other Party and its Subsidiaries, and, in the event such provision of information could be commercially detrimental, violate any Law or agreement or waive any attorney-client or other similar privilege, the Parties shall take all commercially reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence, or (y) in the event of a dispute between Seller or any of its Affiliates, on the one hand, and Purchaser or any of its Affiliates, on the other hand, except as would be required by applicable civil process or applicable discovery rules. To the extent that either Party is provided access to personal data by the other Party pursuant to this Section, the receiving Party shall (without prejudice to the foregoing obligations set forth in this Section 6.5(a)) comply with all applicable data protection and privacy laws with respect to such personal data.

31

(b)          Ownership of Information. Any information owned by a Party that is provided to a requesting Party pursuant to this Section 6.5 shall be deemed to remain the property of the providing Party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.

(c)            Record Retention. Except as otherwise provided herein, and to the extent permitted by applicable data protection and privacy Law, each Party agrees to retain the books, records, documents, instruments, accounts, correspondence, writings, evidences of title and other papers relating to the Acquired Business and the Transferred Assets (the “Books and Records”) in their respective possession or control for a period of six (6) years, following the Closing Date. Notwithstanding the foregoing, any Party may destroy or otherwise dispose of any Books and Records in accordance with its record retention policies consistent with past practice and/or applicable data protection and privacy Laws, provided that, prior to such destruction or disposal (i) such Party shall provide no less than 30 days’ prior written notice to the other Party of any such proposed destruction or disposal (which notice shall specify in reasonable detail which of the Books and Records is proposed to be so destroyed or disposed of), and (ii) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such recipient, such Party proposing the destruction or disposal shall, as soon as reasonably practicable, arrange for the delivery of such of the Books and Records as was requested by the recipient (it being understood that all reasonable out of pocket costs associated with the delivery of the requested Books and Records shall be paid by such recipient).

(d)            Access to Data Room. Until the earlier of termination of this Agreement and the Closing Date, Seller will not remove any of the documents from the Data Room provided in connection with the transactions contemplated hereby.

(e)            Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Section 6.5 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of information set forth in this Agreement.

(f)            Confidential Information; Public Disclosure. The Parties shall ensure that, on and at all times after the Closing Date: (i) each Party continues to keep the terms of this Agreement and the other Transaction Documents strictly confidential; and (ii) each Party keeps strictly confidential and does not use or disclose to any other Person, any non-public document or other non-public information that relates directly or indirectly to the Acquired Business, Transferred Assets, Seller, Purchaser or any Affiliate of Purchaser. Notwithstanding anything to the contrary contained herein or in the Confidentiality Agreement, Purchaser shall be permitted to make any public communications regarding this Agreement or the Purchase as Purchaser may determine is reasonable and appropriate.

32

6.6.	Non-Competition.

(a)            From and after the Closing Date until the two (2) year anniversary of the Closing Date, Seller covenants and agrees, that it will not, and will cause Affiliates not to, directly or indirectly:

(i)	engage or be involved, directly or indirectly, in any business that competes with, the Acquired Business (any such business, a “Restricted Business”);

(ii)	acquire beneficial ownership or voting control of any class of the outstanding equity interests (including any debt securities exercisable or exchangeable for, or convertible into, equity interests) of, or provide any loan or other financial assistance to, any Person that is engaged in a Restricted Business;

(iii)	solicit or attempt to solicit any business, entity or Person that was a customer engaged by the Acquired Business as of the Closing Date or during the twelve (12) months prior to the Closing Date (each a “Current Customer Relation”); and/or

(iv)	induce or attempt to induce any Current Customer Relation or any business, entity or Person that was a supplier, vendor, licensor, licensee, lessor or lessee, or other business relation of the Business as of the Closing Date or during the twelve (12) months prior to the Closing Date, to cease doing business with, or adversely modify its business relationship with, the Acquired Business.

(b)            Notwithstanding anything to the contrary in this Section 6.6, the provisions of Section 6.6(a) shall not (i) prohibit Seller and any Affiliate of Seller from, directly or indirectly, owning solely as a passive investment not in excess of two percent (2%) in the aggregate of any class of capital stock of any Person if such stock is publicly traded and listed on any national exchange, regardless of whether or not such Person is engaging in a Restricted Business; provided, Seller has no participation in the management of such Person and, (ii) be binding on or be applicable to any Person (an “Acquirer”) that, directly or indirectly, acquires in any transaction or series of transactions (x) equity securities of Seller representing fifty percent (50%) or more of the total voting power represented by Seller’s then issued and outstanding voting securities or (y) all or substantially all of the consolidated assets or business of Seller; provided, that in each case of clauses (x) and (y), Acquirer was not an Affiliate of Seller at the time of acquisition.

(c)            The Parties acknowledge and agree that the restrictions and limitations set forth in Section 6.6 through 6.7 are reasonable, valid in scope and in all other respects, enforceable, and essential to protect the value of Seller, the Excluded Assets, the Acquired Business and the Transferred Assets. If a court, tribunal or antitrust regulator of competent jurisdiction determines that any term or provision contained in Sections 6.6(a) and 6.7 or is invalid or unenforceable, the Parties agree that the court or tribunal will have the power to reduce the scope, duration or geographic area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision; provided, that any such reduction, deletion or replacement shall only be to the extent necessary to render such term or provision valid and enforceable.

33

6.7.	Non-Solicitation; No-Hire.

From and after the Closing Date until the two (2) year anniversary of the Closing Date, Seller covenants and agrees, that it will not, directly or indirectly, solicit for employment, hire, employ, engage or offer employment to, or seek to induce or influence to leave employment with Purchaser or any of its Affiliates, the Key Employee.

6.8.	Tax Matters.

(a)            Transfer Taxes. Transfer Taxes shall be borne fifty percent (50%) by Purchaser and fifty percent (50%) by Seller. The Parties shall jointly determine the cost of any such taxes, shall timely file any Tax Returns with respect to Transfer Taxes, and in the event either Party bears more than 50% of the burden of such Transfer Taxes then there shall be an equitable true-up as between the Parties to achieve the desired economic effect of a 50/50 split of this burden. Seller and Purchaser shall use commercially reasonable efforts to cooperate to obtain any available mitigation, reduction, or exemption from any Transfer Taxes. Seller shall use commercially reasonable efforts to deliver, or cause to be delivered, to Purchaser through electronic transmission all Transferred Assets capable of being so delivered and all other Transferred Assets in such other manner reasonably determined and legally permitted to avoid or minimize any Transfer Taxes.

(b)            Tax Apportionment. Seller shall pay to Purchaser at least five (5) days before the due date of any Taxes relating to the Acquired Business or the Transferred Assets for any Straddle Period an amount equal to the portion of such Taxes for which Seller is liable pursuant to this Section 6.8(b). For purposes of this Agreement, in the case of any real property, personal property, and similar Taxes (other than, for the avoidance of doubt, any Transfer Taxes) relating to the Acquired Business or the Transferred Assets for any Straddle Period, the portion of such Taxes that relates to the portion of such taxable period ending on the Closing Date and for which Seller shall be liable shall be deemed to be the amount of such Taxes for the entirety of such taxable period multiplied by a fraction the numerator of which is the number of days in the portion of such taxable period ending on and including the Closing Date and the denominator of which is the number of days in the entirety of such taxable period.

(c)            Cooperation and Assistance. Seller shall fully cooperate, as and to the extent reasonably requested by Purchaser, in connection with the preparation and filing of any Tax Returns and the conduct of any Proceeding with respect to Taxes, in each case, relating to the Acquired Business or the Transferred Assets, and the preparation of the Purchase Price allocation in accordance with Section 3.2. Such cooperation shall include the retention and (upon request) the provision of records, documents, and other information reasonably relevant to such Tax Returns or Proceedings or the Purchase Price allocation in accordance with Section 3.2. Such cooperation shall also include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided pursuant to this Section 6.8(c).

(d)            Intended Tax Treatment. Purchaser and Seller acknowledge and agree that, for U.S. federal and applicable state and local income Tax purposes: (i) the delivery of the Purchase Price in exchange for the Transferred Assets pursuant to this Agreement shall be treated as a sale or exchange described in Section 1001 of the Code, and (ii) any Transferred Liabilities attributable to deferred revenue shall not be treated as giving rise to taxable income of Purchaser or its Affiliates under James M. Pierce Corp., 326 F.2d 67 (8th Cir. 1964). Except as otherwise required pursuant to a final “determination” as defined in Section 1313 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Law), neither Purchaser nor Seller shall take a Tax position inconsistent with this Section 6.8(d).

34

(e)            Seller shall not permit to exist any Tax deficiencies (including interest and penalties) assessed against or relating to Seller, the Acquired Business or the Transferred Assets for any Pre-Closing Tax Period that would reasonably be expected to result in Liens on any of the Transferred Assets or Purchaser’s title or use of the Transferred Assets following the Closing Date or that would reasonably be expected to result in any claim for Taxes against Purchaser.

6.9.	Mail Handling.

After the Closing Date, Seller shall transfer and endorse checks or drafts that constitutes a Transferred Asset, to Purchaser promptly after receipt. To the extent Seller receives any mail or packages addressed and delivered to Seller but relating to the Acquired Business, the Transferred Assets or the Transferred Liabilities, Seller shall promptly deliver such mail or packages to Purchaser. Neither Party may assert any set-off, hold-back, escrow or other restriction against any payment described in this Section 6.9.

6.10.	Wrong Pockets.

To the extent that following the Closing, Seller or Purchaser discover that any Asset:

(a)            not intended to be transferred to Purchaser pursuant to the transactions contemplated by this Agreement and the other Transaction Documents was transferred at, prior to or after the Closing (each such Asset, a “Held Asset”), Purchaser shall, and shall cause its Affiliates to, at Seller’s cost (i) promptly assign and transfer all right, title and interest in such Held Asset to Seller or its designated assignee without delivery of any incremental consideration therefor, and (ii) pending such transfer, (A) hold in trust such Held Asset and provide to Seller or its designated assignee all of the benefits associated with the ownership of the Held Asset, and (B) cause such Held Asset to be used or retained as may be reasonably instructed by Seller; and

(b)            intended to be transferred to Purchaser pursuant to the transactions contemplated by this Agreement and the other Transaction Documents was not transferred at, prior to or after the Closing (each such Asset, an “Omitted Asset”), Seller shall, and shall cause its Affiliates to, at Seller’s cost, (i) promptly assign and transfer all right, title and interest in such Omitted Asset to Purchaser or its designated assignee without delivery of any incremental consideration therefor, and (ii) pending such transfer, (A) hold in trust such Omitted Asset and provide to Purchaser or its designated assignee all of the benefits associated with the ownership of the Omitted Asset, and (B) cause such Omitted Asset to be used or retained as may be reasonably instructed by Purchaser.

For the avoidance of doubt, the provisions of this Section 6.10 shall not limit or otherwise prejudice any other rights or remedies of Purchaser under this Agreement. In no event shall Purchaser or any of its Affiliates be responsible for any fees or costs associated with transferring or assigning any right, title or interest in such Held Asset or Omitted Asset. In the event that Seller consolidates or merges with or into any Person, then and in each such case, Seller shall ensure that the successors and assigns of the applicable Person(s), as applicable, assume the obligations set forth in this Section 6.10. Notwithstanding anything to the contrary herein, in no event, shall Seller or its respective Subsidiaries sell any Omitted Assets by way of an asset transfer or similar transaction.

35

6.11.	No Solicitation of Acquisition Proposals.

At all times prior to the Closing, the Seller shall not, and shall cause its Affiliates and its Representatives not to, directly or indirectly, (a) initiate, solicit or knowingly encourage or facilitate the making or submission of any Acquisition Proposal, (b) participate in any discussions or negotiations with any Person regarding an Acquisition Proposal or (c) furnish any information to any Person with respect to, or agree to or otherwise enter into, any Acquisition Proposal. From and after the date hereof, the Seller shall, and shall cause its Affiliates and its Representatives to, discontinue and not engage in any solicitation efforts or negotiations with respect to or in furtherance of any Acquisition Proposal. The Seller shall promptly (and in any event within two (2) Business Days after receipt thereof by the Seller, any of its Affiliates or any of its Representatives) advise the Purchaser in writing of any Acquisition Proposal in accordance with Section 11.1, request for information with respect to any Acquisition Proposal or inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal; the material terms and conditions of such request, Acquisition Proposal or inquiry; and the identity of the Person making the same.

6.12.	Business Records.

At or prior to the Closing Date to the extent reasonably practicable, and otherwise on or promptly after the Closing Date, Seller shall, and shall cause its Affiliates to, deliver to Purchaser (or its designees) all (a) the Business Records and (b) the Transferred Personal Property. If, at any time following the Closing, Seller discovers in its possession or under its control any other such Business Records or Transferred Personal Property, Seller shall, at Seller’s sole cost, deliver promptly such Business Records or Transferred Personal Property to Purchaser (or any of its designees).

6.13.	Trademarks; Trade Names; Service Marks.

As soon as practicable after the Closing Date, Seller shall, and shall cause its Affiliates to, eliminate the use of all of the trademarks, trade names and service marks included in the Transferred Assets, in any of their forms or spellings, on all advertising, stationery, business cards, checks, purchase orders and acknowledgments, customer agreements and other contracts, business documents and marketing materials.

6.14.	Notification.

At all times prior to Closing, Seller shall promptly notify Purchaser in writing of: (a) the discovery by Seller of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of any representation or warranty made by Seller in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of any representation or warranty made by Seller in this Agreement if (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any breach of any covenant or obligation of Seller; and (d) any event, condition, fact or circumstance that may make the timely satisfaction of any of the conditions set forth in ARTICLE VII impossible or unlikely. No such notification shall be deemed to supplement or amend this Agreement, including for purposes of determining (i) the accuracy of any representation or warranty made by Seller in this Agreement or in the Officer’s Certificate or (ii) whether any of the conditions set forth in ARTICLE VII has been satisfied.

36

6.15.	Meeting of Stockholders.

Purchaser shall obtain the prior written consent of the requisite stockholders (the “Stockholder Consent”) to obtain the Purchase Stockholder Approval, and (A) inform the stockholders of the Company of the receipt of the Stockholder Consent by preparing and filing with the U.S. Securities and Exchange Commission, within 20 Business Days from the closing of the Datavault Transaction, an information statement with respect thereto. In the event Purchaser is unable to obtain such prior written consent, then Purchaser shall establish a record date for a special general meeting of its stockholders (the “Purchaser Stockholders Meeting”) for the purpose of seeking the Purchaser Stockholder Approval, which record date shall be as promptly as possible following the date hereof, and (A) duly convene and give notice of the Purchaser Stockholders Meeting as promptly as practicable, and mail a proxy statement (such proxy statement and any amendment thereof or supplement thereto, the “Proxy Statement”) to the stockholders of Purchaser, which Proxy Statement shall be filed within 20 Business Days from the closing of the Datavault Transaction, and (B) hold the Purchaser Stockholders Meeting, and use commercially reasonable efforts to solicit the Purchaser Stockholder Approval. Purchaser may postpone, recess or adjourn the Purchaser Stockholders Meeting (i) with the consent of the Seller, (ii) to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholder of Purchaser within a reasonable amount of time in advance of the Purchaser Stockholders Meeting, (iii) if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum or to obtain the Purchaser Stockholder Approval, to allow reasonable additional time for solicitation of proxies for purposes of obtaining a quorum or the Purchaser Stockholder Approval, as applicable, or (iv) as may be required by applicable Law or the charter documents of Purchaser.

6.16.	Purchaser Fairness Opinion.

Purchaser may obtain a written opinion from its financial advisor to the effect that, based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the transactions contemplated hereby are fair to the holders of Common Stock from a financial point of view (the “Purchaser Fairness Opinion”).

6.17.	Registration Statement.

(a)            Within 30 days after the Closing, Purchaser shall file a Registration Statement on Form S-3 (or on Form S-1 if Form S-3 is not available to Purchaser) (the “Registration Statement”), providing for the resale by Seller of 50% of the Closing Stock Consideration, or shall include such 50% of the Closing Stock Consideration in any other registration statement on Form S-3 or Form S-1 filed by Purchaser. Purchaser shall use its commercially reasonable efforts to cause such Registration Statement to become effective within ninety (90) calendar days following the Closing.

(b)            The remaining 50% of the Closing Stock Consideration (the “Securities”) may only be transferred in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to Purchaser or to an affiliate of Seller, Purchaser may require the transferor thereof to provide to Purchaser an opinion of counsel selected by the transferor and reasonably acceptable to Purchaser, the form and substance of which opinion shall be reasonably satisfactory to Purchaser, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of Seller under this Agreement.

(c)            Seller agrees to the imprinting, so long as is required by this Section 6.17, of a legend on any of the Securities in the following form:

“THE ISSUE AND SALE OF THIS SECURITY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS SECURITY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

37

(d)            Certificates evidencing the Securities shall not contain any legend (including the legend set forth in Section 6.17(c) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) if such Securities are eligible for sale under Rule 144 without the requirement for Purchaser to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the U.S. Securities and Exchange Commission). Purchaser shall cause its counsel to issue a legal opinion to the transfer agent or Seller promptly if required by the transfer agent to effect the removal of the legend hereunder, or if requested by Seller (if any of the foregoing conditions are satisfied), respectively. If Securities may be sold under Rule 144 without the requirement for Purchaser to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the U.S. Securities and Exchange Commission) then such Securities shall be issued free of all legends. Purchaser agrees that at such time as such legend is no longer required under this Section 6.17(d), it will, no later than two (2) trading days (such date, the “Legend Removal Date”), deliver or cause to be delivered to Seller a certificate representing such shares that is free from all restrictive and other legends. Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent to Seller by crediting the account of the Seller’s prime broker with the Depository Trust Company System as directed by Seller.

(e)            Seller agrees with Purchaser that Seller will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 6.17 is predicated upon Purchaser’s reliance upon this understanding.

6.18.	Seller Stockholder Approval.

As promptly as practicable after the execution of this Agreement, Seller shall, in accordance with its charter documents and applicable Law, provide to the Seller’s stockholders appropriate documents in connection with the obtaining of written consents of the Seller’s stockholders in favor of the adoption of this Agreement and the approval of the Purchase (the “Seller Stockholder Approval”). The materials shall include the unanimous recommendation of the board of directors of Seller in favor of the adoption of this Agreement and the approval of the Purchase. Notwithstanding anything to the contrary contained in this Agreement, any materials submitted to the Seller’s stockholders in connection with this Agreement and the Purchase shall be subject to prior review and approval by Purchaser (which may not be unreasonably withheld, conditioned, or delayed). Seller shall use its commercially reasonable efforts to obtain the Seller Stockholder Approval.

6.19.	Event Pass Asset Purchase.

Seller agrees to use commercially reasonable efforts to consummate an asset purchase with EventsPass, Inc., a Delaware corporation (“EventPass”), with the same terms and conditions as set out in the letter of intent, entered into by and between Seller and EventPass, dated as of November 23, 2024.

38

6.20.	Transfer Notices.

Within twenty-eight (28) days from the Signing Date, to the extent necessary, Seller agrees to send out a notice to all the counterparties of the Transferred Contracts, pursuant to the terms and conditions set forth in such contract, disclosing the Purchase, and if needed, requesting such counterparty to consent to the assignment of the contract to Purchaser at Closing.

6.21.	Voting Agreement.

Purchaser shall use commercially reasonable efforts to cause the majority of the stockholders of Purchaser to execute the Voting Agreement by December 30, 2024.

ARTICLE VII.
CONDITIONS TO CLOSING

7.1.	Conditions Precedent to Obligations of Purchaser and Seller.

The respective obligations of the Parties to consummate and cause the consummation of the Purchase shall be subject to the satisfaction (or mutual waiver, in whole or in part, by the Parties, to the extent permitted by applicable Law), at or prior to the Closing, of each of the following conditions:

(a)            No Injunction, etc. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law that is in effect on the Closing Date that has or would have the effect of prohibiting or enjoining the Purchase or making the transactions contemplated by this Agreement illegal;

(b)            Governmental Approvals. Purchaser and Seller shall have timely obtained from each Governmental Authority all approvals, waivers and consents, if any, necessary for consummation of, or in connection with the transactions contemplated hereby; and

(c)            Data Vault Transaction. The transactions contemplated by that certain Asset Purchase Agreement between Purchaser and Data Vault Holdings, Inc., a Delaware corporation, dated as of September 4, 2024, shall have closed (the “Datavault Transaction”).

7.2.	Conditions Precedent to Obligation of Purchaser.

The obligation of Purchaser to consummate and cause the consummation of the transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver, in whole or in part, by Purchaser in its sole discretion, to the extent permitted by applicable Law), at or prior to the Closing, of each of the following conditions:

(a)            Accuracy of Representations and Warranties of Seller. (i) The representations and warranties of Seller contained in this Agreement (other than Seller Fundamental Representations) (disregarding any exception or qualification of such representations and warranties that that are qualified by the terms “material”, “in all material respects”, “Material Adverse Effect”, or similar words or phrases) shall be true and correct as of the date of this Agreement and as of the Closing as if made as of the Closing (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such date), in all material respects, and (ii) the Seller Fundamental Representations shall be true and correct as of the date of this Agreement and as of the Closing as if made as of the Closing (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such date), other than as would have a de minimis impact;

39

(b)            Covenants of Seller. Seller shall have performed and complied in all material respects with all covenants contained in this Agreement to be performed by it at or prior to the Closing;

(c)            Officer’s Certificate. Purchaser shall have received a certificate signed by an authorized executive officer of Seller, dated the Closing Date, to the effect that the conditions specified in Sections 7.2(a) and 7.2(b) are satisfied;

(d)           Secretary’s Certificate. Purchaser shall have received a certificate of the secretary (or equivalent officer) of Seller certifying that attached thereto are (i) true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and the consummation of Purchaser and other transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby, and (ii) true and complete copies of the certificate of incorporation and by-laws of Seller;

(e)            No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect with respect to the Acquired Business that has occurred and is continuing;

(f)            Certain Consents. The approvals, consents, ratifications or waivers listed in Schedule 7.2(f), in each case in a form reasonably satisfactory to Purchaser, shall have been obtained;

(g)           Key Employees. The Employment Agreement, entered into between Purchaser and the Key Employee in connection with this Agreement will be in full force and effect and the Key Employee will have not terminated, rescinded or repudiated his Employment Agreement;

(h)           Purchaser Stockholder Approval. Purchaser shall have obtained the Purchaser Stockholder Approval to approve the Purchase and issuance of the Closing Stock Consideration;

(i)            Board Approval. The board of directors of Purchaser shall have unanimously determined (i) the Purchase, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, Purchaser and its shareholders, and (ii) approved and declared advisable this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby;

(j)           No Litigation. There shall not be pending any suit, action, or proceeding challenging or seeking to restrain, limit or prohibit any transactions contemplated by this Agreement or seeking to obtain from Seller or Purchaser in connection with the transactions contemplated by this Agreement any material damages or material commitments or seeking to prohibit or limit the ownership, operation or control by Purchaser or any of its Affiliates any material portion of the Acquired Business or Transferred Assets;

40

(k)           Purchaser Fairness Opinion. Purchaser shall have received the Purchaser Fairness Opinion in a form reasonable satisfactory to Purchaser;

(l)            Financial Statements. Purchaser shall have received the Financial Statements;

(m)          Due Diligence. Purchaser shall have used its reasonable best efforts to complete, and shall have completed, all its business and legal due diligence with respect to the Acquired Business and shall, in its sole reasonable judgment, be satisfied with the results thereof;

(n)           Financing. Purchaser shall have closed an offering, solely in order to finance the Purchase, resulting in aggregate gross proceeds to Purchaser of at least $10,000,000, from one or more investors and/or financial institutions;

(o)           Payoff Letters. Seller shall have delivered to Purchaser executed payoff letters in respect to Indebtedness listed in Schedule 7.2(o), and the UCC-3 termination statement shall have been duly filed with respect to the encumbrances in favor of CIBC Bank USA;

(p)          Transferred Contracts. Seller shall have received written consents, to the extent necessary, from the counterparties of the Transferred Contacts, equaling at least eighty percent (80%) of the total revenue under the Transferred Contracts, consenting to the assignment of such contracts from Seller to Purchaser, provided however if the eighty percent (80%) is not achieved prior to Closing then Purchaser and Seller shall have entered into a Service Agreement as detailed in Section 2.3(b); and

(q)          Closing Deliverables. Purchaser shall have received the deliverables required under Section 8.3 hereof.

7.3.	Conditions Precedent to Obligation of Seller.

The obligation of Seller to consummate and cause the consummation of the Purchase shall be subject to the satisfaction (or waiver, in whole or in part, by Seller in its sole discretion, to the extent permitted by applicable Law), at or prior to the Closing, of each of the following conditions:

(a)            Accuracy of Purchaser’s Representations and Warranties. (i) The representations and warranties of Purchaser contained in this Agreement (other than the Purchaser Fundamental Representations) (disregarding any exception or qualification of such representations and warranties that that are qualified by the terms “material”, “in all material respects”, or similar words or phrases) shall be true and correct as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such date), in all material respects and (ii) the Purchaser Fundamental Representations shall be true and correct as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent such representations and warranties by their terms speak as of an earlier date, in which case they shall be true and correct as of such date), other than as would have a de minimis impact;

41

(b)            Covenants of Purchaser. Purchaser shall have performed and complied in all material respects with all covenants contained in this Agreement to be performed by it prior to the Closing;

(c)            Officer’s Certificate. Seller shall have received a certificate signed by an authorized executive officer of Purchaser, dated the Closing Date, to the effect that the conditions specified in Sections 7.3(a) and 7.3(b) are satisfied;

(d)           Secretary’s Certificate. Seller shall have received a certificate of the secretary (or equivalent officer) of Purchaser certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the consummation of the Purchase and other transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby;

(e)          Board Approval. The board of directors of Seller shall have unanimously determined (i) the Purchase, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, Seller and its shareholders, and (ii) approved and declared advisable this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby;

(f)            Seller Stockholder Approval. Seller shall have obtained the Seller Stockholder Approval to approve the Purchase and this Agreement; and

(g)           Closing Deliverables. Seller shall have received the deliverables required under Section 8.2 hereof.

ARTICLE VIII.
CLOSING

8.1.	Closing Date.

Unless this Agreement shall have been terminated pursuant to ARTICLE X hereof, the closing of the Purchase and the other transactions hereunder (the “Closing”) shall take place remotely, at 9:00 a.m., Eastern Time, and in such other places as are necessary to effect the transactions to be consummated at the Closing, on the second Business Day immediately following the satisfaction or, to the extent permitted by Law, waiver of all of the conditions in ARTICLE VIII (other than those conditions which by their nature are to be satisfied or, to the extent permitted by Law, waived at the Closing but subject to the satisfaction or, to the extent permitted by Law, waiver of such conditions), or at such other time, date and place as shall be fixed by mutual agreement of the Parties. The date on which the Closing occurs is referred to herein as the “Closing Date”. The effective time (“Effective Time”) of the Closing for tax, operational and all other matter matters shall be deemed to be 12:01 a.m. Eastern Time on the Closing Date.

8.2.	Purchaser Obligations.

At the Closing, Purchaser shall (i) deliver to Seller the Purchase Price as set forth in Section 3.1(b), and (ii) deliver to Seller the following in such form and substance as are reasonably acceptable to Seller:

(a)            an executed copy of a Bill of Sale, Assignment and Assumption Agreement, in a form to be mutually agreed between the Parties, reflecting the assignment of the Transferred Assets and assumption of the Transferred Liabilities (the “Bill of Sale, Assignment and Assumption Agreement”);

42

(b)            the documents described in Section 7.3;

(c)            transfer agent instructions (i) to issue stock certificate(s) evidencing the Closing Stock Consideration being issued to Seller and (ii) to register in its books and records the number of the shares issued and transferred by Purchaser hereunder; and

(d)            such other documents and instruments (if any) as counsel for Purchaser and Seller mutually agree to be reasonably necessary to consummate the transactions described herein.

8.3.	Seller Obligations.

At the Closing, Seller shall deliver to Purchaser the following in such form and substance as are reasonably acceptable to Purchaser:

(a)            an executed copy of the Bill of Sale, Assignment and Assumption Agreement;

(b)            all physical and tangible materials incorporating any Transferred Assets;

(c)            all documents and assignments required to effect the transfer of the Transferred IP, including, to the extent necessary, with the appropriate Governmental Authorities.

(d)            the documents described in Section 7.2; and

(e)            such other documents and instruments (if any) as counsel for Purchaser and Seller mutually agree to be reasonably necessary to consummate the transactions described herein.

8.4.	Name Change.

Simultaneous with or within two (2) Business Days after the Closing, Seller shall have filed a Certificate of Amendment with the Secretary of State of the State of Illinois to change its company name.

ARTICLE IX.
INDEMNIFICATION

9.1.	Survival.

(a)            Subject to Section 9.1(b), each representation and warranty contained in ARTICLE IV and ARTICLE V (other than the Seller Fundamental Representations and the Purchaser Fundamental Representations) shall survive the Closing and shall terminate on the twelve (12) month anniversary of the Closing Date. The Specified Representations shall survive the Closing and remain in full force and effect until the expiration of the applicable statute of limitations (taking into account any extensions or waivers thereof), and the Seller Fundamental Representations and the Purchaser Fundamental Representations shall survive the Closing and remain in full force and effect indefinitely after the Closing Date; provided, that the expiration of any of the terms set out in this Section 9.1(a) shall not affect the rights of a Party to seek recovery of Losses arising out of Fraud. The covenants and agreements contained in this Agreement shall survive until performance in accordance with their terms.

43

(b)            Notwithstanding anything herein to the contrary, the obligations to indemnify and hold harmless a Person pursuant to this ARTICLE IX in respect of a breach of representation or warranty, covenant or agreement shall terminate on the applicable survival termination date (as set forth in Section 9.1(a)), unless an Indemnified Party shall have made a claim for indemnification pursuant to Section 9.2 or Section 9.3, subject to the terms and conditions of this ARTICLE IX (or Section 6.8(d), as applicable), prior to such survival termination date, as applicable, including by delivering an Indemnification Claim Notice or Third Party Indemnification Claim, as applicable, to the Indemnifying Party. Notwithstanding anything herein to the contrary, if an Indemnified Party has made a claim for indemnification pursuant to Section 9.2 or Section 9.3 and delivered an Indemnification Claim Notice or Third Party Indemnification Claim, as applicable, to the Indemnifying Party prior to such survival termination date, then such claim (and only such claim), if then unresolved, shall not be extinguished by the passage of the deadlines set forth in Section 9.1(a).

9.2.	Indemnification by Seller.

Subject to the limitations set forth in this ARTICLE IX, from and after the Closing, Seller agrees to indemnify and hold Purchaser, each of its Affiliates and each of their respective Representatives (collectively, the “Purchaser Indemnified Persons”) harmless from and in respect of any and all Losses that they incur arising out of, relating to or resulting from:

(a)            any breach or inaccuracy of any representations or warranties of Seller set forth in ARTICLE IV or the certificate delivered pursuant to Sections 7.2(c);

(b)            any breach or failure of Seller or its Affiliates to perform any of its covenants or other agreements contained in this Agreement;

(c)            any claim by any Person arising from or related to any act or omission of Seller that occurred on or prior to the Closing Date, including any claim for Losses arising from or related to the Transferred Assets or the Acquired Business at or prior to the Closing;

(d)            any Excluded Asset or any Excluded Liability; and

(e)            any Fraud or intentional breach by Purchaser of this Agreement

9.3.	Indemnification by Purchaser

Subject to the limitations set forth in this ARTICLE IX, from and after the Closing, Purchaser agrees to indemnify and hold Seller, its Affiliates and each of their respective Representatives (collectively, the “Seller Indemnified Persons”) harmless from and in respect of any and all Losses that they incur arising out of, relating to or resulting from:

(a)            any breach or inaccuracy of any representations or warranties of Purchaser set forth in ARTICLE V or the certificate delivered pursuant to Section 7.3(c);

44

(b)            any breach or failure of Purchaser to perform any of its covenants or other agreements contained in this Agreement;

(c)            any Transferred Liability

(d)            any claim by any Person arising from or related to any act or omission of Purchaser that occurred after the Closing Date, including any claim for Losses arising from or related to the Transferred Assets or the Acquired Business after the Closing; and

(e)            any Fraud or intentional breach by Purchaser of this Agreement.

9.4.	Limitations on Indemnification.

The Person making a claim for indemnification under this ARTICLE IX is referred to herein as the “Indemnified Party” and the Party against whom such claims for indemnification are asserted under this ARTICLE IX is referred to herein as the “Indemnifying Party”. Notwithstanding anything herein to the contrary, the indemnification obligations of an Indemnifying Party pursuant to this Agreement shall be subject to the following limitations:

(a)            Maximum Amount. Other than with respect to claims related to Fraud the aggregate amount of indemnifiable Losses pursuant to Section 9.2(a)–9.2(d) shall not exceed 40% of the Purchase Price. Other than with respect to claims related to fraud or intentional breach of this Agreement, in no event shall Purchaser’s and its Affiliates’ aggregate liability to Seller for indemnification claims pursuant to this ARTICLE IX exceed an amount equal to the consideration actually received by Seller.

(b)            Insurance and Other Payments; Mitigation. Payments by an Indemnifying Party pursuant to Section 9.2 or Section 9.3 in respect of any Loss shall be limited to the amount of any Liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment actually received by the Indemnified Party (or its Affiliates) from any third parties (other than the Indemnifying Party) in respect of any such claim, net of any costs of recovery, and increases in premiums. Each of Purchaser and Seller shall, and cause its Affiliates and Representatives to, take all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise to such Loss, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

(c)            No Duplication. Losses shall be determined without duplication of any other Loss for which an indemnification claim has been made or could be made under any other representation, warranty, covenant or agreement. The Indemnified Parties shall not be entitled to recover more than once for the same Loss. In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special, or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

45

(d)            Basket. Subject to the other limitations set forth in this ARTICLE IX, Seller shall not be liable to Purchaser for indemnification under Section 9.2(a) until the aggregate amount of all Losses in respect of indemnification under Section 9.2 exceeds Three Hundred Thousand Dollars ($300,000.00) (the “Basket”), provided, however, that Losses attributable to the breach of the Seller Fundamental Representations, Section 4.18 (Taxes) or involving fraud shall not be subject to the Basket; provided, further, in the event that such aggregate amount of Losses exceeds the Basket, Seller shall be required to pay or be liable for all such Losses (i.e., from the first dollar).

9.5.	Indemnification Procedures.

(a)            Claim Procedure. Any Indemnified Party making a claim for indemnification pursuant to Section 9.2 or Section 9.3 must give the Indemnifying Party written notice (an “Indemnification Claim Notice”) of such claim describing such claim and the nature and amount of such Losses, to the extent that the nature and amount thereof are determinable at such time, promptly after the Indemnified Party receives any written notice of any Proceeding against or involving the Indemnified Party by a third party or otherwise discovers the Liability, obligation or facts giving rise to such claim for indemnification; provided, however, that the failure to notify or delay in notifying the Indemnifying Party will not relieve the Indemnifying Party of its obligations pursuant to Section 9.2, or Section 9.3, as the case may be, except to the extent that the defenses available to such Indemnifying Party are actually and materially prejudiced as a result thereof.

(b)            Claim Objection. After delivery of an Indemnification Claim Notice to the Indemnifying Party, the Indemnifying Party may, at any time on or before the thirtieth (30th) day following its receipt of an Indemnification Claim Notice (the “Objection Period”), object (a “Claim Objection”) to a claim made in such Indemnification Claim Notice by delivering written notice to the Indemnified Party. The Claim Objection shall set forth in reasonable detail the reasons for the objection to such claim and the portion of the amount of Losses which is disputed. If, within thirty (30) days after an Indemnification Claim Notice is received by the Indemnifying Party, the Indemnifying Party does not deliver Claim Objection to the Indemnified Party, the Indemnifying Party shall be conclusively deemed to have consented on behalf of itself to the recovery by the Indemnified Party of the full amount of Losses specified in the Indemnification Claim Notice. During the thirty (30)-day period following the delivery of a Claim Objection in accordance with this Section 9.5(b), the Indemnifying Party and the Indemnified Party shall attempt in good faith to resolve such dispute. The Indemnified Party shall reasonably cooperate and assist the Indemnifying Party in determining the validity of any claim for indemnity by the Indemnified Party and in otherwise resolving such matters. Such assistance and cooperation shall include providing reasonable access to and copies of information, records and documents relating to such matters, furnishing employees to assist in the investigation, defense and resolution of such matters and providing legal and business assistance with respect to such matters. If the dispute is not resolved within such thirty (30) day period, either the Indemnifying Party or the Indemnified Party may bring suit in the Delaware courts pursuant to Section 11.12.

(c)            Third-Party Claims.

(i)	If any Indemnified Party receives notice of the assertion or commencement of any action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (a “Third-Party Claim”) against such Indemnified Party with respect to which such Indemnifying Party may be obligated to provide indemnification under this Agreement, Indemnified Party shall assume and control the settlement and defense of such Proceeding and appoint and select lead counsel. Indemnified Party shall keep Indemnifying Party reasonably informed of the defense of such Proceeding by providing copies of any pleadings or other material communications. Indemnifying Party shall (and shall cause its Affiliates to) provide reasonable cooperation to Indemnified Party in connection with the defense or settlement of such Proceeding, including by making available, at Indemnified Party’s expense, such witnesses, records, materials and other information in such Person’s possession or under such Person’s control as may be reasonably requested by Indemnified Party. Indemnifying Party shall have the right, at its own cost and expense, to participate in the defense of any Third-Party Claim with counsel selected by it subject to Indemnified Party’s right to control the defense thereof.

46

(ii)	Notwithstanding any other provision of this Agreement, Indemnified Party shall not compromise or otherwise enter into any judgment or settlement of any Third-Party Claim without the prior written consent of Indemnifying Party, other than a compromise, judgment or settlement that (A) is on exclusively monetary terms with, subject to the limitations in Section 9.4, such monetary amounts paid by the Indemnifying Party concurrently with the effectiveness of the compromise, judgement or settlement, (B) does not involve any finding or admission of violation of Law or admission of wrongdoing by the Indemnified Party and (C) provides in customary form, an unconditional release of, or dismissal with prejudice of, all claims against any Indemnified Party potentially affected by such Third-Party Claim.

9.6.	Treatment of Indemnification Payments.

Any indemnification payments made pursuant to this Agreement shall be treated for Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable Law.

ARTICLE X.
TERMINATION

10.1.	Termination Events.

Without prejudice to other remedies which may be available to the Parties by Law or this Agreement, this Agreement may be terminated and the transactions contemplated herein may be abandoned:

(a)            by mutual written consent of the Parties;

(b)         after March 31, 2025 (the “Outside Date”), by any Party by delivery of a written notice to the other Party in accordance with Section 11.1 if the Closing shall not have been consummated on or prior to 5:00 pm Eastern Time on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any Party whose failure or whose Affiliate’s failure to perform any of its representations, warranties, covenants or other obligations under this Agreement has been the primary cause of, or otherwise primarily resulted in, the failure of the Closing to occur on or prior to such date;

47

(c)           by any Party, if a final, non-appealable order, decree or ruling enjoining or otherwise prohibiting consummation of the Purchase has been issued by any Governmental Authority (unless such order, decree or ruling has been withdrawn, reversed or otherwise made inapplicable) or any Law has been enacted that would make the Purchase illegal;

(d)            by Seller (by delivery of a written notice to Purchaser in accordance with Section 11.1(b)) if (i) Seller is not in breach of any of its representations, warranties, covenants or other obligations hereunder that renders or would render the conditions set forth in Sections 7.2(a) or 7.2(b) incapable of being satisfied on the Outside Date and (ii) Purchaser is in breach of any of its representations, warranties, covenants or other obligations hereunder that renders or would render the conditions set forth in Sections 7.3(a) or 7.3(b) incapable of being satisfied on the Outside Date, and such breach is either (A) not capable of being cured prior to the Outside Date or (B) if curable, is not cured within the earlier of (x) twenty (20) Business Days after the giving of written notice by Seller to Purchaser and (y) three (3) Business Days prior to the Outside Date; or

(e)            by Purchaser (by delivery of a written notice to Seller in accordance with Section 11.1(a)) if (i) Purchaser is not in breach of any of its representations, warranties, covenants or other obligations hereunder that renders or would render the conditions set forth in Sections 7.3(a) or 7.3(b) incapable of being satisfied on the Outside Date and (ii) Seller is in breach of any of its representations, warranties, covenants or other obligations hereunder that renders or would render the conditions set forth in Sections 7.2(a) or 7.2(b) incapable of being satisfied on the Outside Date, and such breach is either (A) not capable of being cured prior to the Outside Date or (B) if curable, is not cured within the earlier of (x) twenty (20) Business Days after the giving of written notice by Purchaser to Seller and (y) three (3) Business Days prior to the Outside Date.

10.2.	Termination Procedures.

If any Party wishes to terminate this Agreement pursuant to Section 10.1, such Party will deliver to the other Party a written termination notification in accordance with Section 11.1 stating that such Party is terminating this Agreement and setting forth a brief statement of the basis on which such Party is terminating this Agreement.

10.3.	Effect of Termination.

In the event of any termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become wholly void and of no further force and effect, all further obligations of the Parties under this Agreement shall terminate and there shall be no liability on the part of any Party (or any Affiliate or Representative of such Party) to any other Party (or such other Persons), except that the provisions of Section 6.4 and ARTICLE XI of this Agreement shall remain in full force and effect and the Parties shall remain bound by and continue to be subject to the provisions thereof. Notwithstanding the foregoing, the provisions of this Section 10.3 shall not relieve either Party of any liability for Fraud.

10.4.	Breakup Fee.

(a)            If this Agreement is terminated by Purchaser other than pursuant to Section 10.1, then in such event Purchaser shall pay to Seller the Breakup Fee by releasing the Breakup Fee from the Escrow Account.

48

(b)          Notwithstanding anything to the contrary in this Agreement, if the Breakup Fee shall become due and payable in accordance with this Section 10.4, then except in the case of a termination arising from Purchaser’s Fraud, the Breakup Fee shall be the sole and exclusive remedy of Seller against Purchaser from and after such termination and upon payment of the Breakup Fee in full pursuant to and in accordance with this Section 10.4, Purchaser shall have no further Liability of any kind for any reason in connection with this Agreement or the termination contemplated hereby other than as set forth in this Section 10.4. Each of the Parties acknowledges that the Breakup Fee is not intended to be a penalty but rather is liquidated damages in a reasonable amount that will compensate Seller in the circumstances in which such Breakup Fee is due and payable, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. In no event shall Seller be entitled to payment of the Breakup Fee on more than one occasion.

(c)            Each of Purchaser and Seller acknowledges that the agreements contained in this Section are an integral part of the transactions contemplated hereby, and that, without these agreements, Purchaser and Seller would not enter into this Agreement.

ARTICLE XI.
MISCELLANEOUS

11.1.	Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), (b) when sent by e-mail (with written confirmation of receipt) or (c) one (1) Business Day following the day sent by a nationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses (or to such other address as a Party may have specified by written notice given to the other Party pursuant to this provision):

(a)            If to Seller:

CompuSystems, Inc.

2601 Navistar Drive

Lisle, IL 60532

Attention:    Mark LoGiurato

Email:          mark.logiurato@csireg.com

with a copy (which shall not constitute notice) to:

Tomlinson & Shapiro, P.C.

5440 N. Cumberland Avenue, Suite 111

Chicago, IL 60656

Attention:    Michael P. Tomlinson

Email:          mpt@tomlinsonshapiro.com

49

(b)            If to Purchaser:

WiSA Technologies, Inc.

15268 NW Greenbrier Pkwy

Beaverton, OR 97006

Attention:     Brett Moyer

Email:           bmoyer@wisatechnologies.com

with a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP
1251 Avenue of Americas
New York, NY 10020
Attention:     David Danovitch
Email:            ddanovitch@sullivanlaw.com

11.2.	Bulk Transfers.

The Parties waive, to the fullest extent permitted by Law, compliance with the provisions of all applicable Laws, including Article 6 of the Uniform Commercial Code, relating to bulk transfers of any jurisdiction in connection with the transfer of the Transferred Assets.

11.3.	Severability.

If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement and the application of such provision to other persons or circumstances other than those which it is determined to be illegal, void or unenforceable, shall not be impaired or otherwise affected and shall remain in full force and effect to the fullest extent permitted by applicable Law, and Seller and Purchaser shall negotiate in good faith to replace such illegal, void or unenforceable provision with a provision that corresponds as closely as possible to the intentions of the Parties as expressed by such illegal, void or unenforceable provision.

11.4.	Further Assurances; Further Cooperation.

Subject to the terms and conditions hereof (including Section 6.3), each of the Parties agrees to use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, all documents and to take, or cause to be taken, all actions that may be reasonably necessary or appropriate to effectuate the provisions of this Agreement, provided that all such actions are in accordance with applicable Law. From time to time, whether at or after the Closing, Seller will execute and deliver such further instruments of conveyance, transfer and assignment and take such other action, at Purchaser’s sole expense, as Purchaser may reasonably require to more effectively convey and transfer to Purchaser any of the Transferred Assets, and Purchaser will execute and deliver such further instruments and take such other action, at Seller’s sole expense, as Seller may reasonably require to more effectively assume the Transferred Liabilities.

11.5.	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Copies of executed counterparts transmitted by electronic signature (including by means of e-mail in .pdf format) shall be considered original executed counterparts for purposes of this Section 11.5.

11.6.	Expenses.

Except as otherwise expressly provided herein, whether or not the Closing occurs, Seller and Purchaser shall each pay their respective expenses incurred in connection with the negotiation and execution of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

50

11.7.	Assignment; Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective permitted successors, legal representative and permitted assigns; provided, however, that no Party to this Agreement may directly or indirectly assign any or all of its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of the other Party to this Agreement. No assignment by a Party of any obligations hereunder shall relieve such Party of any such obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and permitted assigns.

11.8.	Amendment; Waiver.

This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by both Seller and Purchaser. No waiver by either Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including any investigation by or on behalf of any Party, or a failure or delay by any Party in exercising any power, right or privilege under this Agreement shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants, or agreements contained herein, and in any documents delivered or to be delivered pursuant to this Agreement and in connection with the Closing hereunder. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. Seller and Purchaser may, at any time prior to the Closing, (a) extend the time for the performance of the obligations or acts of the Parties hereto, (b) waive any inaccuracies in the representations and warranties (of the other Party hereto) that are contained in this Agreement or (c) waive compliance by the other Party hereto with any of the agreements or conditions contained in this Agreement.

11.9.	Remedies.

(a)            Except as set forth in Section 10.4, the Parties acknowledge and agree that irreparable damage would occur and that the Parties may not have any adequate remedy at Law in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or any such breach. Accordingly, except as set forth in Section 10.4, the Parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by Seller or Purchaser of any of their respective covenants or obligations set forth in this Agreement, each of Purchaser and Seller, respectively, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by such other Party (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other (as applicable) under this Agreement, without proof of actual damages or inadequacy of legal remedy and without bond or other security being required. The pursuit of specific enforcement or other equitable remedies by any Party will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy (whether at Law or in equity) to which such Party may be entitled at any time.

(b)            Subject to Section 11.9(a), the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud in connection with the transactions contemplated by this Agreement) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in ARTICLE IX. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other Party and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in ARTICLE IX.

51

(c)            Each of Seller and Purchaser hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by Seller or Purchaser, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of Seller or Purchaser, as applicable, under this Agreement. The Parties hereto further acknowledge and agree that (i) by seeking the remedies provided for in this Section 11.9, a Party shall not in any respect waive its right to seek at any time any other form or amount of relief that may be available to a Party under this Agreement (including monetary damages) and (ii) nothing set forth in this Section 11.9 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 11.9 prior or as a condition to exercising any termination right under ARTICLE X (and pursuing damages after such termination (subject to the terms of this Agreement)), nor shall the commencement of any Proceeding pursuant to this Section 11.9 or anything set forth in this Section 11.9 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of ARTICLE X or pursue any other remedies under this Agreement or otherwise that may be available then or thereafter. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each Party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

11.10.	Third Parties; No Benefit to Third Parties.

This Agreement does not create any rights, claims or benefits inuring to any Person that is not a Party nor create or establish any third-party beneficiary hereto (including with respect to any Business employee); provided, however, that, notwithstanding the foregoing, (a) Purchaser Indemnified Persons and Seller Indemnified Persons are intended third-party beneficiaries of, and may enforce, ARTICLE IX and (b) the Nonparty Affiliates are intended third-party beneficiaries of, and may enforce, Section 11.15.

11.11.	Governing Law.

This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

11.12.	Dispute Resolution; Waiver of Jury Trial.

(a)            The Parties hereto agree that any and all disputes, claims or controversies arising out of or relating to this Agreement, including the performance, breach, termination, interpretation, existence or validity thereof (“Disputes”), and the scope or applicability of this Section 11.12, including but not limited to the arbitrability of any and all Disputes, shall be fully and finally resolved by binding arbitration administered by Judicial Arbitration and Mediation Services or its successor organization (“JAMS”) according to the applicable JAMS arbitration rules in effect as of the date when such claim is commenced (i.e., either the Comprehensive Arbitration Rules for claims exceeding $250,000, or the Streamlined Arbitration Rules for claims not exceeding $250,000). The seat of the arbitration shall be New York City, New York.

52

(b)            The tribunal shall consist of one (1) arbitrator, selected by the following procedure: either: (i) Purchaser and Seller shall mutually select an arbitrator; or (ii) if the Parties hereto cannot agree on such arbitrator, then (A) within fourteen (14) days of the filing of the notice of arbitration, each of Purchaser and Seller shall select and simultaneously exchange the names of five (5) arbitrators, and (B) within seven (7) calendar days of the exchange of the names, each of Purchaser and Seller may strike two (2) names and shall rank the remaining candidates in order of preference. The remaining candidate with the highest composite ranking shall be appointed the arbitrator to solely preside over the arbitration.

(c)            Each party hereto shall bear its own attorneys’ fees and related costs in the arbitration. The arbitrator shall have no authority to issue an award of attorneys’ fees or costs against any party hereto. The arbitrator shall have no authority to award punitive, special, exemplary, multiplier or consequential damages, and such damages shall not be recoverable by any other process or in any other proceeding. If any party hereto refuses to perform any or all of its obligations under the final arbitration award within thirty (30) days of such award being rendered, then the other Party hereto may confirm or enforce the final award in any court of competent jurisdiction sitting in New York City, New York.

(d)            Unless disclosure is required by law or judicial decision, the Parties hereto agree to maintain the confidential nature of all aspects of any Dispute or arbitration (including the existence of the Dispute, all arbitral proceedings to resolve the Dispute, all documents and information exchanged in such proceedings, and any arbitral award (interim, final, or otherwise)) except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a judicial challenge to a final award or its enforcement. A Party hereto shall not apply for recognition and/or enforcement of the final award in any court unless the other Party hereto has refused to perform any or all of its obligations under a final award after thirty (30) days of receipt of such final award. If a Party hereto is required to resort to a court to enforce any or all of its rights under a final award, that Party shall be entitled to recover its attorneys’ fees and costs incurred in any such successful enforcement proceedings.

(e)            THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY CLAIM, ACTION, SUIT, INVESTIGATION OR PROCEEDING OF ANY KIND OR NATURE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL OR EQUITABLE THEORY. EACH PARTY HERETO (I) CERTIFIES THAT NO ADVISOR OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER, AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

53

11.13.	Disclosure Schedules.

The Disclosure Schedules are hereby incorporated and made a part hereof and is an integral part of this Agreement. The Disclosure Schedules have been arranged, for purposes of convenience only, as separate parts corresponding to the sections of ARTICLE IV of this Agreement. The representations and warranties contained in ARTICLE IV of this Agreement are subject to (a) the exceptions and disclosures set forth in the sections of the Disclosure Schedules corresponding to the particular section of ARTICLE IV in which such representation and warranty appears and are a part of this Agreement as if fully set forth herein, (b) any exceptions or disclosures explicitly cross referenced in such section of the Disclosure Schedules by reference to another section of the Disclosure Schedules and (c) any exception or disclosure set forth in any other section of the Disclosure Schedules to the extent it is reasonably apparent on the face of such disclosure that such exception or disclosure is intended to qualify another section of the Disclosure Schedules. Nothing contained in the Disclosure Schedules should be construed as an admission of liability or responsibility of any Party to any third party in connection with any pending or threatened Proceeding or otherwise. Disclosures in the Disclosure Schedule shall not establish a standard of materiality for any purpose whatsoever. Any capitalized terms used in the Disclosure Schedules but not otherwise defined therein shall be defined as set forth in this Agreement.

11.14.	Entire Agreement.

This Agreement, the other Transaction Documents, the Confidentiality Agreement, the Disclosure Schedules and the exhibits hereto and any other agreements between Purchaser and Seller entered into on the date hereof set forth the entire understanding of the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the Parties or their respective Subsidiaries other than those set forth or referred to herein or therein. In the event of any inconsistency between the provisions of this Agreement and any other Transaction Document, the provisions of this Agreement shall prevail.

11.15.	Non-Recourse.

Except as expressly set forth in the other Transaction Documents or the Confidentiality Agreement, all claims, obligations, liabilities, or causes of action (whether in contract or in tort, at law or in equity, granted by statute or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as parties in the preamble to this Agreement (the “Contracting Parties”). No Person who is not a Contracting Party, including any current, former or future equityholder, incorporator, controlling person, general or limited partner, member, Affiliate, or assignee or Representative of, and any financial advisor or lender to, any Contracting Party, or any current, former or future equityholder, incorporator, controlling person, general or limited partner, Affiliate, or assignee or Representative of, and any financial advisor or lender to, any of the foregoing or any of their respective successors, predecessors or assigns (or any successors, predecessors or assigns of the foregoing) (collectively, the “Nonparty Affiliates”), shall have any Liability (whether in contract or in tort, at law or in equity, granted by statute or otherwise) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach (other than as expressly set forth in the other Transaction Documents or the Confidentiality Agreement), and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such Liabilities, claims, causes of action, and obligations arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach (other than as expressly set forth in the other Transaction Documents or the Confidentiality Agreement) against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, except to the extent otherwise expressly set forth in the other Transaction Documents or the Confidentiality Agreement, (i) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available, whether in contract or in tort, at law or in equity, granted by statute or otherwise, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise, in each case, arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach and (ii) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

54

11.16.	Waiver and Release of Claims.

(a)            Subject to Section 11.16(a), in consideration of the covenants, agreements and undertaking each Party is entitled under the Agreement, effective as of the Closing, Seller and Purchaser, respectively, on behalf of itself and each of its Affiliates, and its and their respective Representatives and successors and assigns, and each of their respective Affiliates, past and present direct and indirect equityholders, parents, subsidiaries, principals, directors, managers, partners, general partners, limited partners, officers, employees, trustees, joint ventures, predecessors, successors, assigns, beneficiaries, heirs, executors, personal or legal representatives, insurers, attorneys, agents and representatives in their capacities as such (“Releasing Parties”) hereby irrevocably and unconditionally releases, acquits and forever discharges Purchaser and Seller, respectively, and each of its Affiliates, and their respective past and present successors, predecessors, assigns, employees, agents, partners, members, Subsidiaries, equityholders, parent companies, controlling persons, other Affiliates (corporate or otherwise) and legal representatives, including their respective past and present officers and directors, solely in their capacities as such, and any past and present successors, predecessors, assigns, employees, agents, partners, members, Subsidiaries, equityholders, parent companies, controlling persons, other Affiliates (corporate or otherwise) and legal representatives, including past and present officers and directors, solely in their capacity as such, of any of the foregoing (together, the “Released Parties”), from any and all claims, actions, causes of actions, Proceedings, Liens, Liabilities, Losses, suits, counterclaims, offsets, setoffs, of every kind, in connection with the transactions arising up to and including the Closing, whether in law, equity or otherwise, known or unknown, suspected or unsuspected (including any fiduciary duty claims against the Released Parties) that any Releasing Party now has, has had or could have asserted against any of the Released Parties prior to the Closing or on account of or arising out of any matter occurring on or prior to the Closing, including any rights to indemnification or reimbursement from any of the Released Parties (collectively, the “Released Claims”).

(b)            Notwithstanding the foregoing in this Section 11.16, the Released Claims shall not include, and nothing contained in this Agreement shall affect a Releasing Party’s rights pursuant to the terms of any Transaction Document. Each such Releasing Party hereby irrevocably agrees to refrain from, directly or indirectly, asserting any claim or demand or any Proceeding against any Released Party based upon any Released Claim.

11.17.	No Joint Venture.

Nothing in this Agreement creates a joint venture or partnership between the Parties. This Agreement does not authorize any Party (a) to bind or commit, or to act as an agent, employee or legal Representative of, another Party, except as may be specifically set forth in other provisions of this Agreement, or (b) to have the power to control the activities and operations of another Party. Each Party agrees not to hold itself out as having any authority or relationship contrary to this Section 11.17.

55

11.18.	Section Headings; Table of Contents.

The Section headings contained in this Agreement and the Table of Contents to this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

11.19.	Fulfillment of Obligations.

Any obligation of any Party to any other Party under this Agreement or any of the Transaction Documents, which obligation is performed, satisfied, or fulfilled completely by an Affiliate of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

[signature page follows]

56

IN WITNESS WHEREOF, the Parties have caused this Asset Purchase Agreement to be duly executed as of the date first above written.

WISA TECHNOLOGIES, INC.

By:	/s/ Brett Moyer
Name: Brett Moyer
Title: Chief Executive Officer

COMPUSYSTEMS, INC.

By:	/s/ Mark LoGiurato
Name: Mark LoGiurato
Title: Chief Executive Officer

57

AMENDMENT TO

ASSET PURCHASE AGREEMENT

This Amendment to Asset Purchase Agreement (this “Amendment”) is made and entered into as of December 30, 2024, by and between WiSA Technologies, Inc., a Delaware corporation (together with its successors, “Purchaser”), and CompuSystems, Inc., an Illinois corporation (“Seller”). Capitalized terms used herein without definition shall have the same definition ascribed thereto in the Purchase Agreement (as defined below).

WHEREAS, the Asset Purchase Agreement was made and entered into as of December 19, 2024, by and among Purchaser and Seller (the “Purchase Agreement”), pursuant to which the Company has agreed to purchase, assume and accept from Seller all of the rights, title and interests in, to and under the assets and interests used in the Acquired Business, and products and services solely to the extent they utilize the Transferred Assets, including Seller’s customer contracts, trademarks, and other intellectual property;

WHEREAS, Section 11.8 of the Purchase Agreement provides that the Purchase Agreement may be amended, supplemented or otherwise modified by a written instrument executed by both Seller and Purchaser; and

WHEREAS, Purchaser and Seller desire to amend the Purchase Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.              Amendment to “Breakup Fee” Definition. The definition of “Breakup Fee” shall be amended in its entirety to read as follows:

 “Breakup Fee” shall mean an amount in cash equal to $1,000,000, paid into the Escrow Account by January 10, 2025.

2.              Amendment to Section 6.21. Section 6.21 of the Purchase Agreement shall be amended in its entirety to read as follows:

Purchaser shall use commercially reasonable efforts to cause the majority of the stockholders of Purchaser to execute the Voting Agreement by January 10, 2025.

3.              No Other Modification. Except as specifically amended by the terms of this Amendment, all terms and conditions set forth in the Purchase Agreement shall remain in full force and effect, as applicable.

4.              Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any rule or principle that might refer the governance or construction of this Amendment to the Laws of another jurisdiction.

5.              Entire Agreement. This Amendment contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained therein and may not be contradicted by evidence of any alleged oral agreement.

6.              Further Assurances. Each party to this Amendment agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Amendment.

7.              Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument. Facsimile, .pdf and other electronic execution and delivery of this consent is legal, valid and binding for all purposes.

58

8.              Headings. The descriptive headings of the various provisions of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[Remainder of Page Intentionally Left Blank]

59

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective for all purposes as of the date first above written.

WISA TECHNOLOGIES, INC.

By:	/s/ Brett Moyer
Name: Brett Moyer
Title: Chief Executive Officer

COMPUSYSTEMS, INC.

By:	/s/ Mark LoGiurato
Name: Mark LoGiurato
Title: Chief Executive Officer

60

SECOND AMENDMENT TO

ASSET PURCHASE AGREEMENT

This Second Amendment to Asset Purchase Agreement (this “Second Amendment”) is made and entered into as of February 25, 2025, by and between Datavault AI Inc. (f/k/a WiSA Technologies, Inc.), a Delaware corporation (together with its successors, “Purchaser”), and CompuSystems, Inc., an Illinois corporation (“Seller”). Capitalized terms used herein without definition shall have the same definition ascribed thereto in the Purchase Agreement (as defined below).

WHEREAS, the Asset Purchase Agreement was made and entered into as of December 19, 2024, and amended as of December 30, 2024, by and among Purchaser and Seller (the “Purchase Agreement”), pursuant to which the Company has agreed to purchase, assume and accept from Seller all of the rights, title and interests in, to and under the assets and interests used in the Acquired Business, and products and services solely to the extent they utilize the Transferred Assets, including Seller’s customer contracts, trademarks, and other intellectual property;

WHEREAS, Section 11.8 of the Purchase Agreement provides that the Purchase Agreement may be amended, supplemented or otherwise modified by a written instrument executed by both Seller and Purchaser; and

WHEREAS, Purchaser and Seller desire to amend the Purchase Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises contained in this Second Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.              Amendment to Section 1.1. The following definitions shall be added to Section 1.1:

“Initial Convertible Note” shall mean a convertible promissory note in the principal amount of $5,000,000 by Purchaser to Seller on terms substantially similar the First Convertible Note and Second Convertible Note and with an interest rate of ten percent (10%) per annum and a maturity date by which the principal balance and all accrued interest under the promissory note has to be paid in full of no later than two years after the Closing Date, provided, however that if said promissory note has not been satisfied in full within three (3) months after the Closing Date, then at Seller’s option, it shall be convertible to common stock of the Purchaser in increments of $500,000, at a price of $1.14 per share. After the Initial Capital (as defined below) is raised, the principal amount and all accrued interest under the Initial Convertible Note shall be paid in full, without penalty, within three (3) Business Days after Purchaser raises an additional amount of capital totaling at least $15,000,000 (“Additional Capital”). Purchaser shall use commercially reasonable efforts to raise the Additional Capital amount as soon as practicable.

“Cost Reimbursement” shall mean the sum of five hundred thousand dollars ($500,000) to be paid by Purchaser to Seller at the Closing as reimbursement of certain audit, review, reporting, legal, and other closing costs and expenses Seller has incurred and will incur associated with the Closing, its timing, and the actions contemplated thereby.

2.              Amendment to Section 3.1. Section 3.1 of the Purchase Agreement shall be amended in its entirety to read as follows:

(a)            On the terms and subject to the conditions set forth herein, the consideration payable in respect of the sale, assignment and delivery of the Transferred Assets shall consist of: (i) the Exclusivity Payment Fee, (ii) the Breakup Fee, (iii) an amount in cash equal to $5,000,000 (the “Closing Cash Consideration”), (iv) 10,600,000 validly issued, fully paid and nonassessable shares of restricted Common Stock(the “Closing Stock Consideration”), (v) $5,000,000 payable in the form of the Initial Convertible Note; (vi) $5,000,000 payable in the form of the First Convertible Note by Purchaser to Seller, (vii) $5,000,000 payable in the form of the Second Convertible Note by Purchaser to Seller, and (viii) the assumption of the Transferred Liabilities, which clauses (i) through (viii) above, collectively, shall comprise the total consideration to be paid for the Transferred Assets (collectively, the “Purchase Price”). The Parties acknowledge that Purchaser will not be assuming any Excluded Liabilities and that Seller will remain responsible for all Excluded Liabilities.

(b)            At the Closing, Purchaser shall:

(i)	deliver an amount in cash to Seller equal to the Closing Cash Consideration;

(ii)	issue to Seller an aggregate amount of shares of Common Stock equal to the Closing Stock Consideration;

(iii)	issue to the Seller the Initial Convertible Note; and

(iv)	issue to Seller the First Convertible Note and the Second Convertible Note.

3.              Amendment to Section 6.15. Section 6.15 of the Purchase Agreement shall be amended in its entirety to read as follows:

Purchaser shall obtain the prior written consent of the requisite stockholders (the “Stockholder Consent”) to obtain the Purchase Stockholder Approval, and inform the stockholders of the Company of the receipt of the Stockholder Consent by preparing and filing with the U.S. Securities and Exchange Commission, within two (2) Business Days after Purchaser files its Annual Report on Form 10-K, an information statement with respect thereto. In the event Purchaser is unable to obtain such prior written consent, then Purchaser shall establish a record date for a special general meeting of its stockholders (the “Purchaser Stockholders Meeting”) for the purpose of seeking the Purchaser Stockholder Approval, which record date shall be as promptly as possible following the date hereof, and (A) duly convene and give notice of the Purchaser Stockholders Meeting as promptly as practicable, and mail a proxy statement (such proxy statement and any amendment thereof or supplement thereto, the “Proxy Statement”) to the stockholders of Purchaser, which Proxy Statement shall be filed within 20 Business Days from the Closing, and (B) hold the Purchaser Stockholders Meeting, and use commercially reasonable efforts to solicit the Purchaser Stockholder Approval. Purchaser may postpone, recess or adjourn the Purchaser Stockholders Meeting (i) with the consent of the Seller, (ii) to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholder of Purchaser within a reasonable amount of time in advance of the Purchaser Stockholders Meeting, (iii) if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum or to obtain the Purchaser Stockholder Approval, to allow reasonable additional time for solicitation of proxies for purposes of obtaining a quorum or the Purchaser Stockholder Approval, as applicable, or (iv) as may be required by applicable Law or the charter documents of Purchaser.

4.              Amendment to Section 6.19. Section 6.19 of the Purchase Agreement shall be amended in its entirety to read as follows:

Seller closed an asset purchase with EventsPass Inc., a Delaware corporation (“EventsPass”) on terms as set forth in the Asset Purchase Agreement provided to Purchaser on February 16, 2025 (the “EventsPass APA”). For purposes of clarity, upon Closing, the assets and rights acquired by Seller pursuant to the EventsPass APA shall be Transferred Assets under this Agreement and the Assumed Liabilities under the EventsPass APA shall be Transferred Liabilities under this Agreement, including without limitation, Seller’s liabilities and obligations under the EventsPass APA with respect to (a) any payments required as part of the Earnout (as defined in Section 3.1(d) of the EventsPass APA) and (b) the obligations of Seller pursuant to Section 10.7 of the EventPass APA relating to the sale of the EventsPass “Intellectual Property” as a standalone asset during the “Earnout Period” (as those terms are defined in the EventsPass APA).

5.             Amendment to Section 7.2(n). Section 7.2(n) of the Purchase Agreement shall be amended in its entirety to read as follows:

Financing. Purchaser shall have closed an offering or financings by no later than March 31, 2025 resulting in aggregate gross proceeds to Purchaser of at least $15,000,000, from one or more investors and/or financial institutions (the “Initial Capital”).

6.             Amendment to Section 8.2. Section 8.2 shall be amended in its entirety to read as follows:

At the Closing, Purchaser shall (i) deliver to Seller the Purchase Price as set forth in Section 3.1(b), (ii) deliver to Seller the Cost Reimbursement, and (iii) deliver to Seller the following in such form and substance as are reasonably acceptable to Seller:

(a)	an executed copy of a Bill of Sale, Assignment and Assumption Agreement, in a form to be mutually agreed between the Parties, reflecting the assignment of the Transferred Assets and assumption of the Transferred Liabilities (the “Bill of Sale, Assignment and Assumption Agreement”);

(b)	the documents described in Section 7.3;

(c)	transfer agent instructions (i) to issue stock certificate(s) evidencing the Closing Stock Consideration being issued to Seller and (ii) to register in its books and records the number of the shares issued and transferred by Purchaser hereunder; and

(d)	such other documents and instruments (if any) as counsel for Purchaser and Seller mutually agree to be reasonably necessary to consummate the transactions described herein.

7.             Amendment to Section 10.1(b). Section 10.1(b) of the Purchase Agreement shall be amended in its entirety to read as follows:

after April 30, 2025 (the “Outside Date”), by any Party by delivery of a written notice to the other Party in accordance with Section 11.1 if the Closing shall not have been consummated on or prior to 5:00 pm Eastern Time on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any Party whose failure or whose Affiliate’s failure to perform any of its representations, warranties, covenants or other obligations under this Agreement has been the primary cause of, or otherwise primarily resulted in, the failure of the Closing to occur on or prior to such date;

8.             Deletion of Section 10.4(b). Section 10.4 of the Purchase Agreement is deleted in its entirety.

9.             Amendment to Exhibit B. For the avoidance of any doubt, Exhibit B to the Purchase Agreement (Excluded Assets) is clarified by adding the following language to reflect that item “(l)” was and is an Excluded Asset:

(l) any and all technology, software, source code, intellectual property, functionality, deliverables, products, and work product of any kind provided by A4Safe, Inc. to Seller or developed by A4Safe, Inc. for Seller (“A4Safe-Related Items”), as well as any rights of Seller in or to such A4Safe-Related Items.

10.           Consideration. In consideration of Seller agreeing to the terms of this Second Amendment, Purchaser shall (a) pay Seller the Cost Reimbursement at the Closing and (b) upon signing this Second Amendment, instruct the Escrow Agent to release the Breakup Fee of one million dollars ($1,000,000) from the Escrow Account and pay it to Seller within three (3) Business Days of the execution of this Second Amendment.

11.           No Other Modification. Except as specifically amended by the terms of this Second Amendment, all terms and conditions set forth in the Purchase Agreement shall remain in full force and effect, as applicable.

12.           Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any rule or principle that might refer the governance or construction of this Amendment to the Laws of another jurisdiction.

13.           Entire Agreement. This Second Amendment contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained therein and may not be contradicted by evidence of any alleged oral agreement.

14.            Further Assurances. Each party to this Second Amendment agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Second Amendment.

15.            Counterparts. This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument. Facsimile, .pdf and other electronic execution and delivery of this consent is legal, valid and binding for all purposes.

16.            Headings. The descriptive headings of the various provisions of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective for all purposes as of the date first above written.

DATAVAULT AI INC.

By:	/s/ Nathaniel Bradley
Name: Nathaniel Bradley
Title: Chief Executive Officer

COMPUSYSTEMS, INC.

By:	/s/ Mark LoGiurato
Name: Mark LoGiurato
Title: Chief Executive Officer

THIRD AMENDMENT TO

ASSET PURCHASE AGREEMENT

This Third Amendment to Asset Purchase Agreement (this “Third Amendment”) is made and entered into as of March 31, 2025, by and between Datavault AI Inc. (f/k/a WiSA Technologies, Inc.), a Delaware corporation (together with its successors, “Purchaser”), and CompuSystems, Inc., a Texas corporation (“Seller”). Capitalized terms used herein without definition shall have the same definition ascribed thereto in the Purchase Agreement (as defined below).

WHEREAS, the Asset Purchase Agreement was made and entered into as of December 19, 2024, and amended as of December 30, 2024, and further amended as of February 25, 2025, by and among Purchaser and Seller (the “Purchase Agreement”), pursuant to which the Company has agreed to purchase, assume and accept from Seller all of the rights, title and interests in, to and under the assets and interests used in the Acquired Business, and products and services solely to the extent they utilize the Transferred Assets, including Seller’s customer contracts, trademarks, and other intellectual property;

WHEREAS, Section 11.8 of the Purchase Agreement provides that the Purchase Agreement may be amended, supplemented or otherwise modified by a written instrument executed by both Seller and Purchaser; and

WHEREAS, Purchaser and Seller desire to amend the Purchase Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises contained in this Second Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.             Amendment to Section 6.15. Section 6.15 of the Purchase Agreement shall be amended in its entirety to read as follows:

Purchaser shall obtain the prior written consent of the requisite stockholders (the “Stockholder Consent”) to obtain the Purchase Stockholder Approval, and inform the stockholders of the Company of the receipt of the Stockholder Consent by preparing and filing with the U.S. Securities and Exchange Commission, within fifteen (15) Business Days after Purchaser files its Annual Report on Form 10-K, an information statement with respect thereto. In the event Purchaser is unable to obtain such prior written consent, then Purchaser shall establish a record date for a special general meeting of its stockholders (the “Purchaser Stockholders Meeting”) for the purpose of seeking the Purchaser Stockholder Approval, which record date shall be as promptly as possible following the date hereof, and (A) duly convene and give notice of the Purchaser Stockholders Meeting as promptly as practicable, and mail a proxy statement (such proxy statement and any amendment thereof or supplement thereto, the “Proxy Statement”) to the stockholders of Purchaser, which Proxy Statement shall be filed within 20 Business Days from the Closing, and (B) hold the Purchaser Stockholders Meeting, and use commercially reasonable efforts to solicit the Purchaser Stockholder Approval. Purchaser may postpone, recess or adjourn the Purchaser Stockholders Meeting (i) with the consent of the Seller, (ii) to ensure that any required supplement or amendment to the Proxy Statement is provided to the stockholder of Purchaser within a reasonable amount of time in advance of the Purchaser Stockholders Meeting, (iii) if there are not sufficient affirmative votes in person or by proxy at such meeting to constitute a quorum or to obtain the Purchaser Stockholder Approval, to allow reasonable additional time for solicitation of proxies for purposes of obtaining a quorum or the Purchaser Stockholder Approval, as applicable, or (iv) as may be required by applicable Law or the charter documents of Purchaser.

2.             Amendment to Section 10.1(b). Section 10.1(b) of the Purchase Agreement shall be amended in its entirety to read as follows:

after May 15, 2025 (the “Outside Date”), by any Party by delivery of a written notice to the other Party in accordance with Section 11.1 if the Closing shall not have been consummated on or prior to 5:00 pm Eastern Time on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to any Party whose failure or whose Affiliate’s failure to perform any of its representations, warranties, covenants or other obligations under this Agreement has been the primary cause of, or otherwise primarily resulted in, the failure of the Closing to occur on or prior to such date;

3.             No Other Modification. Except as specifically amended by the terms of this Third Amendment, all terms and conditions set forth in the Purchase Agreement shall remain in full force and effect, as applicable.

4.             Governing Law. This Third Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any rule or principle that might refer the governance or construction of this Amendment to the Laws of another jurisdiction.

5.             Entire Agreement. This Third Amendment contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained therein and may not be contradicted by evidence of any alleged oral agreement.

6.             Further Assurances. Each party to this Second Amendment agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Second Amendment.

7.             Counterparts. This Third Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument. Facsimile, .pdf and other electronic execution and delivery of this consent is legal, valid and binding for all purposes.

8.             Headings. The descriptive headings of the various provisions of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to be effective for all purposes as of the date first above written.

DATAVAULT AI INC.

By:	/s/ Nathaniel Bradley
Name: Nathaniel Bradley
Title: Chief Executive Officer

COMPUSYSTEMS, INC.

By:	/s/ Mark LoGiurato
Name: Mark LoGiurato
Title: Chief Executive Officer

Appendix D

**CONFIDENTIAL**

Datavault AI Inc.

15268 NW Greenbrier Parkway

Beaverton, Oregon 97006

Members of the Datavault AI Inc. Board of Directors:

We understand that Datavault AI Inc., a Delaware corporation (“Purchaser”), entered into an Asset Purchase Agreement, dated December 19, 2024 (as amended on December 30, 2024, February 25, 2025, and March 31, 2025)(the “Agreement”), with CompuSystems, Inc., an Illinois corporation (“Seller”). Pursuant to the Agreement, Purchaser has agreed to purchase and assume from Seller, all of Seller’s right, title and interest in and to the Transferred Assets and the Transferred Liabilities of the Acquired Business. As provided in the Agreement, the purchase price for the Transferred Assets consists of: (i) the Exclusivity Payment Fee, (ii) the Breakup Fee, (iii) an amount in cash equal to $5,000,000, (iv) 10,600,000 validly issued, fully paid and nonassessable shares of restricted Common Stock, (v) $5,000,000 payable in the form of the Initial Convertible Note by Purchaser to Seller, (vi) $5,000,000 payable in the form of the First Convertible Note by Purchaser to Seller, (vii) $5,000,000 payable in the form of the Second Convertible Note by Purchaser to Seller, and (viii) the assumption of the Transferred Liabilities. The terms and conditions of the transactions set forth in the Agreement (the “Transactions”) are more fully set forth in the Agreement. Capitalized terms used herein have the respective meanings ascribed thereto in the Agreement unless otherwise defined herein.

You have requested our opinion as to the fairness to Purchaser, from a financial point of view, of the Purchase Price to be paid by Purchaser pursuant to the Agreement. At your direction, our analysis did not include an evaluation of the Transferred Liabilities to be assumed by Purchaser, and therefore we disclaim any opinion with respect thereto. Accordingly, as used herein, the term “Purchase Price” refers only to the consideration specified in clauses (i) through (vii) of the prior paragraph.

We have not been requested to opine as to, and our opinion does not in any manner address, Purchaser’s underlying business decision to proceed with or effect the Transactions.

In connection with our review of the Transactions, and in arriving at our opinion, we have among other things:

1.	Reviewed the Agreement;

2.	Reviewed and discussed with management of Purchaser and Seller the Acquired Business and the markets applicable to the Acquired Business;

3.	Discussed with management of Purchaser and Seller the historical and projected financials for the Acquired Business (the “Seller Projections”);

4.	Analyzed public information with respect to certain other companies in lines of business that we believe to be comparable to that of the Acquired Business, in whole or in part, including an analysis of current public market prices and resulting valuation statistics;

D-1

**CONFIDENTIAL**

5.	Reviewed the financial terms, to the extent publicly available, of certain other transactions involving the acquisition of companies we believe to be comparable to the Acquired Business, in whole or in part;

6.	Performed a discounted cash flow analysis of the Acquired Business on a standalone basis based on the Seller Projections; and

7.	Performed other research and analysis and considered such other factors as we deemed appropriate.

In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary and appropriate in arriving at our opinion.

In preparing our opinion, with your consent we have assumed and relied, without independent verification, upon the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by or for us by Purchaser and/or Seller. We have further assumed that management of neither Purchaser nor Seller is aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information discussed with and reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of Purchaser and Seller as to the expected future results of operations and financial condition of the Acquired Business and have not evaluated or otherwise tested such financial forecasts, estimates and other forward-looking information or the underlying assumptions. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We also express no opinion as to whether the Transferred Assets and Transferred Liabilities are sufficient to conduct the Acquired Business.

In connection with our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us. Our opinion does not address any legal, regulatory, tax or accounting issues.

We have relied upon and assumed, without independent verification, that (i) the representations and warranties set forth in the Agreement and all related documents and instruments that are referred to therein are true and correct, (ii)  all of the covenants and agreements required to be performed pursuant to the Agreement will fully and timely performed, (iii) the Transactions will be consummated pursuant to the terms of the Agreement without amendment of any term or condition thereof the effect of which would be in any way meaningful to our analysis, and (iv) all conditions to the consummation of the Transactions will be satisfied without waiver of any conditions or obligations thereunder the effect of which would be in any way meaningful to our analysis. Additionally, we have assumed that all the necessary regulatory approvals and third-party consents required for the consummation of the Transactions will be obtained in a manner that will not adversely affect Purchaser or the contemplated benefits of the Transactions to Purchaser.

In arriving at our opinion, we have not performed any appraisals or valuations of the Transferred Assets or the Transferred Liabilities (fixed, contingent, or other) of the Acquired Business, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of Seller or the Acquired Business under any state or federal law relating to bankruptcy, insolvency, or similar matters. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Seller or the Acquired Business is a party or may be subject, and at your direction of Purchaser and with your consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

D-2

**CONFIDENTIAL**

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price or range of prices at which shares of Common Stock may trade at any time after the date hereof including after the consummation of the Transactions. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

Consistent with applicable legal and regulatory requirements, Lake Street Capital Markets, LLC has adopted policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Purchaser and the Transactions that differ from the views of our investment banking personnel.

We, as a customary part of our investment banking business, engage in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and other valuations for estate, corporate, and other purposes.  We will receive a fee from Purchaser for providing this opinion which is not contingent upon the consummation of the Transactions. Further, Purchaser has agreed to reimburse our expenses and indemnify us against certain liabilities that may arise in relation to our engagement.  In the ordinary course of our business, we and our affiliates may actively trade securities of Purchaser for our own account or the account of our customers and, accordingly, we and our affiliates may at any time hold a long or short position in such securities. We were engaged by Purchaser in 2024 to provide a fairness opinion with respect to Purchaser’s acquisition of certain assets and liabilities of Data Vault Holdings Inc. for which we received a cash fee of $250,000 and $20,000 in expense reimbursement. Except as described above, we have not had a material relationship or received any payments from Purchaser, Seller or their respective affiliates during the past two years. In the future, we may seek to provide financial advisory and other investment banking services to Purchaser for which we would expect to receive compensation.

This opinion is furnished pursuant to our engagement letter dated March 6, 2025. This opinion is directed to the Board of Directors of Purchaser for its use in connection with its consideration of the Transactions and is not intended to and does not constitute a recommendation to the Board of Directors of Purchaser or to any stockholder of Purchaser as to how to vote with respect to the Transactions or to take any other action in connection with the Transactions or otherwise. This opinion was approved for issuance by the Lake Street Capital Markets, LLC Fairness Opinion Committee.

This opinion addresses only the fairness, from a financial point of view, to Purchaser of the Purchaser Price to be paid to Seller in connection with the Agreement and we express no opinions as to the fairness of any consideration paid in connection with the Agreement to the holders of any class of securities, creditors or other constituencies of Seller or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the Transactions, or class of such persons, relative to the Purchase Price or otherwise. Our opinion does not constitute a recommendation that Purchaser should complete the Transactions. We have not been requested to opine as to, and our opinion does not in any manner address the relative merits of the Transactions in comparison to any alternatives to the Transactions, Purchaser’s underlying decision to proceed with the Transactions, or any other aspect of the Transactions, or alternatives to the Transactions available to Purchaser.

D-3

**CONFIDENTIAL**

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion as of the date hereof that the Purchase Price to be paid by Purchaser to the Seller pursuant to the Agreement is fair, from a financial point of view, to Purchaser.

Sincerely,

Lake Street Capital Markets, LLC

D-4